SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
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[_]  Definitive Additional Materials

Pall Corporation
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Pall Corporation
2200 Northern Boulevard
East Hills, NY 11548

October 10, 2008

Dear Shareholder:

On behalf of the board of directors and management, it is my pleasure to invite you to attend the 2008 Annual Meeting of Shareholders of Pall Corporation on Wednesday, November 19, 2008 at 11:00 a.m., at the Long Island Marriott Hotel & Conference Center, 101 James Doolittle Boulevard, Uniondale, New York.

Details regarding admission to the meeting and information concerning the matters to be acted upon at the meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting agenda will include a discussion of the operations of our business and an opportunity for questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented at the meeting in accordance with your wishes. To ensure that, please either vote your shares through the internet, by telephone or by completing, signing and returning your proxy in the enclosed envelope as soon as possible.

On behalf of your board of directors, management and our employees, I thank you for your continued support and interest in Pall Corporation.

Very truly yours,

Eric Krasnoff
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF PALL CORPORATION

Date:	Wednesday, November 19, 2008

Time:	11:00 a.m., Eastern time

Place:	Long Island Marriott Hotel & Conference Center,
101 James Doolittle Boulevard
Uniondale, New York 11553

Purpose:	(1) Elect seven directors for a term expiring at the 2009 Annual Meeting of Shareholders;

(2) Ratify the appointment of KPMG LLP as independent registered public accounting firm for fiscal year 2009;

(3) Approve an amendment to the Pall Corporation Management Stock Purchase Plan increasing the number of shares of common stock available for purchase under the plan;

(4) Approve an amendment to the Pall Corporation 2005 Stock Compensation Plan increasing the number of shares of common stock available for distribution under the plan; and

(5) Conduct other business if properly raised.

Record Date:	September 30, 2008—Owners of common stock at the close of business on that date are entitled to receive notice of and to vote at the meeting.

Voting by Proxy:	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. As a registered shareholder, you may also vote electronically by telephone or over the internet by following the instructions included with your proxy card. If your shares are held in street name, you may have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker, bank or other nominee.

Admission to the Annual Meeting of Shareholders:	Either an admission ticket or proof of ownership of Pall Corporation stock, as well as a form of personal photo identification, must be presented in order to be admitted to the annual meeting. (See “Information About Admission to the Annual Meeting of Shareholders” in the proxy statement.)

Sandra Marino
Senior Vice President, General Counsel and
Corporate Secretary

October 10, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON NOVEMBER 19, 2008

Copies of the enclosed proxy statement for the 2008 Annual Meeting, the 2008 Summary Annual Report
and the Annual Report on Form 10-K for fiscal year 2008 are also available on the Company’s website at
www.pall.com/ar08.

PALL CORPORATION
2200 Northern Boulevard
East Hills, New York 11548

PROXY STATEMENT

     The enclosed proxy card is solicited by the board of directors (the “board”) of Pall Corporation, a New York corporation (the “Company”), for use at the annual meeting of shareholders to be held on Wednesday, November 19, 2008, at 11:00 a.m., Eastern time, at the Long Island Marriott Hotel & Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553, and at any adjournments thereof (the “meeting”). Either an admission ticket or proof of ownership of Company stock, as well as a form of personal photo identification, must be presented in order to be admitted to the meeting. (See “Information About Admission to the Annual Meeting of Shareholders.”)

     The proxy materials are being sent to shareholders beginning on or about October 10, 2008. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by the firm of Georgeson Inc., which has been retained for this purpose by the Company and will be paid a fee for its services not to exceed $10,000, plus reasonable out-of-pocket expenses estimated at $5,000.

VOTING

     Whether or not you plan to attend the meeting, we request that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope or use the telephone or the internet to grant your proxy and vote. Telephone and internet voting instructions are provided on the proxy card.

     If your shares are registered in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from the nominee. The availability of telephone and internet voting will depend on the nominee’s voting processes.

     The shares represented by your properly completed proxy card will be voted in accordance with your instructions. If you properly sign, date and deliver to us your proxy card but you mark no instructions on it, the shares represented by your proxy will be voted FOR the election as directors of the seven nominees proposed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. Alternatively, you can vote by telephone or the internet using the instructions set forth in the enclosed proxy card. Directors will be elected by a plurality of the votes properly cast by shareholders represented and entitled to vote at the meeting. The affirmative vote of the holders of a majority of the outstanding shares of common stock represented and entitled to vote at the meeting is necessary for approval of Proposal 2. Abstentions will have the effect of a vote against Proposal 2.

     Under the rules of the New York Stock Exchange (“NYSE”), the affirmative vote of a majority of the votes duly cast at the meeting on each of Proposal 3 and Proposal 4 is required for the approval of the proposed amendment to the Pall Corporation Management Stock Purchase Plan and the Pall Corporation 2005 Stock Compensation Plan, respectively, and the total “vote cast” on each of Proposal 3 and Proposal 4 must represent over 50% of all shares entitled to vote. Thus, a shareholder who does not vote will not affect the outcome of the vote on either Proposal 3 or Proposal 4 so long as over 50% of the outstanding shares of common stock are voted for each such Proposal. However, a vote to “abstain” will be counted as a “vote cast” for the purpose of determining whether more than 50% of the outstanding shares have been voted on either Proposal 3 or Proposal 4 and will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” the proposal.

     Under NYSE rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who have not furnished voting instructions. These are called “discretionary” items. In contrast, brokerage firms may not vote on certain other matters for which they have not received voting instructions from their clients. These are called “non-discretionary” items, and a lack of voting instructions for “non-discretionary” items results in so-called “broker non-votes.” The proposals to elect directors and to ratify the appointment of independent auditors are each considered a “discretionary” item. Proposals 3 and 4 are considered “non-discretionary” items. Broker non-votes will not count as “votes cast” on either Proposal 3 or Proposal 4 for purposes of determining whether 50% of the outstanding shares have been voted on either Proposal 3 or Proposal 4, but otherwise will not affect the outcome of the vote.

     The board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the internet will be voted in accordance with the judgment of the persons named as proxies.

     Shareholders have the right to revoke their proxies at any time before a vote is taken (1) by notifying the corporate secretary of the Company in writing at the Company’s address given above, (2) by executing a new proxy card bearing a later date or by voting by telephone or on the internet on a later date, provided the new proxy is received by Computershare Trust Company, N.A. (which will have representatives present at the meeting) by 12:01 a.m., Eastern time, on November 19, 2008, (3) by attending the meeting and voting in person or (4) by any other method available to shareholders by law.

     The close of business on September 30, 2008 has been fixed as the record date for the meeting, and only shareholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is common stock, par value $.10 per share (“common stock”). There were 118,635,627 shares of common stock outstanding and entitled to vote on the record date. Each shareholder is entitled to one vote for each share held. The holders of a majority of the shares issued and outstanding on the record date, present in person or represented by proxy received by mail, telephone or the internet, will constitute a quorum at the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The board unanimously recommends a vote
FOR the election of all the below nominees

     At the date of this proxy statement, the board consists of 11 members, 10 of whom are non-employee directors. In 2007, the Company amended its by-laws to provide that, beginning with the 2007 Annual Meeting of Shareholders, director nominees will be proposed for election to a term expiring at the next annual meeting. This by-law amendment does not affect the unexpired term of any director elected prior to the effective date of the amendment. Accordingly, at the meeting, seven directors are proposed for election for terms that will expire at the 2009 Annual Meeting of Shareholders. The remaining four directors will serve the remainder of their respective terms, which expire at the 2009 Annual Meeting of Shareholders as set forth below. The six directors nominated for reelection by the nominating/governance committee of the board are Cheryl W. Grisé, Ulric S. Haynes, Jr., Edwin W. Martin, Jr., Katharine L. Plourde, Heywood Shelley and Edward Travaglianti. The nominating/governance committee of the board is also nominating for election Ronald L. Hoffman who will replace John H. F. Haskell, whose term expires at the meeting. Mr. Haskell is not seeking reelection.

     Mr. Hoffman was brought to the attention of the nominating/governance committee as a candidate by a third-party search firm, Boardroom Consultants, which was retained by the committee to assist it in identifying and evaluating possible nominees for director. In the cases of Ulric S. Haynes, Jr., Edwin W. Martin, Jr. and Heywood Shelley, the board has exercised its discretionary authority under the corporate governance policy and waived the requirement under the policy concerning a director’s eligibility to be renominated for election to the board after reaching age 75.

     Directors will be elected by a plurality of the votes properly cast by shareholders represented and entitled to vote at the meeting. All nominees are expected to serve if elected, and each of them has consented to being named in the proxy statement and to serve if elected. All nominees other than Ronald L. Hoffman are current directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named as proxies in the form of proxy shall have the right to vote according to their judgment for another person instead of the unavailable nominee.

Information Regarding Directors and Nominees

     Set forth below is information with respect to the nominees and each other present director of the Company continuing in office after the meeting.

     Nominees for Election to the Board for a
Term Expiring at the 2009 Annual Meeting of Shareholders

     Cheryl W. Grisé, age 56, was executive vice president of Northeast Utilities, a public utility holding company, from December 2005 until her retirement in July 2007. Prior to that time, Ms. Grisé had served in various senior management positions at Northeast Utilities since 1998, including President-Utility Group and Chief Executive Officer of all Northeast Utilities operating subsidiaries. Ms. Grisé was a director of Dana Corporation until February 1, 2008 and currently serves on the board of MetLife, Inc. and Pulte Homes, Inc. She also serves as chairperson of the board of the University of Connecticut Foundation and as a member of the board of Kingswood-Oxford School. Ms. Grisé has been a director of the Company since August 2007.

     Ulric S. Haynes, Jr., age 77, was the U.S. Ambassador to Algeria from 1977 to 1981. He was executive dean for university international relations at Hofstra University, Hempstead, New York, from September 1996 until his retirement in 2003. Prior to September 1996, Mr. Haynes was dean of the Business School at Hofstra University. He serves as a director of the Council of American Ambassadors. He has been a director of the Company since 1994.

     Ronald L. Hoffman, age 60, has been chief executive officer since January 2005 and president since 2003 of Dover Corporation, a public company that manufactures industrial products. Since July 2003, Mr. Hoffman has also been a director of Dover Corporation. Mr. Hoffman began his career at Allis Chalmers. He joined Dover Corporation in 1996 when it acquired Tulsa Winch, an Oklahoma company of which he was then president and part owner. He served as president of Tulsa Winch until 2000 and as executive vice president of Dover Resources from 2000 to 2002. He was vice president of Dover Corporation from 2002 to 2003 and chief operating officer of Dover Corporation from July 2003 to December 2004, during which time he continued to serve Dover Resources, Inc., as chief executive officer and president.

     Edwin W. Martin, Jr., age 77, was associate and deputy U.S. commissioner of education from 1969 to 1979. He was nominated by President Carter as the nation’s first Assistant Secretary for Special Education and Rehabilitative Services and confirmed unanimously by the Senate, serving as assistant secretary of education from 1979 to 1981. From 1981 to 1994, Dr. Martin was president and chief executive officer of the National Center for Disability Services and a Board Member. He was named in 1994 and since then has been president-emeritus. Dr. Martin served as a Lecturer in Education at Harvard University, and as an Adjunct Professor of Education at Teacher’s College, Columbia University. In 2007, Dr. Martin was also elected mayor of Venice, Florida for a three year term. He has been a director of the Company since 1993.

     Katharine L. Plourde, age 56, was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc., New York, New York until November 1997. Since that time, she has engaged in private investing and is currently serving on the board of one private corporation. Since February 2002, she has also served on the board of OM Group Inc. Ms. Plourde has been a director of the Company since 1995.

     Heywood Shelley, age 81, has been a practicing attorney with the firm of Carter Ledyard & Milburn LLP, New York, New York since 1951. This firm has in the past acted and may in the future act as legal counsel to the Company in some matters. Mr. Shelley has been a director of the Company since 1990. Mr. Shelley will not be seeking reelection in the 2009 Annual Meeting of Shareholders.

     Edward Travaglianti, age 60, has been since February 2004 the president of Commerce Bank, Long Island, which is part of Commerce Bancorp. Mr. Travaglianti was president of Commercial Markets at Citibank, N.A. from July 2001, when Citibank acquired European American Bank (EAB), until his retirement in October 2002. Prior to that acquisition, Mr. Travaglianti was, from July 1995, chairman and chief executive officer of EAB. Mr. Travaglianti serves as the chairman of the board and a director of several not-for-profit and health-related organizations. He has been a director of the Company since 2001.

Members of the Board Continuing in Office for a
Term Expiring at the 2009 Annual Meeting of Shareholders

     Daniel J. Carroll, Jr., age 63, was the CEO of Telcordia Technologies from September 2005 until May 2007. He continues to serve on the Telcordia board. Telcordia is a global provider of telecommunications network software and services for internet protocol, wireline, wireless and cable customers. Mr. Carroll held a number of executive positions with AT&T Corp. until its spin-off of Lucent Technologies Inc. He retired from his employment as an officer of Lucent in 2000. He has been a director of the Company since 1999.

     Eric Krasnoff, age 56, has been chairman and chief executive officer of the Company since July 1994. He has also been a director of the Company since 1994. He serves on the board of three not-for-profit organizations.

     Dennis N. Longstreet, age 63, was from 1998 until his retirement in late 2005 company group chairman of Johnson & Johnson Medical Devices, culminating a 36-year career in operational and sales management roles with Johnson & Johnson, a manufacturer of health care products and provider of related services for the consumer, pharmaceutical and medical devices and diagnostic markets. He is a former chairman of the AdvaMed Industry Association and serves on the board of several not-for-profit organizations. Mr. Longstreet also serves on the board of Avalign Technologies, Inc. He has been a director of the Company since 2006.

     Edward L. Snyder, age 62, is professor of laboratory medicine and associate chair for clinical affairs of the Department of Laboratory Medicine at Yale University School of Medicine. He is also director of Blood Bank/Apheresis Service and assistant chief/associate chair for clinical affairs at the Department of Laboratory Medicine at Yale-New Haven Hospital. Dr. Snyder has “appointed consultant” status with the Food and Drug Administration Medical Devices Advisory Committee—Hematology and Pathology Devices Panel, and is a past president of the American Association of Blood Banks. He is the chair-elect of the volunteer board, National Marrow Donor Program. Dr. Snyder also serves on the Company’s Medical Advisory Board and has been a director of the Company since 2000.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

     The following table sets forth the compensation of the Company’s non-employee directors for the fiscal year ended July 31, 2008 (“fiscal year 2008”). Mr. Krasnoff did not receive any additional compensation for service as a director in fiscal year 2008. As James D. Watson was a director for a portion of fiscal year 2008 (having resigned from the board on November 3, 2007), he is included in the table below. The Company also reimburses the directors for reasonable expenses incurred in connection with their duties as directors, which amounts are not included as compensation in the table below.

	Fees Earned
	or Paid in		Option	All Other
	Cash	Stock Awards	Awards	Compensation	Total
Name	($)	($)(1)(2)	($)(3)(4)	($)	($)
Daniel J. Carroll	$123,500	$ 68,250	$27,390	-0-	$219,140
Cheryl W. Grisé	$ 46,000	$107,820	$ 5,059	-0-	$158,879
John H.F. Haskell	$ 80,500	$ 68,250	$27,390	-0-	$176,140
Ulric S. Haynes	$ 66,500	$ 68,250	$27,390	-0-	$162,140
Dennis Longstreet	$ 53,500	$ 68,250	$16,654	-0-	$138,404
Edwin W. Martin, Jr.	$ 80,500	$ 68,250	$27,390	-0-	$176,140
Katharine L. Plourde	$103,000	$ 68,250	$27,390	-0-	$198,640
Heywood Shelley	$ 55,500	$ 68,250	$27,390	-0-	$151,140
Edward L. Snyder	$ 66,500	$ 68,250	$27,390	$1,750 (5)	$163,890
Edward Travaglianti	$ 96,500	$ 68,250	$49,424	-0-	$214,174
James D. Watson (6)	$ 13,500	$ 0	$ 0	-0-	$ 13,500

____________________

(1)	Reflects the expense recognized for financial statement reporting purposes under Statement of Financial Accounting Standards 123R (“SFAS 123R”) for each non-employee director for the Company’s fiscal year 2008 for annual awards of restricted stock units granted in fiscal year 2008 by the Company under its 2005 Stock Compensation Plan (the “Stock Plan”). For additional information regarding the assumptions made in calculating these amounts, see Note 14, Common Stock, to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2008. These amounts reflect our accounting expense for these awards and do not correspond to the actual value, if any, that may be realized by the non-employee director. The grant date fair value of restricted stock units granted to each non-employee director in fiscal year 2008 was fully expensed in the year of grant and is reflected in the table above.

(2)	The following table reflects the number of restricted stock units held by each non-employee director at the end of fiscal year 2008:

Daniel J. Carroll	6,406
Cheryl W. Grisé	2,762
John H.F. Haskell	6,406
Ulric S. Haynes	6,406
Dennis Longstreet	4,569
Edwin W. Martin, Jr.	6,406
Katharine L. Plourde	6,406
Heywood Shelley	6,406
Edward L. Snyder	3,546
Edward Travaglianti	6,406
James D. Watson	—

(3)	Reflects the expense recognized for financial statement reporting purposes under SFAS 123R for each non-employee director for the Company’s fiscal year 2008 for stock options granted both in fiscal year 2008 and in prior years by the Company under its 2001 Stock Option Plan for Non-Employee Directors. For additional information regarding the assumptions made in calculating these amounts, see Note 14, Common Stock, to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2008 and the corresponding note to the consolidated financial statements for fiscal years 2005 through 2007 for grants made in those years. These amounts reflect our accounting expense for these awards and do not correspond to the actual value, if any, that may be realized by the non-employee director. Each stock option was granted with an exercise price of $39.07 per share other than the grant to Ms. Grisé in May 2008, which was granted with an exercise price of $39.30.

The aggregate grant date fair value of stock options granted to each non-employee director in fiscal year 2008 was $27,390 other than Ms. Grisé whose awards had an aggregate grant date fair value of $54,690.

(4)	The following table reflects the number of stock options held by each non-employee director at the end of fiscal year 2008.

Daniel J. Carroll	27,000
Cheryl W. Grisé	6,000
John H.F. Haskell	27,000
Ulric S. Haynes	27,000
Dennis Longstreet	9,000
Edwin W. Martin, Jr.	19,500
Katharine L. Plourde	27,000
Heywood Shelley	27,000
Edward L. Snyder	6,000
Edward Travaglianti	31,500
James D. Watson	24,000

(5)	Represents a meeting fee Dr. Snyder received as a member of the Pall Corporation Medical Advisory Board.

(6)	James D. Watson resigned from the board on November 3, 2007.

Cash Fees

     Non-employee directors of the Company were paid the following in cash for their services on the board in fiscal year 2008:

  $2,000 per month

    Each member of the audit committee received an additional $500 per month

    Mr. Shelley and Dr. Martin were each paid an additional $750 per month for service on the executive committee

  $2,500 for each meeting of the board and board committees personally attended

  $2,500 for telephone participation in one regularly scheduled board meeting per year

  $2,500 for telephone participation in one regularly scheduled committee meeting per year

  $1,000 for participation in each meeting of the board or a board committee held by telephone conference call

  $10,000 annual retainer for the presiding independent director

  $5,000 annual retainer for the chairpersons of the audit, compensation and nominating/governance committees.

Equity Awards

     The non-employee directors received in fiscal year 2008 restricted stock unit grants pursuant to the Stock Plan and stock option grants pursuant to the 2001 Stock Option Plan for Non-Employee Directors.

     Under the 2001 Stock Option Plan for Non-Employee Directors, on January 5th of each year or the next business day, each director who is not an employee of the Company automatically receives:

  3,000 options with an exercise price equal to the arithmetic mean of the highest and lowest sales price (as reported in the NYSE Composite Transactions) of a share of common stock on the grant date

    Options become exercisable in four equal installments on each of the first four anniversaries of the grant date and expire on the seventh anniversary

    Upon leaving the board (other than a removal for cause), a director may exercise any options vested as of the date of departure for up to one year after such date and any unvested options will be forfeited; provided, however, that if a director had served two full three-year terms prior to his or her departure, all of the director’s options will continue to vest and be exercisable in accordance with their terms as if the director still served on the board.

     A new non-employee director, on the date on which he or she is elected at an annual meeting of shareholders for the first time, is granted an option for 3,000 shares, in addition to and on the same terms as outlined above. The Company is considering freezing or terminating the 2001 Plan in light of the changes in director compensation for fiscal year 2009 and subsequent fiscal years discussed below under the heading “Director Compensation for Fiscal Year 2009.”

     Under the Stock Plan, on January 5th or the next business day of each year, each director who is not an employee of the Company automatically receives:

  1,750 restricted stock units

    Restricted stock units are converted into 1,750 shares of common stock promptly following the date on which the director leaves the board (for any reason except removal for cause)

    On each date on which dividends are paid to shareholders, the account of each non-employee director is credited with “dividend equivalent units.” The Company calculates these “dividend equivalent units” by taking the number of restricted stock units outstanding on the day prior to the dividend payment date, multiplying this number by the amount of the cash dividend per share to arrive at the total cash dividend. The Company then divides the total cash dividend by the closing stock price on the dividend payment date to arrive at the number of dividend equivalent units.

     A new non-employee director, on the date on which he or she is elected at an annual meeting of shareholders for the first time, receives 1,000 restricted stock units, in addition to and on the same terms as outlined above.

     All restricted stock units and stock options granted to non-employee directors vest in full upon a change in control of the Company (as defined in note 4 to “Potential Payments Upon Termination or Change in Control”).

Director Compensation for Fiscal Year 2009

     At its July 15, 2008 meeting, the board, based upon a study prepared by Mercer and upon recommendation of its compensation committee, approved certain changes in director compensation for fiscal year 2009 and subsequent fiscal years. Non-employee directors of the Company will be paid in fiscal year 2009 for their services on the board as follows:

  an annual cash retainer equal to $55,000, payable to each director in equal quarterly installments, within 30 days of the commencement of the fiscal year quarter (with the first payment of $13,750 payable on or before August 30, 2008)

  an annual cash retainer for the independent (lead) director of the board equal to $25,000, payable within 30 days of the commencement of the fiscal year an annual cash retainer equal to $7,500, payable to each member of the compensation committee, executive committee, and nominating/governance committee, within 30 days of the commencement of the fiscal year an annual cash retainer equal to $14,000, payable to each member of the audit committee, within 30 days of the commencement of the fiscal year an annual cash retainer equal to $15,000, payable to each of the chair of the compensation committee and the chair of the nominating/governance committee, within 30 days of the commencement of the fiscal year an annual cash retainer equal to $25,000, payable to the chair of the audit committee, within 30 days of the commencement of the fiscal year an annual equity grant (restricted stock units to be granted under the Stock Plan on the same terms as current restricted stock units as outlined above) valued at $120,000 (based upon the closing price of a share of Common Stock as reported in the NYSE Composite Transactions on the date of grant), made on January 5th or the next business day of each fiscal year new non-employee directors will continue to be entitled to receive, on the date on which he or she is elected at an annual meeting of shareholders for the first time, 1,000 restricted stock units and an option with respect to 3,000 shares, each on the same terms as outlined above.

     At its July 15, 2008 meeting, the board, on the recommendation of the compensation committee, also recommended to each director that he or she acquire direct ownership of 1,000 shares of Company stock by the later of (i) the second anniversary of the director’s first election date to the board and (ii) August 1, 2010.

D&O Insurance

     The Company and its officers and directors are insured under four insurance policies with respect to liabilities arising from their service as officers and directors. These four policies, all effective August 1, 2008, are written by Vigilant Insurance Company, Federal Insurance Company (“Chubb”), Illinois National Insurance Company and Allied World Assurance Company. The Company pays the annual premium for each of these policies, which totaled $1,339,000 for fiscal year 2008 and totals $1,292,997 for fiscal year 2009.

STRUCTURE AND PRACTICES OF THE BOARD

Corporate Governance Policy

     The board has adopted a corporate governance policy that provides the framework for the governance of the Company. The governance rules for companies listed on the NYSE and those contained in the Sarbanes-Oxley Act of 2002 and related regulations are reflected in the policy. The board reviews these principles and other aspects of governance periodically. The Company’s corporate governance policy is available at the Company’s website at www.pall.com under the “Investor Information” tab.

Meetings of the Board

     The board had ten regularly scheduled meetings during fiscal year 2008. The Company’s non-employee directors meet at regularly scheduled executive sessions, without any employee directors or members of management present. The Company’s independent directors also meet at regularly scheduled sessions, without the participation of directors who do not qualify as independent directors. During fiscal year 2008, the non-employee directors had one meeting, and the independent directors had one meeting. Currently, Daniel J. Carroll, Jr., the presiding independent director, is the chairperson for all meetings of the non-employee and independent directors.

     Each director has full access to the Company’s management.

     Directors are expected to participate in all meetings of the board and each committee on which they serve. In fiscal year 2008, the board held ten meetings and committees of the board held a total of 43 meetings. No director attended less than 80% of the total number of meetings of the board and committees of the board on which he or she served during the period of such service. Although the Company does not have a formal policy with respect to director attendance at annual meetings of shareholders, all directors are expected to attend, and all except two of the Company’s directors then in office attended the Company’s 2007 annual meeting of shareholders.

Communication with the Board

     Shareholders or other interested parties may initiate in writing any communication with the board as a group, the non-management directors as a group, or any individual director, including the presiding independent director, and send it to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548. This centralized process assists the board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The corporate secretary will forward such correspondence only to the intended recipients. However, prior to forwarding any correspondence, the corporate secretary will review such correspondence and, in her discretion, not forward correspondence deemed to be of a commercial nature.

Director Independence

     The Company’s corporate governance policy provides for director independence standards consistent with those of the NYSE. These standards require the board to affirmatively determine that each director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) other than as a director. The board has adopted director independence standards for its evaluation of the materiality of director relationships with the Company. The board considers relationships involving directors and their immediate family members that may implicate any of these standards or the listing standards of the NYSE and relies on information derived from Company records, questionnaires completed by directors and inquiries of other relevant parties.

     The relationships reviewed by the board as part of its July and September 2008 independence determinations consisted principally of donations made by the Company to not-for-profit organizations, including educational and health organizations (such as hospitals, laboratories and blood centers) with which board members were affiliated by service as employees, directors or trustees. The board also reviewed commercial relationships between the Company and the directors and director nominees and organizations with which directors and director nominees were affiliated by service as outside directors (Mss. Grisé and Plourde), executive officers (Mr. Hoffman), or trustees (Mr. Travaglianti), or from which they received compensation (Mr. Shelley). The relationships with these organizations involved the Company’s sale or purchase of products or services in the ordinary course of business that were made on arm’s-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence (other than in the case of Mr. Shelley) under the Company’s director independence standards or under applicable law and listing standards.

     The board has determined that the following directors are “independent” as required by the NYSE listing standards and the Company’s corporate governance policy: Daniel J. Carroll, Jr., Cheryl W. Grisé, John H. F. Haskell, Jr., Ulric S. Haynes, Jr., Dennis N. Longstreet, Edwin W. Martin, Jr., Katharine L. Plourde, Edward L. Snyder, Edward Travaglianti and James D. Watson. Dr. Watson resigned from the board on November 3, 2007. Mr. Haskell’s term expires at the 2008 annual meeting and he is not seeking reelection. The board has also determined that Ronald L. Hoffman is “independent” as required by the NYSE listing standards and the Company’s corporate governance policy and director independence standards.

     All members of the audit committee, the compensation committee and the nominating/governance committee are independent directors under applicable listing standards and the Company’s director independence standards. The Company’s director independence standards are available on the Company’s website at www.pall.com under the “Investor Information” tab.

Codes of Conduct

     The Company has codes of conduct that apply to every employee and to its directors. These codes are designed to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The employee codes of conduct pertaining to ethics and compliance matters include policies on employment, conflicts of interest and the protection of confidential information, and require strict adherence to all laws and regulations applicable to the conduct of Company business. The directors’ code of business conduct and ethics includes policies on conflicts of interest, corporate opportunities and insider trading. The Company will disclose any amendments to, or waivers of, the employee codes of conduct relating to its executive officers and any amendments to, or waivers of, the directors’ code of conduct on its website at www.pall.com under the “Investor Information” tab in accordance with applicable law and the requirements of the NYSE corporate governance standards. The Company’s financial code of ethics specifically addresses the requirements and obligations applicable to officers and employees with important roles in the financial reporting process.

Board Committees

     The board has an audit committee, a compensation committee, an executive committee and a nominating/governance committee. The board has adopted a written charter for each of these committees. Board committee charters are available on the Company’s website at www.pall.com under the “Investor Information” tab and are available in print to any shareholder upon request.

     Each committee conducts an annual assessment to review the sufficiency of resources and time to fulfill its obligations and to review the performance of its obligations. Under the Company’s corporate governance policy, each committee may retain consultants to assist it in carrying out its responsibilities.

     The following table shows both current and former members (indicated by an “X” or “Chair”) of each of the board committees, the number of committee meetings held and number of actions taken by unanimous written consents during fiscal year 2008:

Nominating/
	Audit	Compensation	Executive	Governance
Daniel J. Carroll, Jr.* (1)	X	Chair	—	—
Cheryl W. Grisé* (2)	—	X	—	—
John H.F. Haskell, Jr.*	X	—	—	—
Ulric S. Haynes, Jr.*	—	X	—	X
Eric Krasnoff	—	—	Chair	—
Dennis N. Longstreet*	—	—	—	X
Edwin W. Martin, Jr.*	—	X	X	X
Katharine L. Plourde*	X	—	—	Chair
Heywood Shelley	—	—	X	—
Edward L. Snyder*	—	X	—	X
Edward Travaglianti*	Chair	—	—	—
James D. Watson* (3)	—	—	—	—
Number of meetings	30	8	0	5
Number of consents	0	1	18	0
____________________

*	Independent director

(1)	Presiding independent director since July 2003.

(2)	Cheryl W. Grisé was appointed to the compensation committee effective January 17, 2008.

(3)	James D. Watson resigned from the board on November 3, 2007.

Chair = chairperson

     The Audit Committee

     The audit committee assists the board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the adequacy of the Company’s information technology and systems, the performance of the Company’s internal audit function, the annual independent audit of the Company’s financial statements, the performance, qualifications and independence of its independent registered public accounting firm, and the Company’s compliance and ethics program.

     Each member of the audit committee meets the independence requirements of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s corporate governance policy. The board has determined that each member of the audit committee is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

     The Compensation Committee

     The compensation committee of the board has the authority and responsibility for approving the compensation of the Company’s executive officers, as defined in the Exchange Act. The compensation committee evaluates and approves the Company’s compensation plans, policies and programs for its executive officers or in which its executive officers participate, including employment contracts, the Management Stock Purchase Plan, the Executive Incentive Bonus Plan and (with respect to all aspects of awards which are made to executive officers) the Stock Plan. The compensation committee has sole authority to retain and terminate executive compensation consultants, including approving the fees and other terms of their engagements, to advise on the evaluation and compensation of the chief executive officer, executive officers or non-employee directors. The committee also has the right to use reasonable amounts of time of the Company’s internal staff and to hire consultants and advisors to assist and advise the committee in connection with its other responsibilities.

     Since 1994, Watson Wyatt has been asked by the compensation committee to evaluate on a biennial basis the cash compensation levels of the Company’s executive officers. In fiscal year 2008, the compensation committee also asked Watson Wyatt to assess the market competitiveness of total direct compensation (cash and equity awards) for the executive officers and to make recommendations regarding equity grants to be made to the executive officers in April 2008. Watson Wyatt has also been engaged by the Company periodically to perform similar assessments and to make similar recommendations with respect to employees other than the executive officers of the Company.

     In making its determinations with respect to compensation for executive officers other than the chief executive officer, the compensation committee solicits the views and recommendations of the chief executive officer (especially regarding individual performance) in accordance with its charter. The chief executive officer has no involvement in any discussions of the compensation committee regarding his performance or his compensation. The compensation committee has called upon the chief financial officer for information regarding the Company’s financial performance and has periodically requested other nonexecutive employees of the Company to provide information or make presentations to the compensation committee regarding executive compensation matters. For more information on the processes of the compensation committee in setting executive compensation for fiscal year 2008, see “Compensation Discussion and Analysis.”

     The compensation committee also has the responsibility to review and make recommendations to the board with respect to the compensation of the board and its committees (including fees and equity awards) every two years. No changes were made to the director compensation for fiscal year 2008. In connection with its responsibility to review director compensation, the compensation committee has periodically engaged Mercer to assess its market competitiveness. Mercer also performs certain other employee-benefit related services for the Company unrelated to executive or director compensation. Each member of the compensation committee meets the independence requirements of the NYSE and the Company’s corporate governance policy.

     The Executive Committee

     The executive committee has the authority to act on most board matters during the intervals between meetings of the full board, except those matters which are reserved for the board of directors by the New York Business Corporation Law.

     The Nominating/Governance Committee

     The nominating/governance committee develops policy on the size and composition of the board, criteria for director nomination, and procedures for the nomination process. The committee identifies and recommends candidates for election to the board. The committee reviews and makes recommendations to the board and/or management with respect to corporate governance issues, and management succession plans. The nominating/governance committee also oversees the Company’s enterprise risk management program. Each member of the nominating/governance committee meets the independence requirements of the NYSE and the Company’s corporate governance policy.

Nomination Process

     The nominating/governance committee will consider shareholder recommendations for director nominees. A shareholder desiring the committee to consider any person for nomination for election to the board must deliver a written submission to the nominating/governance committee in care of the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548. Such submission must include (1) the name of such person, (2) such person’s written consent to be named in the proxy statement and to serve if elected, (3) documentation demonstrating that the shareholder is a shareholder of the Company, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships, between or among such shareholder (and/or any beneficial owner on whose behalf the recommendation is made) and its affiliates and associates, or others acting in concert therewith, on the one hand, and such person and his or her respective affiliates and associates, or others acting in concert therewith, (5) any information relating to such person and his or her affiliates or associates that would be required to be disclosed in a proxy solicitation for the election of directors of the Company pursuant to Regulation 14A under the Exchange Act, (6) a description of the qualifications of such person that, in the view of such person or the shareholder (or any such beneficial owner), would make such person a suitable director, and (7) a description of such person’s reasons for seeking election as a director, which description must include any plans or proposals that such person or the shareholder (or any such beneficial owner) may have which relate to or would result in any of the actions described in Item 4 of Schedule 13D under the Exchange Act. Such submission should include an undertaking to submit to the corporate secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The committee may require additional information from the nominee to perform its evaluation of the eligibility of the nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

     Any nomination by a shareholder of any person for election to the board of the Company must comply with the foregoing and the notice and other requirements of the Company’s by-laws. In addition, any such nomination must also include a representation (1) that the shareholder intends to appear in person or by proxy at the meeting to propose such business or nomination; and (2) whether the shareholder or the beneficial owner intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding common stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders.

     Recommendations for nomination and nominations that are made by shareholders in accordance with these procedures and, if applicable, the by-laws of the Company, will receive the same consideration as recommendations or nominations initiated by the nominating/governance committee.

     In its assessment of each person considered for nomination, the nominating/governance committee will review (1) such person’s judgment, experience, independence and understanding of the Company’s business, (2) the range of talent and experience already represented on the board, and (3) such other factors that the nominating/governance committee determines are pertinent in light of the current needs of the Company. Diversity of race, ethnicity and gender among the directors is a factor in evaluating nominees for board membership. The nominating/governance committee will also take into account the ability of such person to devote the time and effort necessary to fulfill his or her responsibility as a Company director.

PROPOSAL 2— RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2009

The board unanimously recommends a vote
FOR the ratification of KPMG LLP as the Company’s
independent registered public accounting firm for 2009

     The audit committee has selected KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009 and has directed that management submit the selection of independent registered public accounting firm to shareholders for ratification at the meeting. Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or otherwise. However, the Company is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

Audit and Non-Audit Fees

     The following table presents fees billed or expected to be billed for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for its fiscal years 2008 and 2007, and fees billed or expected to be billed for other services rendered to the Company by KPMG LLP:

	Fiscal
	2008	2007
Audit fees (1)	$7,799,000	$8,594,000
Audit-related fees (2)	186,000	226,000
Tax fees (3)	934,700	937,000
All other fees	—	—
Total	$8,919,700	$9,757,000
____________________

(1)	Audit fees include fees for the audit of the effectiveness of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of the consolidated financial statements in the Company’s quarterly reports on Form 10-Q, and fees for services that are normally provided by an independent registered public accounting firm in connection with a statutory audit.

(2)	Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans that are not included in audit fees above.

(3)	Tax fees consisted of fees for tax compliance and related services.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

     The audit committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to the Company by KPMG LLP, the Company’s independent registered public accounting firm. Under the policy, each engagement to provide audit or non-audit services must be documented in writing and the scope and terms of the engagement, including any fees payable, are subject to pre-approval by the audit committee. Services are generally subject to budgets, and fee overages in excess of $5,000 require specific audit committee approval. All audit and permitted non-audit services provided by KPMG LLP during fiscal year 2008 were pre-approved in accordance with the Company’s policy.

     For purposes of the policy, services are categorized as either “recurring” or “non-recurring.” Recurring services are reviewed periodically by the audit committee at regularly scheduled meetings and include services such as the annual audit of the Company’s financial statements and the financial statements of certain employee benefit plans, statutory audits for certain subsidiaries and services relating to the Company’s tax returns. Non-recurring non-audit services must be pre-approved on a case-by-case basis. Non-recurring services for which fees are expected to be less than $100,000 may be pre-approved by the chairperson of the audit committee and must be ratified by the full audit committee at its next regularly scheduled meeting. Services for which fees are expected to be at least $100,000 must be pre-approved by the full audit committee.

     The Company’s chief financial officer is responsible for confirming that individual proposals for audit and non-audit services comply with the Company’s policy.

Audit Committee Report

     Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The firm of KPMG LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

     In the performance of its duties for fiscal year 2008, the audit committee: (1) reviewed and discussed the audited consolidated financial statements with management and the independent auditors; (2) discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified or supplemented, and the Public Company Accounting Oversight Board’s Auditing Standard No. 5 (An Audit of Internal Control Over Financial Reporting that is integrated with an audit of Financial Statements); (3) received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with KPMG LLP the firm’s independence; (4) considered whether the provision of certain non-audit services to the Company by KPMG LLP is compatible with maintaining KPMG LLP’s independence; and (5) reviewed the structure of the Company’s financial/accounting and Information Technology (IT) organizations.

     In addition, the audit committee completed, with the assistance of independent counsel and a forensic accounting firm, the inquiry (commenced in fiscal year 2007 as previously reported in the fiscal year 2007 proxy statement) into certain matters surrounding the Company’s need to restate its annual and quarterly financial statements for the fiscal years 1999 through 2006 and for each of the fiscal quarters ended October 31, 2006, January 31, 2007, and April 30, 2007. The audit committee also reviewed with management and KPMG LLP management’s assessment of the Company’s internal control over financial reporting. In addition, the audit committee provided oversight and reviewed with management the completed and planned initiatives to remediate the material weakness identified in the Company’s internal control over financial reporting with respect to income taxes.

     Based on these reviews, discussions and activities, the audit committee recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2008.

     This report by the audit committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

     The undersigned, being all the members of the audit committee, submit this report to the Company’s shareholders.

Audit Committee
Daniel J. Carroll, Jr.
John H. F. Haskell, Jr.
Katharine L. Plourde
Edward Travaglianti (Chair)
October 10, 2008

BENEFICIAL OWNERSHIP OF COMMON STOCK
AND RESTRICTED STOCK UNITS

     The following table sets forth information as of September 21, 2008 with respect to the beneficial ownership of common stock, and restricted stock units acquired under the Management Stock Purchase Plan (the “Management Plan”) and the Stock Plan, by (a) each shareholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each current director and director nominee of the Company, (c) each current and former executive officer included in the Summary Compensation Table below, and (d) all current directors and executive officers of the Company as a group as of September 21, 2008. The percentages in the third column are based on the 119,314,724 shares outstanding on September 21, 2008. In each case, (1) except as otherwise indicated in the notes to the table, the shares shown in the second column are owned directly by the individuals or members of the group named in the first column, with sole voting and dispositive power, and (2) the restricted stock units shown in the fourth column are owned directly by the individuals or members of the group named in the first column, but cannot be voted or disposed of by them. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the named director or executive officer does not constitute an admission that such shares are beneficially owned by the director or executive officer for any other purpose.

	Common shares
Name of			Percent	Restricted Stock
Beneficial Owner	No. of Shares(1)		of Class(2)	Units(3)
ClearBridge Advisors, LLC	15,285,210	(a)	12.81%	—
Smith Barney Fund Management LLC
Batterymarch Financial Management, Inc.
399 Park Avenue
New York, NY 10022
Mary Ann Bartlett	18,670		—	7,643
Daniel J. Carroll, Jr.	25,500		—	6,427
Cheryl W. Grisé	1,000		—	2,771
John H.F. Haskell, Jr.	26,500		—	6,427
Ulric S. Haynes, Jr.	19,500		—	6,427
Eric Krasnoff	489,887	(b)(c)	0.41%	257,917
Ronald L. Hoffman	—		—	—
Dennis Longstreet	4,300		—	4,584
Edwin W. Martin, Jr.	12,210		—	6,427
Sandra Marino	4,250		—	3,725
Lisa McDermott	25,650		—	50,472
Roberto Perez	34,457		—	64,660
Katharine L. Plourde	20,500		—	6,427
Heywood Shelley	29,500	(c)	—	6,427
Edward L. Snyder	750		—	3,557
Donald Stevens	144,270		0.12%	108,029
Edward Travaglianti	35,520		—	6,427
15 current directors and executive officers
of the Company as a group	892,464		0.75%	548,347
____________________

(1)	Includes shares covered by stock options currently exercisable or becoming exercisable within 60 days of September 21, 2008, as follows: Ms. Bartlett—18,500 shares; Mr. Carroll—19,500 shares; Mr. Haskell—19,500 shares; Mr. Haynes—19,500 shares; Mr. Krasnoff—402,948 shares;

Mr. Longstreet—1,500 shares; Dr. Martin—6,375 shares; Ms. McDermott—25,650 shares; Mr. Perez—28,825 shares; Ms. Plourde—19,500 shares; Mr. Shelley—19,500 shares; Dr. Snyder—750 shares; Mr. Stevens—98,051 shares; Mr. Travaglianti—24,000 shares; Mr. Wilson—15,000 shares; and the 15 current directors and executive officers of the Company as a group—719,149 shares.

(2)	Percentages are shown only for shareholders owning at least one-tenth of one percent of the class.

(3)	With respect to executives, each restricted stock unit is converted, when it vests, into one share of common stock unless the holder elects to defer conversion, as permitted by the Management Plan and the Stock Plan. With respect to each non-employee director, each restricted unit is converted into one share of common stock upon the director’s termination of board membership for any reason other than removal for cause.

(a)	In an amended Schedule 13G filed with the SEC on February 14, 2008, ClearBridge Advisors, LLC (“ClearBridge Advisors”), Smith Barney Fund Management LLC (“Smith Barney”) and Batterymarch Financial Management LLC (“Batterymarch”) filing as a group (the “ClearBridge Group”) in accordance with Rule 13d-1(b)(1)(ii)(J) of the Exchange Act, pursuant to a joint filing agreement, reported beneficial ownership of such 15,285,210 shares. The ClearBridge Group, as a group, reported shared power to vote or direct the voting of 12,099,736 shares and shared power to dispose or to direct the disposition of 12,099,736 shares. ClearBridge Advisors reported shared power to vote or direct the voting of 11,777,775 shares and shared power to dispose or to direct the disposition of 14,879,339 shares. Smith Barney reported shared power to vote or direct the voting of 124,300 shares and shared power to dispose or to direct the disposition of 124,300 shares. Batterymarch reported shared power to vote or direct the voting of 197,661 shares and shared power to dispose or to direct the disposition of 281,571 shares.

(b)	Includes 12,966 shares owned by trusts established for the benefit of Mr. Krasnoff’s children. Mr. Krasnoff is trustee of these trusts and as such has sole voting and dispositive power with respect to the shares owned by the trusts. Also includes 1,436 shares owned by Mr. Krasnoff’s wife and as to which Mr. Krasnoff disclaims voting or dispositive power.

(c)	Does not include 10,000 shares beneficially owned by a trust of which Messrs. Krasnoff and Shelley are two of the three trustees. The trustees of this trust have sole voting power, but no dispositive power, with respect to these shares. U.S. Trust, now part of Bank of America, is the investment manager for the trust’s investment account and has complete investment discretion with respect to the trust. The trustees have limited the investment power of the trust by instructing U.S. Trust not to engage in any transaction with respect to Company stock during any period in which Company officials are prohibited by Company policy to engage in transactions in the Company’s common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and the rules thereunder require the Company’s directors and executive officers to file reports of their ownership and changes in ownership of common stock with the SEC. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and executive officer. Based on such information, the Company believes that all reports that were required by Section 16(a) of the Exchange Act to be filed by directors and executive officers of the Company during fiscal year 2008, were filed on time.

Policies and Procedures for Related Person Transactions

     The board is responsible for the oversight and approval (or ratification) of any transaction, relationship or arrangement in which the Company is a participant and that involves board members, Company executive officers, beneficial owners of more than 5% of Company common stock, their immediate family members, any individual (other than tenants and employees) who shares that person’s home and companies they control or in which they have a substantial beneficial ownership interest. We refer to these as related person transactions and to the persons or entities involved as related persons.

     The board has adopted a written policy that sets out procedures for the reporting, review and ratification of related person transactions. The policy operates in conjunction with other aspects of the Company’s compliance program, such as its codes of ethics, which require directors and employees to report any circumstances that may create or appear to create a conflict between the interests of the related person and those of the Company, regardless of the amount involved. The Company’s directors and executive officers must also periodically confirm information about related person transactions, and management reviews its books and records and makes other inquiries as appropriate to confirm the existence, scope and terms of related person transactions.

     Under the board’s policy, the audit committee evaluates related person transactions for purposes of recommending to the disinterested members of the board that the transactions are fair, reasonable and within Company policies and practices and should be approved or ratified.

     The board has considered certain types of potential related person transactions and pre-approved them as not presenting material conflicts of interest. Those transactions include (a) compensation paid to directors and executive officers that has been approved by the board or the compensation committee, as applicable, (b) certain Company contributions made in limited amounts to charitable or not-for-profit organizations and otherwise in accordance with the Company’s Policy on Charitable Contributions and (c) transactions in which the related person’s interest arises solely from ownership of the Company’s common stock and all holders of the common stock receive the same benefit on a pro rata basis. The audit committee considers the appropriateness of any related person transaction not within these pre-approved classes in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders, including:

  the benefits of the transaction to the Company;

  the terms of the transaction and whether they are on arm’s-length and in the ordinary course of the Company’s business;

  the direct or indirect nature of the related person’s interest in the transaction;

  the size and expected term of the transaction; and

  other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

     Related person transactions involving directors are also subject to board approval or ratification when so required under New York law.

RELATED PERSON TRANSACTIONS

     Under certain of the Company’s stock option plans, employees and directors had the right to defer payment of a portion of the exercise price, thereby becoming indebted to the Company. By the terms of the option plans, this indebtedness did not bear interest; however, under the Code, taxable interest is imputed to the optionee at interest rates determined by law and the amount of such imputed interest is deemed compensation to the optionee and is deductible by the Company. During fiscal year 2008, Donald Stevens had outstanding indebtedness to the Company pursuant to these option plan provisions in the amount of $131,389.78. No principal was repaid on Mr. Stevens’ indebtedness during fiscal year 2008 (by the terms of the option plans, no payment was required). Pursuant to law, interest was imputed to Mr. Stevens in an amount equivalent to a per annum rate of 4.71% and deemed compensation to him. This loan was grandfathered pursuant to Section 402 of the Sarbanes-Oxley Act. Executive officers and directors are no longer permitted to utilize the deferred payment provisions of the plans.

     During fiscal year 2008, Roberto Perez had outstanding indebtedness to the Company in the amount of $207,000 in connection with his relocation. No principal has been repaid on Mr. Perez’s indebtedness subsequent to July 31, 2007. Pursuant to law, interest was imputed to Mr. Perez in an amount equivalent to a per annum rate of 4.71% and deemed compensation to him. This loan was granted prior to the enactment of the Sarbanes-Oxley Act.

     Donald Stevens, Jr., a Company Vice President of Sales and Mr. Stevens’ son, earned an aggregate cash compensation of $149,046 during fiscal year 2008. In addition, he currently holds 2,800 outstanding employee stock options and 2,007 unvested restricted stock units.

LEGAL PROCEEDINGS

     On October 5, 2007, two plaintiffs filed identical derivative lawsuits in New York Supreme Court, Nassau County, relating to the Company’s understatement of certain of its U.S. income tax payments and of its provision for income taxes in certain prior periods as described in Note 2, Audit Committee Inquiry and Restatement to the consolidated financial statements included in the 2007 Annual Report on Form 10-K. These actions purport to bring claims on behalf of the Company based on allegations that certain current and former directors and officers of the Company breached their fiduciary duties by failing to evaluate and otherwise inform themselves about the Company’s internal controls and financial reporting systems and procedures. In addition, plaintiffs allege that certain officers of the Company were unjustly enriched as a result of the Company’s inaccurate financial results over fiscal years 1999-2006 and the first three quarters of fiscal year 2007 ending on April 30, 2007. The complaints seek unspecified compensatory damages on behalf of the Company, disgorgement of defendants’ salaries, bonuses, stock grants and stock options, equitable relief and costs and expenses. The Company, acting in its capacity as nominal defendant, moved to dismiss the complaints for failure to make a demand upon the Company’s board of directors, which motions were granted on April 30 and May 2, 2008. On September 19, 2008, the same two plaintiffs filed a derivative lawsuit in New York Supreme Court, Nassau County, which was served on the Company on September 26, 2008. This action purports to bring claims on behalf of the Company based on allegations that certain current and former directors and officers of the Company breached their fiduciary duties and were unjustly enriched in connection with the tax matter. In addition, the plaintiffs allege that the board’s refusal of their demand to commence an action against the defendants was not made in good faith.

     Another shareholder derivative lawsuit relating to the tax matter described above was filed in the United States District Court for the Eastern District of New York on January 10, 2008. This action purports to bring claims on behalf of the Company based on allegations that certain of the current directors of the Company breached their fiduciary duties and were unjustly enriched in connection with the tax matter described above. The complaint seeks unspecified compensatory damages on behalf of the Company, disgorgement of defendants’ profits, benefits and other compensation, equitable and non-monetary relief, and costs and expenses. The Company, acting in its capacity as nominal defendant, moved to dismiss the complaint for lack of subject matter jurisdiction over the complaint. On May 23, 2008, the plaintiff filed a notice of voluntary dismissal without prejudice, which was subsequently granted by the Court.

     EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Compensation Philosophy

     The Company’s compensation philosophy has been driven by its goals:

  to reward its executive officers for sustained individual and Company performance to provide for a stable group of highly qualified executive officers to provide a compensation package that is competitive with its peer companies in order to promote the first two goals.

     Given the rapidly changing technological landscape and marketplace relevant to the filtration business, the Company values stability in its senior management as it provides for continuity of experience and vision. Through its approach to compensation, the Company encourages its executive officers to dedicate themselves to improving the Company’s long-term prospects and financial results. The Company’s compensation program also encourages increased focus on performance among its executive officers by relating a significant portion of their total compensation to Company performance. In order to satisfy these goals, the Company has developed a systematic approach to implementation of its executive compensation philosophy. The Company periodically reviews and revises its approach to align its compensation program with the evolution of compensation practices generally and to reflect changes in its management structure.

     The following discussion describes the Company’s executive compensation program principally as it relates to the “named executive officers” or “NEOs.” The named executive officers are the chief executive officer, the chief financial officer and three other most highly compensated executive officers for fiscal year 2008. As required by SEC rules, the named executive officers also include one individual who would have been one of the three most highly compensated executive officers had she remained an executive officer at fiscal year-end. The named executive officers have been with the Company from four to 40 years.

Focus on Performance

     Cash Compensation

     Peer Group Review. To aid the Company in ensuring that its executive compensation program is in step with its peers and competitors in respect of both types and amounts of compensation, the Company has generally relied upon Watson Wyatt. The compensation committee is responsible for Watson Wyatt’s engagement and its reports regarding compensation of our executive officers are submitted to the compensation committee and to the chief executive officer. Management has engaged Watson Wyatt separately from time to time to produce market studies regarding compensation for employees other than the executive officers of the Company.

     Since 1994, Watson Wyatt has been asked to evaluate on a biennial basis the cash compensation levels of the Company’s executive officers. Watson Wyatt uses published compensation survey data and peer group information (as discussed below in “Equity-Based Compensation”) to assess competitiveness of the Company’s compensation program relative to identified companies and to determine whether actual compensation paid fairly reflects the goals of the Company’s compensation philosophy. These goals include:

  base salaries at the peer group median (between the 50th and the 75th percentile)

  total cash compensation (base salary plus annual bonus) between the 50th and 75th percentile of the peer group when maximum bonuses are earned.

     Watson Wyatt’s most recent report covering cash compensation was performed in July 2006 and updated in June 2008. The compensation committee referred to this report in ensuring that fiscal year 2008 cash compensation remained competitive in the marketplace.

     Individual Performance. While looking to peer group practices, the compensation committee is also mindful of the Company’s position as a unique and highly complicated business demanding specialized knowledge and experience of its executive officers. In addition, in its overall assessment of compensation, the compensation committee takes into account each named executive officer’s individual performance. However, no one element of compensation is determined directly by reference to individual performance (although the compensation committee has the discretion to raise base salaries by taking into account individual performance). The chief executive officer reports to the compensation committee the results of his performance assessments of the other named executive officers. With respect to Mr. Krasnoff, the compensation committee sets, and the board approves, specific personal goals. For fiscal year 2008, Mr. Krasnoff’s goals were as follows:

  develop, improve and broaden corporate investor relations campaign, including analyst coverage of the Company and shareholder relationships achieve business plan results within the model presented to the board achieve the objectives for cost reduction/productivity improvement initiatives (AmeriPall, EuroPall 2 launch, facilities rationalization and CIP programs at factory level)

  launch global pricing initiative

  prepare and present strategic business plans to board

  improve on-time responses to internal audit recommendations establish an environmental responsibility program globally develop enterprise risk program

  strengthen compliance program.

     The compensation committee determined that Mr. Krasnoff had substantially achieved the personal goals outlined above in fiscal year 2008.

     2008 Annual Base Salaries. The Company has an employment contract with each of the named executive officers other than the Corporate Secretary, Ms. Marino. Each of the employment contracts contains provisions with respect to base salary (including a mandatory increase for annual changes in the U.S. consumer price index).

     The compensation committee has the discretion to raise base salaries above the mandatory minimum and in evaluating any increases generally takes into account recommendations made by the chief executive officer for all officers other than himself, internal relationships and peer group practices as shown in the data supplied by Watson Wyatt in its reports.

     For fiscal year 2008, the compensation committee increased the base salary for all of its named executive officers by the minimum mandatory increase based on the consumer price index required under their employment contracts (2.56%) other than Ms. Marino. The compensation committee increased the base salary of Ms. Marino by 20% upon her promotion to Corporate Secretary on March 12, 2008. Details regarding base salary paid in fiscal year 2008 may be found in the “Summary Compensation Table.”

     2008 Annual Incentive Bonuses. Each named executive officer’s employment contract contains provisions with respect to annual bonus, primarily payable under the 2004 Executive Incentive Bonus Plan (the “Bonus Plan”). Ms. Marino’s bonus for fiscal year 2008 was also payable under the Bonus Plan. The Bonus Plan is the Company’s short-term incentive vehicle and was approved by the Company’s shareholders at the 2004 Annual Meeting of Shareholders. In fiscal year 2008, it was the principal means by which total cash compensation of the Company’s named executive officers was tied to the Company’s financial performance.

     Under the Bonus Plan, the first element used to determine the annual bonus payable to an executive is the executive’s “target bonus percentage,” which is the maximum bonus payable to that executive for the year, expressed as a percentage of his or her base salary. This percentage is specified in the executive’s employment contract (other than for Ms. Marino), although the compensation committee has the ability to increase it. The compensation committee did not change the target bonus percentages for the named executive officers for fiscal year 2008 from those of fiscal year 2007, other than for Ms. Marino, who was elected Corporate Secretary during fiscal year 2008, and Mr. Stevens, who was elected President of the Company during fiscal year 2008. The target bonus percentages of each of Ms. Marino and Mr. Stevens were increased during fiscal year 2008 commensurate with their new positions and responsibilities.

Eric Krasnoff	150%
Lisa McDermott	105%
Donald Stevens	112.5%
Roberto Perez	105% (42% under the Bonus
Plan based on Company
performance and 63% based
upon performance of Pall
Life Sciences (of which he is
president))
Sandra Marino	82.5%
Mary Ann Bartlett	105%

     While Mr. Stevens is president of Pall Industrial, his entire annual bonus is tied to Company performance because he is also the Company’s president and chief operating officer.

     Under the Bonus Plan, the second element used to determine the annual bonus payable to an executive is the “minimum R.O.E. target,” “maximum R.O.E. target” and, in some fiscal years, appropriate intermediate R.O.E. targets. These targets are set annually by the compensation committee for the succeeding fiscal year. The minimum R.O.E. target is the “return on equity” that must be exceeded in order for any bonus to be paid to an executive for that year. The maximum R.O.E. target is the return on equity that must be achieved in order for an executive to receive a maximum bonus equal to his or her target bonus percentage. In October 2007, the compensation committee fixed the targets for fiscal 2008 as follows:

Minimum R.O.E. target	14.35%
Maximum R.O.E. target	19.03%

     “Return on equity” means the percentage determined by dividing “net earnings” for a fiscal year by “average equity” for that year, using the following definitions:

  Net earnings for any fiscal year is the after-tax consolidated net earnings of the Company, either (i) as certified by the Company’s independent auditors or (ii) as reported to such auditors by our chief financial officer at a meeting of the audit committee held prior to the date on which the Company’s annual report is filed with the SEC, and accepted by the independent auditors at such meeting, subject to events occurring after that meeting and prior to the date of the auditors’ certification of the financial statements. In either case, net earnings are adjusted to eliminate the effects of foreign currency translation, any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges, the cumulative effect of accounting changes, and “extraordinary items” as determined under U.S. generally accepted accounting principles insofar as these items are separately disclosed in the Company’s annual report.

  Average equity for any fiscal year means the average of shareholders’ equity as shown in the consolidated balance sheets of the Company for each of the two most recently completed fiscal years, excluding amounts recorded as “accumulated other comprehensive” income or loss and adjusted by items eliminated in the calculation of net earnings.

     The compensation committee chose return on equity as the financial performance measure under the Bonus Plan in order to reward Company performance that is directly tied to shareholder interests. The committee determined the maximum R.O.E. target for fiscal year 2008 based upon a year over year increase in net earnings, as defined by the Bonus Plan, of 17.3% over fiscal year 2007 that equated to earnings per share for fiscal year 2008 of $2.17, reflecting a demanding and realistic objective for earnings growth for fiscal year 2008 over fiscal year 2007. (This determination was made in October 2007 and therefore was based upon the Company’s consolidated financial statements for fiscal year 2007 prior to restatement. See “Audit Committee Report”). Details regarding the minimum, target and maximum awards produced under the Bonus Plan formula may be found in “Grants of Plan-Based Awards for Fiscal Year 2008.”

     All of the named executive officers receive their annual bonus solely pursuant to the Bonus Plan except for Mr. Perez. As president of Pall Life Sciences, 42% of Mr. Perez’s annual bonus is determined under the Bonus Plan and 63% is determined by reference to targets specific to the performance of Pall Life Sciences. In January 2008, the compensation committee reviewed and approved the targets for the Pall Life Sciences portion of Mr. Perez’s annual bonus recommended by the chief executive officer as follows:

Operating Profit* of Life Sciences Line of Business for Fiscal Year 2008
Minimum target	$156 million
Maximum target	$182 million
____________________

*	Operating Profit set by reference to spot rates of exchange as of July 31, 2005. The fiscal year 2008 targets have been adjusted to reflect 7/31/07 constant exchange rates when measuring fiscal year 2008 actual results achieved against targets.

     The chief executive officer calculated the payout under the formula in accordance with the performance of Pall Life Sciences, and determined that 94.1% of the maximum bonus amount should be paid (59.3% of base salary, or $204,319). In making this calculation, the chief executive officer adjusted Pall Life Sciences operating profits by $4.2 million to eliminate the impact of a reduction in revenue due to a decline in the market for a particular pharmaceutical product, caused by external factors. The compensation committee approved the amount and payment of Mr. Perez’s bonus.

     The compensation committee has the ability to exercise discretion to reduce (but not increase) any bonus amount otherwise payable to any named executive officer as calculated in accordance with the Bonus Plan formula:

  to reflect any decreases in or charges to earnings that were eliminated in determining net earnings to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings to reflect the committee’s evaluation of the executive’s individual performance to reflect any other events, circumstances or factors that the committee believes to be appropriate in determining the amount of the bonus to be paid to the executive for the year.

     The compensation committee has no discretion to increase the bonus amount otherwise payable to any named executive officer as calculated in accordance with the Bonus Plan formula described above.

     As described above, under the Bonus Plan formula, in determining return on equity (and in particular the “net earnings” component), the after-tax consolidated net earnings of the Company are adjusted to eliminate the effect of certain decreases in or charges to earnings, including restructuring charges and any other special charges as well as any positive or negative effect of foreign currency translation. Also as described above, the committee has the ability to override any such adjustments in determining final bonuses under the Bonus Plan. For purposes of fiscal year 2008, the committee adjusted the Company’s results to eliminate the impact of restructuring charges, net of pro forma tax effect, and foreign currency translation, consistent with prior practice. As a result, based on the Bonus Plan formula, the Company’s R.O.E. for fiscal year 2008 was 22.31%. As the minimum R.O.E. target and maximum R.O.E. target for fiscal year 2008 fixed by the committee in October 2007 was 14.35% and 19.03%, respectively, under the Bonus Plan formula, the named executive officers would receive 100% of their respective target bonus percentages. In September 2008, the committee approved final bonuses for fiscal year 2008 to the named executive officers under the Bonus Plan in accordance with the formula as follows:

Named Executive Officer	Percentage of Base Salary	Bonus Amount
Eric Krasnoff	150%	$1,326,078
Lisa McDermott	105%	$375,430
Donald Stevens	112.5%	$585,059
Roberto Perez	42%(the remainder of Mr. Perez’s annual bonus is paid outside of the Bonus Plan based upon performance of Pall Life Sciences)	$144,712
Sandra Marino	82.5%	$186,621
Mary Ann Bartlett	105%	$312,531

     Equity-Based Compensation

     The Stock Plan and the Management Plan were designed to complement the Bonus Plan and to provide long-term equity-based incentive compensation to the Company’s executive officers. These Plans reflect the compensation committee’s view that equity-based compensation provides executive officers with opportunities for capital accumulation at favorable tax rates, promotes long-term executive retention and, by fostering a proprietary interest in the Company, further aligns the interests of our executive officers with those of the Company’s shareholders.

     2008 Grants under the Stock Plan. The purpose of the Stock Plan is to attract and retain individuals of outstanding ability to serve in positions of responsibility by providing an opportunity to acquire or increase their proprietary interest in the Company and by providing incentives and awards to motivate their efforts towards the growth and success of the Company.

     Since January 2004, the Company has used a mix of nonqualified stock options and restricted stock units (generally, weighted 55% options and 45% units, although reviewed annually to determine the most appropriate split) in its annual equity grants to executive officers. In February 2008, the compensation committee requested Watson Wyatt to update the recommendations contained in their report dated June 13, 2007 regarding equity grants to the named executive officers for fiscal year 2008. For this report, Watson Wyatt continued to benchmark against the peer group previously established based on:

  similar revenue (greater than $1 billion and less than $4 billion)

  historical precedent (companies included in the peer group in the past)

  considerations relating to business strategy and model (companies with product lines and target markets significantly overlapping with those of the Company’s).

     The peer group companies were:

Bio-Rad
Ametek Inc.	Bard (C.R.)	Beckman Coulter	Laboratories	Donaldson Co.
Flowserve Corp.	Millipore Corp.	Mueller Industries	Pentair Inc.	PerkinElmer Inc.
SPX Corp.	Steris Corp.	Teleflex Inc.	Waters Corp.	Zimmer Holdings

     Watson Wyatt based its findings upon public proxy statement data of the peer group companies, generally those filed in 2007 describing 2006 compensation. Watson Wyatt indicated in its report the equity award sizes that would place the named executive officers in the 50th and 75th percentile of its peer group with respect to target total direct compensation (base salary plus target annual bonus plus equity grants).

     Although the equity grant policy adopted by the compensation committee provides for grants of options and restricted stock units to be made to the named executive officers in January, grants of such awards were not made in fiscal year 2008 until such time as the Company had made all of its required filings under the Exchange Act, including filings delayed by the restatement of its financials.

     After reviewing Watson Wyatt’s report, the compensation committee made grants of stock options and restricted stock units to the named executive officers, the details of which may be found in “Grants of Plan-Based Awards for Fiscal Year 2008.”

     Each of the stock options granted under the Stock Plan vests and becomes exercisable in four equal cumulative installments on each of the first, second, third and fourth anniversaries of the date of grant and expires on the seventh anniversary of its grant date. Any unexercised and unvested stock options are forfeited on termination of employment under the Stock Plan unless the instrument evidencing the grant provides otherwise. Each of the restricted stock units granted under the Stock Plan vests and is settled on the fourth anniversary of the date of grant. Under the Stock Plan, the restricted stock units are forfeited on termination of employment prior to the expiration of the restricted period, unless the instrument evidencing the grant provides otherwise. Pending the vesting of restricted stock units, participants also receive dividend equivalent units. Pursuant to their terms, the stock options and restricted stock units may vest earlier under certain circumstances. Details regarding early vesting may be found in “Potential Termination or Change in Control Payments.”

     Management Plan. The purpose of the Management Plan is to encourage key employees of the Company to increase their ownership of the Company’s common stock. Under the Management Plan, key employees:

  may allocate portions of their cash compensation, using both pretax and after-tax dollars, to purchase restricted units, each representing the right to receive one share of common stock upon vesting or later delivery if deferred receive additional units from the Company to match on a one-for-one basis the units they purchase under the Management Plan (such match is subject to vesting)

  receive additional units equal to the dollar amount of dividends paid on common stock during the vesting period (or deferral period, if any) with respect to units credited to their accounts (“dividend equivalent units”).

     The restricted units are not taxed until they are settled in shares of common stock, permitting U.S. taxpayer participants to defer taxation on compensation earned in a given year (base salary and annual bonus) and on compensation received in the form of the matching units.

     The Company believes that the following substantial benefits accrue to the Company from the Management Plan:

  The Management Plan encourages management to elect to receive all or part of their annual bonuses in the form of restricted units, and to acquire additional units through either pretax payroll deductions from base salary (up to 50%) or after-tax lump sum payments. In this way, senior management invests in the future performance of the Company and their interests in the Company are aligned more closely with those of shareholders.

  The Management Plan encourages the retention of talented management personnel through its vesting provisions. Upon a voluntary termination of employment by a participant (other than retirement) or termination by the Company for cause, in either case prior to the fourth anniversary of the date the units were credited to the participant’s account, any units granted by the Company will be forfeited and any units purchased by the participant will be settled by delivery of a number of shares of common stock based upon the lower of the value of common stock on the date the units were credited or the date of settlement. By participating in the Management Plan, an executive officer has “skin in the game,” risking earned money on a belief in a rising stock price and continued employment.

  The Management Plan assists management in reaching their target ownership levels set under the Company’s common stock ownership guidelines described below.

     Details about grants of restricted units (including Company matching units) in fiscal year 2008 under the Management Plan may be found in “Grants of Plan-Based Awards for Fiscal Year 2008.”

Focus on Stability

     The Company achieves stability among its executive officers and promotes executive concentration on developing the Company’s business and building long-term shareholder value primarily through its equity-based compensation, employment contracts and the provision of supplemental retirement benefits. The employment contracts and supplemental retirement arrangements also provide protection with respect to the Company’s intellectual property through a variety of restrictive covenants applicable to the executives. Mr. Krasnoff’s employment contract contains additional benefits to him and additional protections for the Company, reflecting the importance of his leadership to the growth and prospects of the Company.

     Employment Contracts

     Each of the employment contracts, other than Mr. Stevens’ employment contract discussed below, provides for notice of termination from the named executive officer or the Company to be given either one or two years in advance of the specified termination date. During the period following a notice of termination, the executive will continue to be fully compensated under his or her contract until the specified termination date, although, if it is the party giving notice, the Company may require the individual not to perform any further services. Mr. Krasnoff’s contract also provides him with severance payments in the event of his voluntary termination following a demotion or change in control of the Company or upon involuntary termination by the Company. Mr. Krasnoff is also entitled to accelerated vesting of his stock options at the start of the 30-day period preceding the end of his employment (other than as a result of death) and may exercise those options in full any time during that period or thereafter until they expire by their terms. The employment contracts, other than Mr. Stevens’ contract which is separately discussed below, also provide for termination upon death, disability, upon the executive reaching age 65 (unless the parties agree otherwise) and upon less than one year’s notice by the executive following a change in control.

     During fiscal year 2008, the compensation committee approved a new employment contract for Mr. Stevens upon his election as President of the Company. The contract is for a fixed term ending on December 31, 2010, and may be terminated earlier by reason of death or disability, by the Company with cause or without cause, by Mr. Stevens for good reason following a change in control, or by Mr. Stevens for any other reason. In order to provide added incentive for Mr. Stevens to continue to work in his new leadership position in the Company, the new contract provides Mr. Stevens with additional retirement benefits conditioned upon his continued employment with the Company for the full term of the contract. See “Supplemental Retirement Benefits.”

     Details regarding the possible payments under the employment contracts discussed above upon termination of employment or change in control of the Company may be found in “Potential Payments upon Termination or Change in Control.”

     The Company’s business is highly dependent on proprietary intellectual property, including patents, trademarks, copyrights and trade secrets. The Company uses its employment contracts to reinforce limitations on inappropriate sharing of its intellectual property and to ensure that executives who have access to such proprietary intellectual property do not compete with the Company’s businesses either during or after employment with the Company. Each employment contract provides that during employment (including any period following notice of termination whether or not services are being performed) and for 12 to 18 months after termination of employment (other than following a change in control of the Company and with the length depending upon the circumstances of the termination), executive officers may not engage in any activity that is competitive to any material extent with the business of the Company. The employment contracts also contain trade secret, confidentiality and invention and patent covenants that apply during and subsequent to employment.

     Supplemental Retirement Benefits

     Krasnoff Contract Pension. Mr. Krasnoff’s employment contract provides for an annual pension payment beginning at the termination of his employment contract and continuing for ten years, conditioned, while Mr. Krasnoff is alive, upon his being available for advisory services to the Company upon request of the board for up to 15 hours a month and not engaging in any activity competitive to any material extent with Company business without prior Company consent (other than upon a termination of employment by the Company following a change in control).

     Stevens Contract Pension. Mr. Stevens’ employment contract provides for a contract pension to be paid to him beginning upon termination of his employment, other than termination by the Company for cause or voluntary termination by him prior to December 31, 2010 (except for good reason following a change in control of the Company). The contract pension provides a guaranteed amount per month for his lifetime, offset by amounts payable to him upon retirement under the Supplementary Pension Plan if he had elected that the payments of such amounts be paid as a joint 50% survivor annuity.

     Supplementary Pension Plan. In addition to providing a tax-qualified profit-sharing plan and cash balance pension plan for all of its employees, including its named executive officers, the Company maintains supplementary plans for its executive officers that are not tax-qualified. The Company’s Supplementary Pension Plan is available to certain key officers, including the named executive officers (other than Ms. Marino), and provides lifetime pension payments that will, when added to primary Social Security benefits and payments from the Company’s tax-qualified Cash Balance Pension Plan, on an annual basis equal 50% of a participant’s average of the three highest of the participant’s last five years’ cash compensation (salary and bonus) prior to termination. Payments under the Supplementary Pension Plan are conditioned upon the participants, both before and after termination of employment, abiding by secrecy and invention agreements and certain non-compete provisions set forth in the plan. Payments under the plan are forfeited if the participant is fired by the Company for gross negligence or willful misconduct. Details regarding pension benefits under Mr. Krasnoff’s contract, Mr. Steven’s contract and the Supplementary Pension Plan may be found in “Pension Benefits for Fiscal Year 2008.”

     Supplementary Profit-Sharing Plan. The Company’s Supplementary Profit-Sharing Plan provides a benefit to U.S.-based executives to make up for contributions that cannot be made to the executives’ accounts by law under the tax-qualified Pall Corporation 401(k) Plan (the “401(k) Plan”, formerly known as the Pall Corporation Profit-Sharing Plan) and for earnings that could have been earned on such contributions. In fiscal year 2008, no contributions were made to the Supplementary Profit-Sharing Plan on behalf of any participants, including the named executive officers.

     Benefits Protection Trust. The Company has established a Benefits Protection Trust to which it makes voluntary contributions to help meet its obligations under the Supplementary Pension Plan and the Supplementary Profit-Sharing Plan, as well as any severance payable to Mr. Krasnoff under his employment contract described above and the Company’s obligation to pay Mr. Krasnoff’s contract pension. In the event of a “change in control” of the Company (as defined in the trust agreement), the trust fund must thereafter be used to satisfy these obligations other than in the event of an insolvency of the Company when such amounts will be available to its general creditors. The balance in the Benefits Protection Trust at the end of fiscal year 2008 was $57,321,434.

     Perquisites and Welfare Benefits

     Generally, the Company does not provide many perquisites to its named executive officers. Each named executive officer receives a car allowance (the amount of which is determined by Mr. Krasnoff) and certain executives have received tax and estate planning, sporting and concert tickets, home office equipment and airline club memberships. In the case of executives who relocate on behalf of the Company, relocation and housing costs are also provided. Mr. Perez has an interest free loan from the Company that was made in connection with his purchase of a home upon his relocation on behalf of the Company. Mr. Stevens has an interest free loan from the Company that was made in connection with his exercise of Company stock options. Both loans were made prior to the adoption of the Sarbanes-Oxley Act. See “Summary Compensation Table.” Named executive officers receive the same welfare benefits, consisting of medical, dental, life and disability insurance, on the same terms as all other employees of the Company. The named executive officers are not entitled to receive any welfare benefits as a retiree, other than Mr. Krasnoff whose contract provides for lifetime medical coverage for him and his spouse and minor children, and Mr. Stevens whose contract provides for lifetime medical coverage for him and his spouse following a termination of employment, except in the case of termination by the Company for cause, or a voluntary termination by Mr. Stevens, unless such voluntary termination is for good reason following a change in control of the Company. The benefits consist in both cases of the same coverage and benefits as are provided under the hospitalization, medical and dental plans maintained by the Company for its nonunionized U.S. employees. On September 22, 2008, the compensation committee approved a policy with respect to the reimbursement of tax and estate planning expenses incurred by the Company’s board-elected officers that provides for reimbursement of such expenses not to exceed $12,000 per year.

Equity-Based Compensation Grant Policy

     On January 10, 2007, the compensation committee adopted a written policy for the issuance of grants of equity-based compensation to officers and employees. Under the policy as amended by the compensation committee on September 22, 2008, the committee will make all grants to individuals who may be “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and to all board-elected officers of the Company. At its regularly scheduled committee meeting held in July of each year, based upon recommendations of the Company’s chief executive officer and any other relevant factors, the committee will approve the total annual equity grants for each non-executive employee based on a schedule listing the name and position of the employee and the type and amount of the applicable award. At its regularly scheduled committee meeting held in January of each year occurring during an open trading window, based upon recommendations of the Company’s chief executive officer and any other relevant factors, the committee will approve the total annual equity grants for each “covered employee” and elected officer. The committee also will approve at a regular or special meeting held on or prior to the contemplated grant date all equity-based grants to newly hired or promoted employees or similar special grants not made at these meetings. All stock options will be granted at fair market value on the grant date as defined under the relevant plan (i.e., the NYSE closing price for the Stock Plan). The director of employee benefits (or, if such position does not exist, the chief financial officer) is charged with ensuring compliance with the grant policy. On September 22, 2008, the compensation committee revised its policy to reflect the committee’s decision to determine equity grants based on dollar value rather than number of shares. As a result, the committee will no longer approve a total number of aggregate shares available for the following fiscal year’s annual grant to all employees.

Common Stock Ownership Guidelines

     The compensation committee has established common stock ownership guidelines for the Company’s officers and other key employees. The current target ownership levels are 500% of annual base salary for the Company’s chief executive officer, 300% of base salary for any executive officer whose annual base salary exceeds $300,000, and 150% of base salary for any other executive officer whose annual base salary exceeds $150,000. Target ownership levels of common stock for other officers and key employees have been established based on annual base salary ranges. For these purposes, a person’s base salary includes the amount of salary that he or she elects to receive in the form of restricted units under the Management Plan. Those persons who began participating in the Management Plan after its inception have six years from the dates of their participation to reach 100% of their target ownership levels. Participants with increased target ownership levels due to promotion are entitled to an additional two years to satisfy the new requirement. In calculating shares owned, each restricted unit (whether vested or unvested) held for the account of an employee under the Management Plan is counted as one share.

     The compensation committee has determined that, barring mitigating circumstances, any participant in the Management Plan who does not meet the target stock ownership level will not be eligible to receive further grants of stock options until the target is met.

     Each of the named executive officers still in office has met his or her target level or is in a grace period due to promotion. Total stock ownership as a percentage of the target ownership goal by each of the named executive officers who has met his or her target level ranges from 87% to 339%.

Taxes

     The Code limits the deductibility for federal income tax purposes of executive compensation paid by public companies to certain of their executive officers. Under Section 162(m) of the Code, the Company is not permitted to deduct compensation of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) in excess of $1,000,000 for any fiscal year except to the extent that the compensation in excess of that amount meets the statutory definition of “performance-based compensation.”

     The Company intends that cash bonuses and certain equity grants (including stock options) granted under the Bonus Plan and the Stock Plan meet the statutory definition of “performance-based compensation.” However, the Company may from time to time award certain bonuses and equity grants that are not deductible under Section 162(m). For example, restricted stock units granted under the Stock Plan and matching units credited under the Management Plan and any dividend equivalents on such units do not qualify as performance-based compensation. Nonetheless, the Company believes that the potential loss of a tax deduction is justified by the rationale for these awards.

     The Company is reviewing its compensation agreements and plans to ensure compliance with Section 409A of the Code. One result of Section 409A will be the delay of any payments made upon an executive officer’s separation from service to the date six months after the end of employment, in which event any such payments that would otherwise have been made during such period will be paid at the end of the six-month period in a lump sum with interest.

Post-Fiscal Year End Events

     Bartlett Departure. Effective August 29, 2008, Ms. Bartlett’s employment with the Company terminated in accordance with the terms of her employment agreement. Ms. Bartlett had been Senior Vice President and General Counsel. Pursuant to her contract, Ms. Bartlett will receive monthly payments equal to one-twelfth of 102.5% of her annual base salary on the date of termination for a period of twelve months, in a total amount of $334,484. In addition, all outstanding unvested stock options continue to vest in accordance with their terms. Restricted stock units granted to Ms. Bartlett under the Stock Plan, and all outstanding unvested restricted units held by her under the Management Plan vested immediately in accordance with their terms, providing a total dollar value of approximately $918,593. See the “Summary Compensation Table” and the “Outstanding Equity Awards at End of Fiscal Year 2008” table for details regarding her base salary and outstanding equity awards.

COMPENSATION COMMITTEE REPORT

     The compensation committee reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2008.

     This report by the compensation committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

     The undersigned, being all the members of the compensation committee, submit this report to the Company’s shareholders.

Compensation Committee
Daniel J. Carroll, Jr. (Chair)
Ulric S. Haynes, Jr.
Edwin W. Martin, Jr.
Edward L. Snyder
Cheryl W. Grisé (appointed to the
committee on January 17, 2008)
October 10, 2008

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2008, Mr. Daniel J. Carroll, Jr. (Chair), Ms. Cheryl W. Grisé, Mr. Ulric S. Haynes, Jr., Edwin W. Martin, Ph.D. and Edward L. Snyder, M.D. served on the compensation committee of the board. None of the persons who served on the compensation committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s board.

Summary Compensation Table

     The following table sets forth the compensation of each of the named executive officers for fiscal years 2008 and 2007 (other than Ms. Marino for whom only fiscal year 2008 is required).

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Eric Krasnoff	2008	884,052	968,030	773,926	1,326,078	2,134,830	45,309	6,132,225
(Chairman &	2007	862,108	685,658	574,616	836,676	1,215,057	48,977	4,223,092
Chief Executive
Officer)
Lisa McDermott	2008	357,552	207,260	172,835	375,430	250,439	27,275	1,390,791
(Chief	2007	348,660	119,270	97,396	236,863	291,335	24,936	1,118,460
Financial
Officer &
Treasurer)
Donald Stevens	2008	520,052	476,414	303,087	585,059	432,839	37,775	2,355,226
(President,	2007	507,156	381,150	212,394	344,537	216,234	35,321	1,696,792
Chief
Operating
Officer &
President –
Industrial)
Roberto Perez	2008	344,552	302,327	203,065	349,031	446,269	34,275	1,679,519
(President – Life	2007	335,972	221,451	164,633	302,961	525,498	33,661	1,584,176
Sciences)
Sandra Marino	2008	226,205	45,553	11,627	186,621	381,010	12,584	863,600
(Senior Vice
President,
General
Counsel &
Corporate
Secretary) (7)
Mary Ann Bartlett	2008	297,648	138,126	92,139	312,531	456,655	23,965	1,321,064
(Former General	2007	290,279	103,799	59,955	197,202	399,554	22,806	1,073,595
Counsel &
Corporate
Secretary)
____________________

(1)	Base salary is paid in accordance with each named executive officer’s employment contract (other than Ms. Marino who is not subject to a contract). Includes amounts deferred into restricted units under the Company’s Management Plan by Ms. McDermott ($22,016), Mr. Stevens ($64,000) and Ms. Marino ($6,435). See “Grants of Plan-Based Awards” for further information.

(2)	Reflects the expense recognized for financial statement reporting purposes under SFAS 123R for each NEO for the Company’s fiscal year 2008 for restricted units and restricted stock units granted to the NEO both in fiscal year 2008 and in prior years under the Stock Plan and Management Plan. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For additional information regarding the assumptions made in calculating these amounts, see Note 14, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2008 with respect to the grants made in fiscal year 2008 and the corresponding note to consolidated financial statements for fiscal years 2005 through 2007 for grants made in such years. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value, if any, that may be realized by the NEO.

(3)	Reflects the expense recognized for financial statement reporting purposes under SFAS 123R for each NEO for the Company’s fiscal year 2008 for stock options granted to the NEO both in fiscal year 2008 and in prior years under the Stock Plan and prior Company stock option plans. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For additional information regarding the assumptions made in calculating these amounts, see Note 14, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2008 with respect to the grants made in fiscal year 2008 and the corresponding note to consolidated financial statements for fiscal years 2005 through 2007 for grants made in such years.

(4)	Reflects annual bonus paid to the NEO under the Company’s Bonus Plan for fiscal year 2008. Includes amounts deferred into restricted units under the Company’s Management Plan by Ms. McDermott ($200,000), Ms. Marino ($186,621) and Mr. Stevens ($292,530) in fiscal year 2008. See the description of the Bonus Plan and the Management Plan in “Compensation Discussion and Analysis” for further information about these awards.

(5)	Represents the aggregate increase in the actuarial present value of accumulated benefits under the Company’s tax-qualified Cash Balance Pension Plan, nonqualified Supplementary Pension Plan and, in the case of Messrs. Krasnoff and Stevens, contract pensions. See “Pension Benefits for Fiscal Year 2008” for further information.

(6)	The amounts reported in All Other Compensation represent the aggregate incremental cost to the Company in fiscal year 2008 of the following:

Eric Krasnoff	Company contributions to the 401(k) Plan Company car allowance Fees for professional tax services Airline club memberships Home office expense Sporting and concert tickets
Lisa McDermott	Company contributions to the 401(k) Plan Company car allowance Sporting and concert tickets Airline club membership Home office expense
Donald Stevens	Company contributions to the 401(k) Plan Company car allowance Imputed interest for outstanding loan to the Company Sporting and concert tickets Home office expense

Roberto Perez	Company contributions to the 401(k) Plan Company car allowance Imputed interest for outstanding loan to the Company Home office expense
Sandra Marino	Company contributions to the 401(k) Plan Company car allowance Concert tickets
Mary Ann Bartlett	Company contributions to the 401(k) Plan Company car allowance

(7)	Ms. Marino was appointed Senior Vice President and General Counsel as of September 1, 2008.

For further information regarding the compensation set forth in the Summary Compensation Table, see “Compensation Discussion and Analysis” and “Pension Benefits for Fiscal Year 2008.”

Grants of Plan-based Awards for Fiscal Year 2008

     The following table provides information concerning equity and non-equity incentive awards granted to the named executive officers under the Bonus Plan, the Stock Plan and the Management Plan during fiscal year 2008. There can be no assurance that the grant date fair value of stock and option awards reported below will ever be realized by the named executive officers.

						All Other	All Other		Grant Date Fair
			Estimated			Stock	Option		Value of Stock and
			Future Payouts			Awards:	Awards:		Option Awards(8)
			Under Non-Equity			Number of	Number of	Exercise or	($)
			Incentive Plan Awards			Shares of	Securities	Base Price
		Date of	Threshold	Target	Maximum	Stock or	Underlying	of Option	Option	Stock
		Committee	($)(1)	($)(2)	($)(2)	Units(5)	Options(6)	Awards(7)	Awards	Awards
Name	Grant Date	Action	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)
Eric Krasnoff	4/2/2008	3/12/2008				48,000 (3)	224,000	35.75	1,756,160	1,716,000
			33,152	1,326,078	1,326,078
Lisa McDermott	1/31/2008					224 (4)				8,256
	4/2/2008	3/12/2008				11,826 (3)	56,644	35.75	444,089	422,780
	4/3/2008					11,652 (4)				414,000
	7/31/2008					886 (4)				35,776
			9,386	375,430	375,430
Donald Stevens	1/31/2008					652 (4)				24,000
	4/2/2008	3/12/2008				14,500 (3)	67,500	35.75	529,200	518,375
	7/31/2008					2,572 (4)				104,000
			14,626	585,059	585,059
Roberto Perez	4/2/2008	3/12/2008				11,286 (3)	56,644	35.75	444,089	422,780
	4/3/2008					4,264 (4)				151,480
			9,044	361,780	361,780
Sandra Marino	1/31/2008					46 (4)				1,716
	7/15/2008					1,910 (4)	4,150	39.02	36,728	74,528
	7/31/2008					276 (4)				11,154
			4,665	186,621	186,621
Mary Ann Bartlett			7,813	312,531	312,531
____________________

(1)	Represents the bonus payable to the named executive officer under the Bonus Plan if the threshold, or lowest possible achievement that would yield a bonus payment, is obtained.

(2)	Represents the bonus payable to the NEO under the Bonus Plan if the performance target is obtained. The amounts disclosed under target and maximum are identical as full bonus is paid if the performance target is achieved.

(3)	Represents the number of restricted stock units granted to the NEO under the Stock Plan on April 2, 2008. These restricted stock units will vest in full and be settled in stock on the fourth anniversary of the date of grant or, if occurring prior to that date, upon death, disability or a change in control of the Company. A pro rated portion of any unvested restricted stock units will vest upon a termination of employment for eligible retirement (at or over age 65). Upon a termination of employment for any reason other than death, disability or eligible retirement, all unvested restricted stock units will be forfeited except in the case of Mr. Stevens whose restricted stock units will continue to vest and be settled for a two year period following his involuntary termination of employment by the Company without cause pursuant to his employment contract.

(4)	Represents the number of restricted units granted to the NEO under the Management Plan. The number of restricted units shown as granted on April 3, 2008 resulted from pretax deferrals of bonus paid for fiscal year 2007 and the number of restricted units shown as granted on January 31, 2008 and July 31, 2008 resulted from pretax base salary deferrals by the named executive officer ($22,016 for Ms. McDermott, $64,000 for Mr. Stevens, and $6,435 for Ms. Marino), as well as employer matching units granted with respect to units acquired by the named executive officer with all pretax and after-tax contributions. These restricted units will vest in full on the fourth anniversary of the date of grant or, if occurring prior to that date, upon termination of employment as a result of death or disability or upon a change in control of the Company. Upon a termination of employment for eligible retirement (at or over age 62) or upon a termination by the Company without cause, a pro rated portion of any unvested employer matching units will vest and all unvested units acquired by the named executive officer through pretax and after-tax contributions will vest. Upon a termination of employment for any reason other than death, disability, eligible retirement or by the Company without cause, all unvested employer matching units will be forfeited and all unvested units acquired by the named executive officer through pretax and after-tax contributions will vest but will be settled by delivery of a number of shares based upon the lower of the value of common stock on the date the units were credited to the NEO’s account and the date of settlement.

(5)	Dividend equivalent units are earned on all restricted units outstanding at the time the Company’s quarterly dividend is paid, based on the closing stock price on the dividend payment date, and vest at the same time as the restricted units to which they relate.

(6)	Represents the number of non-qualified stock options granted to the NEO on April 2, 2008 under the Stock Plan. The options granted vest 25% on each of the first four anniversaries of the date of grant while employed by the Company and after a termination for disability or retirement at or after age 65. Upon a termination for any reason other than disability or retirement, all unvested stock options will be forfeited on the date of termination, except in the case of Mr. Krasnoff whose options will vest 30 days prior to any termination of employment (other than as a result of death) pursuant to his employment contract and Mr. Stevens whose options will continue to vest and be exercisable for a two year period following his involuntary termination of employment by the Company without cause pursuant to his employment contract. All stock options will vest in full upon a change in control of the Company. All stock options will expire on the seventh anniversary of the date of grant.

(7)	Exercise price is based upon the closing price of a share of common stock as reported in the NYSE Composite Transactions on the date of grant.

(8)	Represents the grant date fair value under SFAS 123R of the restricted stock units and stock option awards granted to the named executive officer.

For a description of the material terms of the Company’s Bonus Plan, Stock Plan and Management Plan, see “Compensation Discussion and Analysis” and “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at End of Fiscal Year 2008

     The following table provides information regarding unexercised options and unvested restricted stock units and restricted units outstanding for each named executive officer as of the end of fiscal year 2008.

	Option Awards(1)					Stock Awards(1)
						Number		Market Value
	Number of	Number of				of Shares		of Shares
	Securities	Securities				or Units of		or Units of
	Underlying	Underlying		Option		Stock That		Stock That
	Unexercised	Unexercised	Option	Exercise	Option	Have Not		Have Not	Scheduled
	Options	Options	Grant	Price	Expiration	Vested		Vested(3)	Vesting
Name	(#) Exercisable	(#) Unexercisable	Date(2)	($)	Date	(#)		($)	Date
Eric Krasnoff	170,948	—	—	$22.09	3/18/2011	26,240	(4)	$1,060,621	1/19/2009
	83,000	—	—	$16.13	10/2/2012	25,865	(4)	$1,045,463	1/19/2010
	71,250	23,750	1/19/2005	$27.00	1/19/2012	29,566	(4)	$1,195,058	1/10/2011
	47,500	47,500	1/19/2006	$28.68	1/19/2013	47,771	(5)	$1,930,904	9/30/2009
	30,250	90,750	1/10/2007	$34.07	1/10/2014	8,799	(5)	$355,656	1/31/2011
	—	224,000	4/2/2008	$35.75	4/2/2015	48,175	(4)	$1,947,234	4/2/2012
Lisa McDermott	3,850	—	—	$16.13	10/2/2012	1,667	(4)	$67,380	7/27/2009
	1,800	600	7/27/2005	$30.83	7/27/2012	5,173	(4)	$209,093	1/19/2010
	9,000	9,000	1/19/2006	$28.68	1/19/2013	10,195	(4)	$412,082	1/10/2011
	11,000	33,000	1/10/2007	$34.07	1/10/2014	1,621	(5)	$65,521	9/17/2008
	—	56,644	4/2/2008	$35.75	4/2/2015	5,387	(5)	$217,743	9/30/2009
						226	(5)	$9,135	1/31/2012
						11,695	(5)	$472,712	4/3/2012
						885	(5)	$35,772	7/31/2012
						11,869	(4)	$479,745	4/2/2015
Donald Stevens	35,051	—	—	$16.13	10/2/2012	7,347	(4)	$296,966	1/19/2009
	18,750	—	8/4/2003	$22.74	8/3/2013	7,242	(4)	$292,722	1/19/2010
	20,250	6,750	1/19/2005	$27.00	1/19/2012	10,195	(4)	$412,082	1/10/2011
	13,500	13,500	1/19/2006	$28.68	1/19/2013	16,255	(5)	$655,815	9/17/2008
	10,500	31,500	1/10/2007	$34.07	1/10/2014	18,701	(5)	$755,894	9/30/2009
	—	67,500	4/2/2008	$35.75	4/2/2015	1,868	(5)	$75,505	1/31/2010
						2,206	(5)	$89,167	7/31/2010
						11,853	(5)	$479,098	10/3/2010
						10,676	(5)	$431,524	1/31/2011
						656	(5)	$26,516	1/31/2012
						2,573	(5)	$104,001	7/31/2012
						14,553	(4)	$588,232	4/2/2012

	Option Awards(1)					Stock Awards(1)
						Number		Market Value
	Number of	Number of				of Shares		of Shares
	Securities	Securities				or Units of		or Units of
	Underlying	Underlying		Option		Stock That		Stock That
	Unexercised	Unexercised	Option	Exercise	Option	Have Not		Have Not	Scheduled
	Options	Options	Grant	Price	Expiration	Vested		Vested(3)	Vesting
Name	(#) Exercisable	(#) Unexercisable	Date(2)	($)	Date	(#)		($)	Date
Roberto Perez	5,250	—	8/1/2003	$22.65	7/31/2013	5,773	(4)	$233,345	1/19/2009
	1,875	1,875	1/19/2005	$27.00	1/19/2012	519	(4)	$20,978	8/29/2009
	3,125	6,250	8/29/2005	$28.33	8/29/2012	7,242	(4)	$292,722	1/19/2010
	6,750	13,500	1/19/2006	$28.68	1/19/2013	8,156	(4)	$329,666	1/10/2011
	8,750	26,250	1/10/2007	$34.07	1/10/2014	2,091	(5)	$84,518	1/31/2009
	—	56,644	4/2/2008	$35.75	4/2/2015	2,129	(5)	$86,054	7/31/2009
						8,849	(5)	$357,677	9/30/2009
						3,409	(5)	$137,792	1/31/2010
						2,293	(5)	$92,683	7/31/2010
						3,440	(5)	$139,045	10/3/2010
						2,352	(5)	$95,068	1/31/2011
						2,050	(5)	$82,861	7/31/2011
						11,869	(4)	$479,745	4/2/2012
						4,279	(5)	$172,957	4/3/2012
Sandra Marino	3,750	1,250	5/31/2005	$29.19	5/31/2012	521	(4)	$21,059	7/27/2009
	300	100	7/27/2005	$30.83	7/27/2012	514	(4)	$20,776	7/27/2010
	200	200	7/27/2006	$25.85	7/27/2013	446	(4)	$18,027	7/17/2011
	—	4,150	7/15/2008	$39.02	7/15/2015	1,910	(4)	$77,202	7/15/2012
						47	(5)	$1,900	1/31/2012
						276	(5)	$11,156	7/31/2012
Mary Ann Bartlett	2,500	—	—	$22.09	3/18/2011	1,469	(4)	$59,377	1/19/2009
	3,250	—	—	$16.13	10/2/2012	1,038	(4)	$41,956	8/29/2009
	1,500	500	1/19/2005	$27.00	1/19/2012	2,587	(4)	$104,567	1/19/2010
	600	600	8/29/2005	$28.33	8/29/2012	8,156	(4)	$329,666	1/10/2011
	1,600	1,600	1/19/2006	$28.68	1/19/2013	477	(5)	$19,280	9/11/2007
	8,750	26,250	1/10/2007	$34.07	1/10/2014	131	(5)	$5,295	1/31/2009
						389	(5)	$15,723	1/31/2009
						134	(5)	$5,416	7/31/2009
						566	(5)	$22,878	9/30/2009
						83	(5)	$3,355	1/31/2010
						638	(5)	$25,788	7/31/2010
						5,298	(5)	$214,145	9/29/2010
						639	(5)	$25,828	1/31/2011
						567	(5)	$22,918	7/31/2011
____________________

(1)	Stock options were granted under the Stock Plan, the 1998 Employee Stock Option Plan, and the 1995 Employee Stock Option Plan. Restricted stock units were granted under the Stock Plan and restricted units were granted under the Management Plan and include any associated dividend equivalent units.

(2)	Stock options are scheduled to vest 25% on each of the first four anniversaries of the date of grant.

(3)	Represents the number of shares multiplied by the closing price of common stock on July 31, 2008 ($40.42) (with rounding of fractional restricted stock units and restricted units).

(4)	Represents restricted stock units (including associated dividend equivalent units) granted to the NEO pursuant to the Stock Plan.

(5)	Represents restricted units (including associated dividend equivalent units) granted to the NEO under the Management Plan as a result of pretax base salary and bonus deferrals and employer matching units granted with respect to restricted units acquired by the named executive officer with pretax and after-tax contributions.

Option Exercises and Stock Vested for Fiscal Year 2008

     The following table sets forth information regarding the shares acquired upon vesting of restricted units under the Management Plan by the named executive officers during fiscal year 2008. None of the named executive officers had any restricted stock units vest under the Stock Plan or exercised any stock options during fiscal year 2008.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on	on Vesting
Name	Vesting (#)(1)	($)(1)(2)
Eric Krasnoff	—	—
Lisa McDermott	1,761 (3)	71,175 (3)
Donald Stevens	3,372	130,544
Roberto Perez	8,449	327,682
Sandra Marino	—	—
Mary Ann Bartlett	1,031 (4)	40,762 (4)
____________________

(1)	The numbers and values reported include the vesting of restricted stock units acquired with pretax employee contributions (10,345 shares) and employer contributions (4,269 shares), including their respective dividend equivalents, under the Management Plan.

(2)	Value based on the average of high and low stock price as reported in the NYSE Composite Transactions on the vesting date.

(3)	The receipt of 1,761 of these shares (with a value of $71,175) was deferred by Ms. McDermott under the Management Plan until termination of her employment.

(4)	The receipt of 477 of these shares (with a value of $19,300) was deferred by Ms. Bartlett under the Management Plan until September 11, 2012.

Pension Benefits for Fiscal Year 2008

     The following table sets forth the present value as of July 31, 2008 of accumulated benefits under each plan that provides for pension benefits to the named executive officers at, following, or in connection with retirement.

		Number of	Present
		Years	Value of
		Credited	Accumulated
		Service(1)	Benefit(2)
Name	Plan Name	(#)	($)
Eric Krasnoff	Employment Contract Pension	33	8,234,165
	Supplementary Pension	33	8,569,826
	Cash Balance Pension	33	113,722
Lisa McDermott	Supplementary Pension	9	1,102,481
	Cash Balance Pension	9	30,906
Donald Stevens	Employment Contract Pension	40	-0-
	Supplementary Pension	40	4,783,067
	Cash Balance Pension	40	307,013
Roberto Perez	Supplementary Pension	9	3,404,790
	Cash Balance Pension	9	62,762
Sandra Marino	Supplementary Pension	4	-0-
	Cash Balance Pension	4	9,754
Mary Ann Bartlett	Supplementary Pension	23	2,439,168
	Cash Balance Pension	23	228,608
____________________

(1)	The number of years of credited service and actual service do not differ for any NEO for any plan.

(2)	“Present value of accumulated benefit” is a calculation that estimates the cash value as of July 31, 2008 of the pension benefit that has been earned by each named executive officer. It is based on various assumptions, including assumptions about future interest rates, inflation, mortality and retirement dates as follows:
  Discount rate: 6.75%

  Mortality: Combined healthy white collar RP2000 generational table for males and females

  Assumed retirement/commencement of benefits date:

    Supplementary Pension Plan: 60

    Cash Balance Pension Plan: 65

    Mr. Krasnoff’s employment contract pension: July 31, 2008

    Mr. Stevens’ employment contract pension: July 31, 2008

Pension Benefits

     Cash Balance Pension Plan

     Eligible employees may participate in the Company Cash Balance Pension Plan on August 1st after completing 6 months of service and attaining age 20½. Eligible compensation under this plan includes the total compensation received by a participant for the plan year, including overtime pay and bonuses, subject to a limit under Section 401(a)(17) of the Code (which limit was $230,000 for fiscal year 2008).

     Under the cash balance plan formula, pension benefits are based on a participant’s hypothetical account balance. Each year the account balance is increased by compensation credits and interest credits. The compensation credit is added to the cash balance account on the last day of the plan year (or end of month of termination, if earlier) and is calculated by multiplying eligible compensation by a percentage. This percentage is determined by “points” which are equal to the sum of age and years of service as of the first day of each plan year. For less than 45 points, the credit is 2.5%; for 45-54 points, it is 3%; for 55-64 points, it is 4%; and for 65 or more points, it is 5%. In addition, those participants who were participants as of August 1, 1999 and who were age 50 with at least 10 years of service, will receive an additional compensation credit of 2% for each plan year that the participant remains an employee. Interest credits are added to the cash balance account on the last day of each plan year based on the average of the constant maturity one-year Treasury Bill rate for the month of June preceding the plan year in which the account is to be credited. In addition, interest credits on one half of the compensation credit earned during the plan year are also added to the account balance at the end of the plan year. Interest credits continue to be added to the account balance until the benefit is paid.

     If the participant is married, the normal form of payment is a joint and 50% survivor annuity. If the participant is not married, the normal form is a life annuity. The annuity is determined by converting the cash balance account to the actuarial equivalent monthly retirement benefit. In addition to the normal forms of payment described above, there are other optional forms of payment (lump sum and annuity) all of which are actuarially equivalent to the life annuity. A participant who terminates prior to age 55 may elect to receive a lump sum distribution equal to the participant’s account balance at his or her benefit commencement date or the normal form of payment described above.

     A participant becomes 100% vested in his or her benefits after five years of service.

     Supplementary Pension Plan

     The Company maintains the Supplementary Pension Plan which provides a retirement pension benefit, payable monthly commencing on the first day of the month following the normal retirement date (the last day of the month coinciding with or immediately following attainment of age 65) equal to 1/12 of 50% of the member’s final average compensation, reduced by the sum of the total annual pension payable under all other Company pension programs and the participant’s primary social security benefit. Final average compensation means one third of the participant’s aggregate compensation for the three years in which his or her compensation was the highest out of the last five years in which he or she participated in the plan. Compensation includes salary and bonus payments but does not include fringe benefits, equity awards or Company contributions to any retirement plans, including the 401(k) Plan and Supplementary Profit-Sharing Plan.

     A participant is vested in his or her benefit under the plan if (i) he or she is employed by the Company on either his or her 60th birthday or, if later, the fifth anniversary of his or her participation in the plan, or (ii) he or she has been employed by the Company for a period of at least 25 years, or (iii) he or she holds the position of Executive Vice President of the Company. Payments under the Supplementary Pension Plan are conditioned upon the participant, both before and after termination of employment, abiding by secrecy and invention agreements and certain non-compete provisions set forth in the plan. Payments under the plan are also forfeited if the participant is fired by the Company for gross negligence or willful misconduct.

     Upon a change in control (see note 4 to “Potential Payments Upon Termination or Change in Control”), each plan participant whose employment with the Company terminates for any reason (other than death) and who was a member of the Company’s Operating Committee at any time during the 30-day period immediately preceding the change in control, shall be fully vested in his or her account. All of the named executive officers other than Ms. Marino, Ms. McDermott and Mr. Perez were already fully vested in his or her account on July 31, 2008.

     A participant will receive his or her benefit payments under the plan upon retirement at or after age 60 with no reduction in benefits. A participant who retires as a result of disability will receive his or her benefit payments beginning six months after such disability (regardless of the participant’s age) and continuing only during the period of such disability; provided that if a participant ceases to suffer a disability after he or she has attained age 65, his or her benefit payments will continue during his or her lifetime with no reduction in benefits. If a participant retires after age 65, his or her benefit payments will be calculated using the higher of (i) the amount under the plan’s regular formula or (ii) the amount under the formula using the participant’s final average compensation based upon the year in which the participant turned 65 (and looking back over his or her four years prior to that year) and multiplying the result by the percentage increase in the consumer price index for the month immediately preceding the commencement of benefit payments over the month in which the participant turned 65.

     Although the benefit under the plan is calculated in terms of lifetime monthly payments, a participant may elect to take the actuarial equivalent in any form of payment offered under the Cash Balance Plan (or other retirement plan) other than a single lump sum.

     The purpose of the Supplementary Pension Plan is to assure executives a specified level of retirement benefit over and above what would be payable under the Company’s tax-qualified Cash Balance Pension Plan.

     Each participant may elect to commence receiving a reduced pension benefit prior to the normal retirement date of age 65. Benefit reductions are based on when service was provided to the Company.

Krasnoff Contract Pension

     Mr. Krasnoff’s employment contract provides for a pension amount to be paid to him, or his estate, for each of the ten years following the termination of his employment. Such annual amount will be determined by taking the average of the total cash compensation (salary and bonus) paid to him for the three full fiscal years out of the last five fiscal years prior to his termination in which he received the highest total cash compensation, adjusting it for changes in the consumer price index (for years other than the first year of payment), multiplying the result by 60% and subtracting the amount which is the maximum annual benefit payable under Section 415(b)(1)(A) of the Code as of the date of termination. The payment of the contract pension is conditioned upon Mr. Krasnoff being available for advisory services to the Company upon request of the board for up to 15 hours a month and Mr. Krasnoff’s not engaging in any activity competitive to any material extent with Company business without prior Company consent (other than upon a termination of employment by the Company following a change in control).

Stevens Contract Pension

     Mr. Stevens’ employment contract provides for a contract pension to be paid to him beginning upon termination of his employment, other than termination by the Company for cause or voluntary termination by him prior to December 31, 2010 (except for good reason following a change in control of the Company). The contract pension provides a guaranteed amount per month for his lifetime, offset by amounts payable to him upon retirement under the Supplementary Pension Plan if he had elected that the payments of such amounts be paid as a joint 50% survivor annuity.

Nonqualified Deferred Compensation For Fiscal Year 2008

     The following table summarizes transactions and balances with respect to each NEO’s account under the Company’s nonqualified deferred compensation plans, other than defined benefit arrangements, for fiscal year 2008. We note that the Company did not make any contributions to the Supplementary Profit-Sharing Plan for fiscal year 2008.

				Aggregate		Aggregate
		Executive	Registrant	Earnings in	Aggregate	Balance at
		Contributions	Contributions	Last FY	Withdrawals/	Last FYE
		in Last FY	in Last FY	(1)(2)	Distributions	(3)(4)
Name	Plan Name	($)	($)	($)	($)	($)
Eric Krasnoff	Supplementary Profit-Sharing	—	—	-42,961	—	644,922
	Management Stock Purchase	—	—	-34,683	—	2,500,739
Lisa McDermott	Supplementary Profit-Sharing	—	—	-78	—	2,835
	Management Stock Purchase (5)	71,175	—	70,346	—	129,844
Donald Stevens	Supplementary Profit-Sharing	—	—	-5,244	—	103,698
	Management Stock Purchase	—	—	-5,113	—	369,190
Roberto Perez	Supplementary Profit-Sharing	—	—	-1,800	—	27,017
	Management Stock Purchase	—	—	—	—	—
Sandra Marino	Management Stock Purchase	—	—	—	—	—
Mary Ann Bartlett	Supplementary Profit-Sharing	—	—	390	—	10,247
	Management Stock Purchase (5)	19,300	—	15,316	—	307,949
____________________

(1)	Includes (i) interest, dividend, and unrealized gain income earned on the named executive officer’s account balance under the Supplementary Profit-Sharing Plan less any unrealized loss; and (ii) dividend equivalent units and appreciation earned or depreciation experienced on deferred vested restricted units under the Management Plan. With regard to the Management Plan, when dividend equivalent units are first earned and allocated, they are calculated based on the closing price of common stock on the dividend payment date.

(2)	The amounts listed in this column are not included in the “Summary Compensation Table.”

(3)	Includes (i) the value of the NEO’s account balance under the Supplementary Profit-Sharing Plan and (ii) the dollar value of the NEO’s deferred vested restricted units under the Management Plan (including associated dividend equivalent units), based on the closing price of common stock on July 31, 2008 ($40.42).

(4)	Certain contributions by the Company under the Supplementary Profit-Sharing Plan may have been included in the Summary Compensation Table in proxy statements for prior years.

(5)	The amounts in the table represent the value of vested restricted units the receipt of which has been deferred under the Management Plan.

Supplementary Profit-Sharing Plan

     Each named executive officer (other than Ms. Marino) participates in the Supplementary Profit-Sharing Plan, pursuant to which the Company may contribute an additional amount equal to the sum of the base salary and bonus of the named executive officer for the taxable year that is in excess of the limitations on compensation provided in Section 401(a)(17) of the Code, multiplied by the ratio, for the year, of the Company’s aggregate profit-sharing contributions under the 401(k) Plan to the aggregate of all compensation of all tax-qualified 401(k) Plan participants (as limited by the Code). As there was no profit-sharing contribution made under the 401(k) Plan for fiscal year 2008, the Company did not make a contribution to the Supplementary Profit-Sharing Plan for fiscal year 2008. No employee contributions are permitted under the Supplementary Profit-Sharing Plan. The plan credits participants with earnings on their account balances based on participant-directed hypothetical investments in the range of Fidelity mutual funds offered under the 401(k) Plan. Participants vest in the Company’s contributions to their account as follows: 0%, 20%, 40%, 60%, for less than two, three, four and five years of service, and become 100% vested following five years of service. If a participant’s employment with the Company is terminated prior to 100% vesting in the Company contributions, the unvested portion of the individual’s account will be forfeited. All named executive officers other than Ms. Marino are 100% vested in their accounts. The purpose of the Supplementary Profit-Sharing Plan is to provide to executive officers affected by the limitations under the tax-qualified 401(k) Plan a capital accumulation, on a percentage of compensation basis, equal to that provided to other employees of the Company. Based upon their hypothetical investments, the participating named executive officers had the following annual rates of return with respect to their Supplementary Profit-Sharing Plan accounts for fiscal year 2008:

Eric Krasnoff	-6.2%
Lisa McDermott	-2.7%
Donald Stevens	-4.8%
Roberto Perez	-6.2%
Mary Ann Bartlett	4.0%

Management Plan

     For information regarding the Management Plan, see “Compensation Discussion and Analysis” and “Grants of Plan-based Awards for Fiscal Year 2008.”

Potential Payments Upon Termination or Change in Control

     The following table sets forth the payments and benefits that would be received by each named executive officer in the event a termination of employment or a change in control of the Company had occurred on July 31, 2008, over and above any payments or benefits he or she otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company. The named executive officers would receive other payments and benefits as well upon termination of employment to which they were already entitled or vested in on such date, including amounts under the Company’s retirement programs and nonqualified deferred compensation plans in accordance with their terms. In addition, Mr. Krasnoff would receive annual contract pension amounts as set forth in “Pension Benefits for Fiscal Year 2008” and lifetime medical coverage, for him and his dependents (estimated at a cost of $669,000 if terminated as of July 31, 2008) upon his termination of employment. In the case of Mr. Stevens, upon termination of his employment other than termination by the Company for cause or voluntary termination by him prior to December 31, 2010 (except for good reason following a change in control of the Company), Mr. Stevens would also receive lifetime medical benefits for him and his spouse (estimated at a cost of $470,000 if terminated as of July 31, 2008).

					Notice of
					Termination of	“Good
Eric Krasnoff					Employment	Reason”
				Change in	Given by	Termination
	Death	Disability	Retirement	Control	Company	by Executive
Benefit(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)
Salary Continuation	-0-	-0-	N/A	-0-	1,723,996	-0-
Annual Bonus	-0-	-0-	N/A	-0-	2,555,170	-0-
401(k) Plan (7)	-0-	-0-	N/A	-0-	13,800	-0-
Supplementary
Pension Plan	-0-	2,915,739 (8)	N/A	-0-	1,454,051	-0-
Supplementary
Profit-Sharing Plan	-0-	-0-	N/A	-0-	107,777	-0-
Annual Contract Pension	-0-	-0-	N/A	-0-	233,716	-0-
Management Plan	1,321,128	1,321,128	N/A	1,321,128	1,276,671	-0-
Stock Options	-0-	2,498,718	N/A	2,498,718	2,498,718	2,498,718
Restricted Stock Units	5,248,375	5,248,375	N/A	5,248,375	2,106,084	-0-
Severance	N/A	N/A	N/A	4,279,166 (9)	4,279,166	4,279,166
Total	6,569,503	11,983,960	N/A	13,347,387	16,249,149	6,777,884

					Notice of
					Termination of
Lisa McDermott					Employment
				Change in	Given by
	Death	Disability	Retirement	Control	Company
Benefit(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)
Salary Continuation	178,776	178,776	N/A	-0-	352,970
Annual Bonus	187,715	187,715	N/A	-0-	366,202
401(k) Plan (7)	-0-	-0-	N/A	-0-	6,900
Supplementary Pension Plan	-0-	-0-	N/A	-0-	-0-
Supplementary Profit-Sharing Plan	-0-	-0-	N/A	-0-	14,135
Management Plan	389,487	389,487	N/A	389,487	213,378
Options	-0-	585,491	N/A	585,491	194,566
Restricted Stock Units	1,168,300	1,168,300	N/A	1,168,300	67,380
Total	1,924,278	2,509,769	N/A	2,143,278	1,215,531

					“Good Reason”
					Termination by
				Change in	Executive	Termination of
Donald Stevens				Control (without	following a	Employment
				termination of	Change in	by Company
	Death	Disability	Retirement	employment)	Control	Without Cause
Benefit(1)	($)	($)(2)	($)(3)	($)(4)	($)(10)	($)(5)
Severance – Salary
Continuation	520,052	520,052	N/A	-0-	1,014,157	1,014,157
Severance - Annual Bonus	585,059	585,059	N/A	-0-	1,127,328	1,127,328
401(k) Plan (7)	-0-	-0-	N/A	-0-	-0-	-0-
Supplementary Pension Plan	-0-	-0-	N/A	-0-	-0-	-0-
Supplementary
Profit-Sharing Plan	-0-	-0-	N/A	-0-	-0-	-0-
Contract Pension (11)	-0-	-0-	N/A	-0-	-0-	-0-
Management Plan	1,415,185	1,415,185	860,768	1,415,185	-0-	1,320,302
Options	-0-	764,325	N/A	764,325	-0-	630,623
Restricted Stock Units	1,590,002	1,590,002	N/A	1,590,002	-0-	589,687
Total	4,110,298	4,874,623	860,768	3,769,512	2,141,485	4,682,097

					Notice of
					Termination of
Roberto Perez					Employment
				Change in	Given by
	Death	Disability	Retirement	Control	Company
Benefit(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)
Salary Continuation	344,522	344,552	N/A	-0-	671,913
Annual Bonus	361,780	361,780	N/A	-0-	672,535
401(k) Plan (7)	-0-	-0-	N/A	-0-	13,800
Supplementary Pension Plan	-0-	-0-	N/A	-0-	83
Supplementary Profit-Sharing Plan	-0-	-0-	N/A	-0-	25,962
Management Plan	595,912	595,912	N/A	595,912	540,670
Options	-0-	690,430	N/A	690,430	527,766
Restricted Stock Units	1,356,455	1,356,455	N/A	1,356,455	547,044
Total	2,658,699	3,349,129	N/A	2,642,797	2,999,773

Notice of
Termination of
Employment
Sandra Marino					Given by
				Change in	Company Without
	Death	Disability	Retirement	Control	Cause
Benefit(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)
Salary Continuation	-0-	-0-	N/A	-0-	-0-
Annual Bonus	-0-	-0-	N/A	-0-	-0-
401(k) Plan (7)	-0-	-0-	N/A	-0-	-0-
Supplementary Pension Plan	-0-	-0-	N/A	-0-	-0-
Supplementary
Profit-Sharing Plan	-0-	-0-	N/A	-0-	-0-
Management Plan	6,508	6,508	N/A	6,508	1,743
Options	-0-	17,911	N/A	17,911	-0-
Restricted Stock Units	137,064	137,064	N/A	137,064	-0-
Total	143,572	161,483	N/A	161,483	1,743
____________________

(1)	For purposes of the calculations in the table, payments that would be made over time have been presented as a present value lump sum using certain assumptions (salary continuation and annual bonus – 2.51% discount rate; 401(k) Plan – 6.75%; Supplementary Pension Plan – 6.75% discount rate; Supplementary Profit-Sharing Plan – 3% discount rate; Krasnoff annual contract pension – 6.75% discount rate). For purposes of the annual bonus, 2008 bonus amounts were assumed, although actual bonus would depend upon performance of the Company in the relevant year. In addition, the closing price on July 31, 2008 ($40.42) was used for all equity-based compensation calculations. The amounts shown relating to stock options were calculated by multiplying each stock option whose vesting would be accelerated or that would vest during the notice period, as the case may be, by the excess of $40.42 over the exercise price of such stock option. The amounts shown related to restricted stock units and restricted units were calculated by multiplying each restricted stock unit whose vesting would be accelerated or that would vest during the notice period, as the case may be, by $40.42.

(2)	Each of the employment contracts (other than Mr. Steven’s contract) defines “disability” as the executive’s inability, by reason of physical or mental disability, to perform his or her principal duties under his or her employment contract for an aggregate of 130 working days out of any period of 12 consecutive months. Mr. Stevens’ contract defines “disability” as the executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months (“disability event”) or the executive receives, by reason of a disability event, income replacement benefits for a period of not less than three months under a plan maintained by the Company.

(3)	None of the NEOs in the table above is currently eligible for retirement under their employment contracts or other plans of the Company other than Mr. Stevens with respect to the Management Plan, Cash Balance and Supplementary Pension Plan.

(4)	Each of the employment contracts, the Stock Plan, the Management Plan and the Supplementary Pension Plan defines “change in control” as the occurrence of any of the following:

  the earlier to occur of (i) 10 days after a person or group of affiliated or associated persons (other than the Company or any subsidiary or employee benefit plan of the Company or subsidiary) has acquired beneficial ownership of 20% or more of the outstanding common stock (together, an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by the board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by an Acquiring Person of 20% or more of the outstanding common stock during such time as there is an Acquiring Person, any reclassification of securities or reincorporation or reorganization or other transaction which, directly or indirectly, increases by more than 1% the proportionate share of common stock beneficially owned by any Acquiring Person any direct or indirect (i) consolidation or merger of the Company into another person, (ii) consolidation or merger of another company into the Company in which the Company survives and all or part of the common stock is changed into or exchanged for securities of another person (or the Company) or cash or any other property or (iii) sale or transfer of assets or earning power aggregating 50% or more of the assets or earning power of the Company as a whole (other than to the Company or a subsidiary)

  any date on which the number of duly elected and qualified directors of the Company who were not either elected by the board or nominated by the board or its nominating committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws provided, however, that no change in control will be deemed to have occurred to the extent that the board so determines by resolution adopted prior to the event.

(5)	For purposes of these tables, for NEOs other than Mr. Stevens, we have assumed that, upon a notice of termination of employment given by the Company under an employment contract, the Company would continue to pay salary and bonus and provide for additional accruals under retirement plans, vesting of equity awards and continuation in the Company’s medical plans during the two-year (or, in the case of Ms. McDermott, one-year) following notice of termination even if the Company required the NEO not to perform any further services. In light of this assumption, the amounts set forth represent the value on July 31, 2008 of such future payments and benefits assuming that notice was given by the Company on such date. (As the NEO would still be paying premiums for medical plans, no amount has been included in the tables for continued coverage.) However, in the case of a notice of termination of employment under an employment contract given by the named executive officer, we have assumed that the Company would not continue to make such payments or provide such benefits during the notice period unless the NEO continued to perform services. In light of this assumption, a named executive officer would not be entitled to any additional payments or benefits solely as a result of giving notice of termination of employment and so we have not included a column with respect to such terminations in these tables. One exception relates to Mr. Krasnoff who is entitled to have all unvested stock options vest 30 days prior to any termination of employment (other than as a result of death). The value of unvested stock options held by Mr. Krasnoff as of July 31, 2008 is set forth in the table above.

Under Mr. Stevens’ contract, the two-year period during which he receives continued base salary and bonus payments would follow termination of employment by the Company without cause, which does not require advance notice. If Mr. Stevens voluntarily terminates his own employment (except for good reason following a change in control of the Company) or the Company terminates his employment for cause, no payments are due to him.

(6)	Mr. Krasnoff’s employment contract permits him to terminate his employment with the Company upon 30 days’ notice for “good reason,” generally defined in his contract as the occurrence of one of the following events (i) failure of the board to elect Mr. Krasnoff as, or his removal from, office as chief executive officer of the Company or (ii) amendment of the by-laws of the Company in such a way that, or action by the board such that, Mr. Krasnoff no longer has the title, authority and duties which are customarily possessed by and assigned to a chief executive officer.

(7)	Represents the equivalent of the Company match under the 401(k) Plan assuming that the named executive officer would have contributed at least 3% of pay on a pretax basis under the plan for each year in the notice period.

(8)	Represents the increase in the accumulated present value as of July 31, 2008 over the amount disclosed in the “Pension Benefits for Fiscal Year 2008” (calculated in the same manner) resulting from the acceleration of payment as a result of disability.

(9)	Mr. Krasnoff may terminate his employment for any reason following a change in control of the Company and receive the severance payment under his employment contract.

(10)	Under Mr. Stevens’ employment agreement, Mr. Stevens is entitled to continued salary and bonus payments for two years if he resigns within two years following a change in control for good reason. Good reason is generally defined in his employment contract as a material reduction of the authority or responsibility of himself or the person to whom he reports, or a material change in the location where he must perform his services, or any other material breach of his employment agreement by the Company.

(11)	Mr. Stevens’ employment contract provides for a contract pension to be paid to him for life beginning upon termination of his employment, other than voluntary termination by him prior to December 31, 2010 (except for good reason following a change in control of the Company), or termination by the Company for cause. The contract pension provides for Mr. Stevens to receive during his lifetime a monthly payment of $35,349 reduced by the monthly amount payable to him under the Supplementary Pension Plan as a joint and 50% survivor annuity. If the amount payable under the Supplementary Pension Plan exceeds such contract pension payment, then no amount is paid under the employment contract. Based on the assumptions in the table, no amounts would be owed to Mr. Stevens under his contract pension.

Employment Contracts

     As noted in “Compensation Discussion and Analysis,” the Company has entered into employment contracts with each of the NEOs other than Ms. Marino. The following describes each NEO’s entitlement under his or her employment contract to the payments and benefits upon termination of employment reported in the tables.

     Death/Disability

     Upon her death or disability, Ms. McDermott or her estate, as applicable, will be entitled to an amount equal to her base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for each month during the period from the end of month in which death or disability occurs until the earliest of (i) first anniversary of the date of termination and (ii) date on which the term of employment would have ended but for her death or disability, Ms. McDermott or her estate will be entitled to monthly payments equal to 1/12 of 102.5% of base salary (i.e., 50% of base salary and 50% of target bonus percentage of 105% of base salary).

     Upon his death or disability, Mr. Stevens or his estate, as applicable, will be entitled to his base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for each month during the period from the end of month in which death or disability occurs until the earliest of (i) first anniversary of the date of termination and (ii) date on which the term of employment would have ended but for his death or disability, Mr. Stevens or his estate will be entitled to monthly payments equal to 1/12 of 106.25% of base salary (i.e., 50% of base salary and 50% of target bonus percentage of 112.5% of base salary).

     Upon his death or disability, Mr. Perez or his estate, as applicable, will be entitled to his base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for each month during the period from the end of month in which death or disability occurs until the earliest of (i) first anniversary of the date of termination and (ii) date on which the term of employment would have ended but for his death or disability, monthly payments equal to 1/12 of 102.5% of base salary (i.e., 50% of base salary and 50% of his aggregate target bonus percentage of 105% of base salary).

     Resignation Following Change in Control

     Under their contracts (other than Mr. Stevens), after a change in control of the Company, the NEOs may give less than one year’s notice of termination of employment.

     Upon his resignation following a change in control, Mr. Krasnoff will be entitled to acceleration of all of his stock options 30 days prior to the date of termination and a severance amount, payable in a single lump sum equal to the present value, as of his date of termination, of (i) his base salary that would have been paid for 24 months following termination (the “base salary severance component”) and (ii) 150% of the base salary severance component (together, the “Severance Amount”). For the purpose of present value calculations, it will be assumed that the base salary severance component is payable in equal period installments in accordance with the normal payroll, and the 150% of the base salary severance component is payable in two equal installments at the end of the 12th month and the 24th month. If any amounts payable to Mr. Krasnoff upon his termination of employment would be subject to excise tax under Section 4999 of the Code, then such payment will be reduced or deferred to the extent required to avoid application of Section 4999 only if such reduction or deferral would result in Mr. Krasnoff being in a better after-tax economic position (the “Excise Tax Cutback”). For purposes of the table above, no such Excise Tax Cutback has been calculated or effected.

     Upon Mr. Stevens’ resignation for good reason following a change in control, Mr. Stevens is entitled to his base salary that would have been paid for two years following termination, and the bonus that would have been paid for the two years following termination, as well as his contract pension and lifetime medical benefits.

     Notice of Termination of Employment Given by Executive

     According to the terms of their contract, NEOs other than Mr. Stevens must give one year’s (in the case of Ms. McDermott) or two years’ (in the case of Messrs. Krasnoff, Stevens and Perez) notice to the Company (each, a “Notice Period”) if he or she wishes to terminate employment. Messrs. Stevens and Perez and Ms. McDermott would not be entitled to any compensation upon voluntary termination of employment, regardless of any notice given under their employment contracts as applicable, once he or she ceased to perform services for the Company.

     Upon Mr. Krasnoff’s voluntary separation from service, under his employment contract, Mr. Krasnoff would be entitled to acceleration of his stock options 30 days prior to the conclusion of the Notice Period.

     Notice of Termination of Employment Given by Company

     The Company may terminate employment of an NEO under his or her employment contract by giving one year’s (in the case of Ms. McDermott) or two years’ (in the case of Messrs. Krasnoff and Perez) notice to the NEO. During the applicable Notice Period, each of Messrs. Krasnoff and Perez and Ms. McDermott will be entitled to continued salary continuation, bonus compensation, continued participation in the Company’s benefit plans, and continued vesting of equity. In addition, Mr. Krasnoff will be entitled to the Severance Amount and the acceleration of his stock options 30 days prior to the conclusion of his Notice Period.

     Stevens Termination of Employment

     Mr. Stevens’ employment may be terminated under his contract without notice upon death or disability, by the Company with cause or without cause, by Mr. Stevens for good reason within two years of a change in control, or voluntarily by Mr. Stevens for any reason. If the employment of Mr. Stevens is terminated by the Company for cause, or voluntarily by Mr. Stevens prior to December 31, 2010, other than for good reason within two years of a change in control, he is not entitled to benefits after the termination of his employment under his employment contract. If the employment of Mr. Stevens is terminated by the Company without cause prior to December 31, 2010, Mr. Stevens is entitled to his base salary that would have been paid for two years following termination, and the bonus that would have been paid for the two years following termination, as well as the continued vesting of his equity for those two years, and his contract pension and lifetime medical benefits.

     Good Reason Termination by Mr. Krasnoff

     Following the occurrence of events constituting Good Reason, Mr. Krasnoff may terminate his employment upon 30 days’ notice to the Company. Upon such termination, Mr. Krasnoff will be entitled to the Severance Amount and immediate acceleration of his stock options. None of the employment contracts with our other named executive officers provide any additional payments or benefits upon a termination for good reason.

Equity Plans

     The following describes each NEO’s entitlement under the Company’s equity plans upon termination of employment or change in control reported in the tables.

     Under the Stock Plan and all prior equity plans under which stock options have been granted (the “Stock Option Plans”) and under the Management Plan, all outstanding unvested stock options, restricted stock units, and restricted units will vest in full upon a change in control of the Company.

     Under the Stock Option Plans, upon a termination of employment, all stock options (vested and unvested) are forfeited except that upon a termination by reason of disability or retirement under an approved retirement program of the Company or a subsidiary thereof, all options will remain in full force and effect and may be exercised in accordance with their terms until they expire by their terms. “Retirement under an approved retirement program of the Company or a subsidiary thereof” means retirement at or after age 65 unless the compensation committee determines, for reasons satisfactory to it, that retirement at an earlier age shall be deemed an “approved” retirement for purposes of a participant’s options. Upon termination by reason of death, all unvested stock options will be forfeited but the participant’s estate or heir may continue to exercise any options that had vested prior to death for one year.

     Under the Stock Plan, upon a termination of employment for any reason other than death, disability or eligible retirement, all restricted stock units will be forfeited, except to the extent otherwise determined by the compensation committee. Upon termination of employment by reason of death or disability, all restricted stock units will vest and become payable in full. Upon termination of employment by reason of eligible retirement, a pro rata portion of unvested restricted stock units will vest and the remainder will be forfeited. The portion of the restricted stock units that will vest is equal to the percentage of the total number of restricted stock units held on the date of termination determined by dividing the number of days in the period beginning on the grant date and ending on date of termination by 1460. “Eligible retirement” means retirement upon age 65 with eligibility to receive a retirement benefit under the Company Cash Balance Pension Plan or, for non-U.S. residents, eligibility to receive a similar type of benefit under any pension plan or program maintained by the Company or any of its affiliated companies.

     Under the Management Plan, upon a voluntary termination of employment by a named executive officer (other than retirement) or termination by the Company for cause, any units granted by the Company will be forfeited and any units purchased by the named executive officer will be settled by delivery of a number of shares of common stock based upon the lower of the value of common stock on the date the units were credited or the date of settlement. Upon a termination of employment by the Company without cause or upon retirement (at or after age 62), any units purchased by the named executive officer will vest in full and a pro rata portion of unvested matching restricted units granted by the Company will vest and the remainder will be forfeited. The portion of the restricted units that will vest is equal to the percentage of the total number of restricted units held on the date of termination determined by dividing the number of months in the period beginning on the grant date and ending on date of termination by the number of months in the vesting period (either 36 or 48, depending upon the grant).

Supplementary Pension Plan

     Under the Supplementary Pension Plan, a participant will receive his or her benefit payments under the plan upon retirement at or after age 60 with no reduction in benefits. A participant who retires as a result of disability will receive his or her benefit payments beginning six months after such disability (regardless of the participant’s age) and continuing only during the period of such disability; provided that if a participant ceases to suffer a disability after he or she has attained age 65, his or her benefit payments will continue during his or her lifetime with no reduction in benefits.

     Under the Supplementary Pension Plan, each plan participant whose employment with the Company terminates for any reason (other than death) and who was a member of the Company’s Operating Committee at any time during the 30-day period immediately preceding the change in control, shall be fully vested in his or her account. All of the named executive officers other than Ms. Marino, Ms. McDermott and Mr. Perez were already fully vested in their accounts on July 31, 2008.

EQUITY COMPENSATION PLANS

     The following table sets forth information regarding the Company’s equity compensation plans as of July 31, 2008, the end of the Company’s most recently completed fiscal year:

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance under
	be Issued upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(excluding Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans
approved by security
Holders	5,295,809 (1)	$28.15	3,864,571 (2)
Equity compensation plans not
approved by security
holders	—	—	—
Total	5,295,809	$28.15	3,864,571
____________________

(1)	Consists of 3,356,605 shares of common stock issuable upon exercise of outstanding options, and 1,939,204 shares issuable upon conversion of outstanding restricted or deferred units under the Management Plan and the Stock Plan. Since the aforementioned outstanding restricted and deferred units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

(2)	Consists of 2,251,144 shares of common stock available for future grants of options and/ or restricted units under the Management Plan, the Stock Plan and the 2001 Stock Option Plan for Non-Employee Directors, and 1,613,427 shares remaining available for issuance under the Pall Corporation Employee Stock Purchase Plan, a plan intended to qualify under section 423 of the Code.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE
MANAGEMENT STOCK PURCHASE PLAN

The board unanimously recommends a vote FOR the
approval of an amendment to the Management Plan
increasing the number of shares of common stock available for purchase under the plan.

     The shareholders will be asked at the meeting to vote on a proposal to approve an amendment to the Company Management Plan. The board, acting by its compensation committee, adopted the Management Plan on June 29, 1999, subject to shareholder approval, and amended the Management Plan effective October 1, 1999, and October 16, 2003. The Company’s shareholders approved the Management Plan so amended at their Annual Meetings held on November 17, 1999, and November 19, 2003. The compensation committee made subsequent amendments to the Management Plan that did not require shareholder approval. On September 22, 2008, the compensation committee further amended the Management Plan as described below in this section, subject to shareholder approval at the meeting. A copy of the amended Management Plan is attached as Appendix A. To request a separate copy, please contact the Company’s vice president, investor relations and corporate communications, at the address or fax number provided under “Annual Reports and Other Materials” below.

     The Management Plan as in effect prior to the September 22, 2008 amendment provided that a maximum of 2,000,000 shares of common stock could be distributed under the Management Plan, subject to adjustment for stock splits and other capital changes affecting the common stock. On September 22, 2008 the compensation committee amended the Management Plan, subject to shareholder approval, to authorize the distribution of up to an additional 1,000,000 shares of common stock under the Management Plan. No units to acquire any of the 1,000,000 additional shares will be credited under the Management Plan unless and until this Proposal 3 is approved by the shareholders.

     The purpose of the Management Plan is to encourage key employees of the Company and its subsidiaries to increase their ownership of common stock. To achieve this purpose, the Management Plan:

  provides key employees with a number of ways to allocate portions of their cash compensation to purchase restricted units, each representing the right to receive one share of common stock after vesting (“restricted units” or “units”), issues additional units to key employees to match all units they purchase, and permits the compensation committee to issue one-time bonus grants of units to key employees at the time of their entry into the Management Plan.

     Plan participants who are U.S. taxpayers will not realize income for federal income tax purposes when restricted units are credited to their plan accounts. Instead, a participant realizes taxable income only when his or her units vest (see Vesting of Restricted Units below) and shares of common stock are issued to the participant in settlement of his or her vested units. Subject to certain conditions (see Deferral Provisions below), the Management Plan also allows participants to defer their receipt of common stock when their units vest and thereby further defer their realization of income for federal income tax purposes. See Federal Income Tax Considerations below.

     The board believes that substantial benefits accrue to the Company from the Management Plan:

  The Management Plan encourages management personnel to elect to receive all or part of their annual bonuses in the form of restricted units, and to acquire additional units without brokerage commissions through either pre-tax payroll deductions from base salary or after-tax lump sum payments. In this way, senior management invests in the future performance of the Company and their interests in the Company are aligned more closely with the proprietary interests of its shareholders;

  The Management Plan assists senior management in reaching their target ownership levels set in the Company’s common stock ownership guidelines (see Compensation Discussion and Analysis — Equity-Based Compensation — Common Stock Ownership Guidelines above); and

  Since the value of the units represented by Company contributions (Initial Award Units and Matching Units), and the benefits of any appreciation in the common stock underlying the units, will generally not be assured to the participant unless he or she is still a Company employee on the date on which the units vest (generally four years from the date of issuance of the units), the Management Plan encourages talented management personnel to remain in the employ of the Company or one of its subsidiaries.

     On September 22, only 211,888 shares remained available for future issuance of units under the Management Plan. Accordingly, if this Proposal 3 is not approved by shareholders, the Management Plan will have to be terminated with respect to all future purchases of units by Management Plan participants other than purchases already subscribed for. The board believes that the Management Plan has been of substantial benefit to the Company and its shareholders and that termination of the Management Plan would deprive the Company of a valuable management tool. For this reason the board recommends a vote FOR the adoption of the amendment to the Management Plan to increase by 1,000,000 the number of shares of common stock available for the grant of restricted units under the Management Plan. The 2,000,000 shares authorized for the Management Plan have been sufficient to cover Units purchased for the ten fiscal years 1999 through 2008.

Administration of the Management Plan

     The Management Plan is administered jointly by the compensation committee and by a committee of plan administrators (the “Plan Administrators”) comprised of the chief executive officer of the Company and such other officers of the Company as the chief executive officer chooses, to serve at his pleasure.

Who Is Eligible to Participate in the Management Plan?

     The Management Plan is open to those members of management and other key employees of the Company and its subsidiaries who are expected to make significant contributions to the success of the Company. The compensation committee selects such persons who will be eligible to participate, upon the recommendation of the Company’s chief executive officer (“Eligible Employees”). A Plan Year is each twelve-month period beginning on August 1 of each year and ending on the following July 31. Currently, approximately 85 persons are Eligible Employees under the Management Plan. Once a person has been selected as an Eligible Employee for any Plan Year, he or she continues as such for subsequent Plan Years unless the compensation committee elects to terminate such person’s eligibility.

Purchases of Restricted Units with Eligible Employees’ Contributions

     Bonus Units

     The Management Plan allows Eligible Employees to elect to receive all or any part of their bonus compensation with respect to any Plan Year in the form of restricted units rather than in cash (“Bonus Units”). Cash bonus compensation can be paid in one or two installments, the first generally on a date in September and the second, if any, on a date in January (“Bonus Payment Dates”). Bonus Units are credited to the accounts of electing Eligible Employees each Plan Year on the first Bonus Payment Date. The value of a Bonus Unit is the closing price of a share of the Common Stock as reported in NYSE Composite Transactions on the first Bonus Payment Date for such bonus.

     Base Salary Units

     The Management Plan also allows an Eligible Employee to elect to receive up to 50% of his or her base salary for each Plan Year in the form of restricted units instead of in cash (“Base Salary Units”). Base Salary Units are purchased with deductions from the regular salary payments of Eligible Employees for each pay period, on a pre-tax basis. The amounts thus deducted are applied to the purchase of Base Salary Units twice in each Plan Year, on January 31 and July 31. The cost of a Base Salary Unit is the closing price of a share of common stock on the date on which the Unit is credited to the employee’s account — January 31 or July 31 as the case may be or, if such date is not a day on which the New York Stock Exchange is open for business (a “trading day”), then on the next trading day.

     Cash Payment Units

     To the extent that an Eligible Employee has not elected to have 100% of his or her bonus compensation and 50% of his or her base salary paid in the form of Bonus Units and Base Salary Units in any Plan Year, the Eligible Employee may elect to make cash purchases of additional Units on an after-tax basis (“Cash Payment Units”). Cash Payment Units are credited each year on the first Bonus Payment Date and on January 31 with respect to cash payments received by the Company at least seven days before such dates. The cost of a Cash Payment Unit is the closing price of a share of common stock on the date the unit is credited to the employee’s account (or if such date is not a trading day, on the next trading day).

Grants of Restricted Units by the Company

     Initial Award Units

     When the compensation committee first selects a person to be an Eligible Employee, it may in its sole discretion designate a number of restricted units as an award to such Eligible Employee (“Initial Award Units”). Each Eligible Employee may receive Initial Award Units only with respect to the first Plan Year during which he or she is a participant, not for any subsequent Plan Year.

     Matching Units

     To encourage Eligible Employees to participate in the Management Plan, the Management Plan automatically credits additional Units to each Eligible Employee who purchases Bonus Units, Base Salary Units and/or Cash Payment Units. For every Bonus Unit, Base Salary Unit and Cash Payment Unit credited to the account of an Eligible Employee, the Management Plan will credit him or her with one Matching Unit.

     Dividend Equivalent Units

     An Eligible Employee is also credited with additional Units as of each date on which a dividend is paid on the common stock (“Dividend Equivalent Units”). The number of Dividend Equivalent Units credited to an Eligible Employee on any dividend payment date will be determined by multiplying the number of units that he or she owns on such dividend payment date by the per-share dollar amount of the dividend paid on such date, and then dividing the resulting amount by the closing price of a share of common stock on such dividend payment date. If an Eligible Employee forfeits units as discussed below, he or she will also forfeit any Dividend Equivalent Units credited in respect of the forfeited units.

     Vesting of Restricted Units

     Provided a holder of units is then still employed by the Company, his or her units will vest 100% on the fourth anniversary of the date on which the units were credited to the holder. Dividend Equivalent Units will vest on the same dates as the units to which they pertain.

     The holder of a unit will receive a share of unrestricted common stock, or a cash payment for any fractional unit, promptly following the vesting of such unit unless the holder has previously elected to defer receipt. See “Deferral Provisions” below.

     If during the vesting period a holder of units voluntarily terminates his or her employment (other than retirement after age 62), or the holder’s employer (the Company or a subsidiary) terminates the holder’s employment for cause, such holder will forfeit the Initial Award Units and Matching Units contributed by the Company (and Dividend Equivalent Units earned thereon) and will receive a number of shares of common stock for his or her Bonus Units, Base Salary Units and Cash Payment Units (and Dividend Equivalent Units earned thereon) determined by taking the lesser of the aggregate market value of the common stock underlying all such units, with the market value of each share being the closing price of a share of common stock on the date when the corresponding unit was credited to the holder’s Plan account, and the aggregate market value of the common stock underlying all such units on the date on which the holder’s employment terminated, based on the closing price of a share of common stock on that date,

and dividing such aggregate market value by the closing price of a share of common stock on the date on which the holder’s employment terminated. In effect, the aggregate value of the shares of common stock such holder receives upon such termination will not reflect any increase in the market price of the common stock during the period of the holder’s employment when his or her units were outstanding, but will reflect any decrease in the market price of the common stock during such period.

     If during the vesting period a Unitholder’s employer (the Company or a subsidiary) terminates his or her employment without cause for any reason, or the holder retires after reaching 62 years of age,

  100% of his or her Bonus Units, Base Salary Units and Cash Payment Units (and Dividend Equivalent Units earned thereon) will vest, and his or her Initial Award Units and Matching Units contributed by the Company (and Dividend Equivalent Units earned thereon) will vest on a pro rata basis based on the number of months (rounded up to the nearest whole number) that he or she was an employee of the Company or a subsidiary during the four-year vesting period.

     Initial Award Units and Matching Units which do not vest in accordance with the preceding sentence (and Dividend Equivalent Units earned thereon) will be forfeited.

     If during the vesting period a holder of units dies, or becomes disabled as defined under the plan all units credited to such holder’s account, including Initial Award Units and Matching Units and Dividend Equivalent Units earned thereon, will vest and the number of shares of common stock represented by such units will be distributed to the holder or, in the event of his or her death, to the holder’s designated beneficiaries.

     If there is a “Change in Control” of the Company (as defined in the Management Plan), then, unless the board as constituted prior to the occurrence of such Change in Control has decided otherwise, all units then issued, including Initial Award Units, Matching Units and Dividend Equivalent units earned thereon, will vest and the number of shares of common stock represented by such units will be distributed to all holders in accordance with the terms of the Management Plan.

Deferral Provisions

     A holder of units may, while still an employee of the Company or any of its subsidiaries, elect to defer his or her receipt of common stock in payment for vested units until the first business day of any of the following:

(1)	the fifth calendar year following the calendar year in which the vesting date for such units occurs, or any later calendar month, or

(2)	the later of the calendar year following the date on which the holder’s employment with the Company or any of its subsidiaries terminates for any reason or the fifth calendar year following the calendar year in which the vesting date for such units occurs, or

(3)	the earlier of (1) or (2) above.

     A holder may elect to defer receipt of all or any part of the shares covered by Units which will vest on a particular vesting date. At the time that a holder makes his or her election, he or she must choose one of the alternatives set forth in items (1), (2), or (3) above.

     A deferral election under the Management Plan is irrevocable and must be made in writing at least one year before the vesting date of the units to be deferred. However, in certain limited circumstances, a holder of Units may receive common stock in payment of deferred vested Units before the date fixed in his or her deferral election, if the holder makes a request to the Plan Administrators and they determine, in their sole discretion, that early payment is necessary to help such holder meet an “unforeseeable emergency” as defined in regulations of the Internal Revenue Service.

     A Unitholder’s deferral election will not be effective if, within twelve months before the vesting date of the units to be deferred, he or she received a hardship withdrawal under the Company 401(k) Plan.

     Deferred vested units will continue to earn Dividend Equivalent Units.

Additional Information Concerning the Management Plan

     Restricted units are not transferable and confer upon their holders none of the voting and other rights of the Company’s shareholders. The Management Plan states that a “Participant shall have the status of a general unsecured creditor of [Pall] Corporation with respect to his or her right to receive any payment under the Management Plan. The Management Plan shall constitute a mere promise by the Corporation… to make payments in the future of the benefits provided for herein.”

     Up to 2,000,000 shares of common stock may be distributed under the Management Plan as now in effect, subject to adjustment for stock splits and other capital changes affecting the common stock. If shareholders approve the proposed amendment to the Management Plan (this Proposal 3), the number of shares distributable under the Management Plan from its inception will be increased to 3,000,000. Almost all of the 2,000,000 shares of common stock previously reserved for the Management Plan have been issued upon the vesting of units or reserved for units purchased or subscribed for prior to the date hereof. Accordingly, the additional 1,000,000 shares which will become available if this Proposal 3 is approved by shareholders will be utilized for units purchased by Plan participants with fiscal year 2009 bonuses, with base salaries and bonuses for fiscal year 2010 and subsequent years and with participants’ after-tax dollars (and for related Matching and Dividend Equivalent Units).

     The board may amend or terminate the Management Plan at any time with prospective or retroactive effect, but no amendment or termination may adversely affect any Unitholder’s rights with respect to any units previously credited to his or her account, except with the written consent of such holder. However, any amendment increasing the number of shares of common stock available for the Management Plan can be effective only upon approval by shareholders.

Federal Income Tax Considerations

     In general, a holder of units who is a U.S. taxpayer will realize ordinary income upon receiving common stock pursuant to the Management Plan. The amount of ordinary income will equal the fair market value of the common stock at the time of receipt, less the amount, if any, the holder previously paid for such units by direct cash contribution (i.e., with after-tax dollars in the case of Cash Payment Units).

     The Management Plan is continuing to be brought into compliance with Section 409A of the Code, which provides rules with respect to employee elections as to payouts of stock under the Management Plan, and provides, among other things, that certain payouts to specified employees under the Management Plan be delayed six months. Any violation of Section 409A could cause vested deferred amounts to be included in the income of the participant immediately, and a 20% penalty tax to be assessed on those amounts. All necessary amendments to the Management Plan will be made prior to December 31, 2008 and do not require shareholder approval.

     A participant who receives any accelerated vesting of restricted units in connection with a Change in Control might be deemed to have received an “excess parachute payment” under the Code. In such cases, the participant may be subject to an excise tax and the Company may be denied a tax deduction.

     If a person subsequently sells any common stock he or she acquired under the Management Plan, such person will realize capital gain (or loss) to the extent the sales price exceeds (or is less than) the fair market value of the shares on the day he or she received the shares. The capital gain (or loss) will be long-term if the person holds the shares for more than one year, and will be short-term otherwise.

     Subject to applicable limitations, the Company is allowed a deduction at the time of each payment of common stock under the Management Plan, in an amount equal to the amount includible in the holder’s income. Section 162(m) of the Code generally does not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the chief executive officer or three most highly paid executive officers (other than the chief financial officer) of the Company (each, a “covered person”) unless the compensation is “performance-based.” Bonus Units under the Management Plan may be performance-based where the bonus qualifies as performance-based. Section 162(m) requires that the general business criteria of any performance goals that are established by the compensation committee be approved and periodically reapproved by stockholders in order for such awards to be considered performance-based and deductible by the Company. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the compensation committee.

     On September 22, 2008, the closing price of a share of common stock for NYSE Composite Transactions was $34.85.

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE
2005 STOCK COMPENSATION PLAN

     The board unanimously recommends a vote FOR the
approval of an amendment to the Stock Plan
increasing the number of shares of common stock available
for distribution under the plan.

     The shareholders will be asked at the meeting to vote on a proposal to approve an amendment to the Stock Plan. The Stock Plan as adopted by the board and approved by shareholders in 2004 authorized the distribution of up to 5,000,000 shares of the Company’s common stock in respect of options, performance units, performance shares, annual award units, restricted units, and restricted shares awarded or granted by the Company to directors or employees of the Company or its subsidiaries who contribute in a significant way to the success of the Company or its subsidiaries. Of that aggregate 5,000,000 shares of common stock, no more than 2,500,000 shares were available for awards of restricted or performance based shares or units and no more than 2,500,000 shares were available for issuance with respect to the exercise of such incentive stock options. The Stock Plan was amended in 2005 and 2006 to, among others, amend the provisions regarding director grants. Those amendments did not, under the terms of the Stock Plan, require shareholder approval. The board amended the Stock Plan on September 22, 2008, consistent with the changes in director compensation for fiscal year 2009 (and subsequent years) (See “Proposal 1 – Election of Directors – Director Compensation for Fiscal Year 2009”). Following the September 2008 amendment, each director of the Company is entitled to receive as part of his or her annual compensation, restricted stock units with a value (based on the closing price of the common stock on the date of the grant on NYSE

Composite Transactions) of $120,000. The board also amended the Stock Plan on September 22, 2008, subject to shareholder approval, to authorize the distribution of an additional 1,000,000 shares, all of which will be available for issuance only with respect to the exercise of stock options (“Proposed Amendment”). None of these 1,000,000 additional shares will be issued unless and until this Proposal is approved by shareholders. A copy of the amended Stock Plan is attached as Appendix B. To request a separate copy, please contact the Company’s vice president, investor relations and corporate communications, at the address or fax number provided under “Annual Reports and Other Materials” below.

     The purpose of the Stock Plan is to attract and retain individuals of outstanding ability to serve as employees in positions of responsibility with the Company and its subsidiaries, and individuals who are not employees of the Company or its subsidiaries to serve as directors of the Company, by providing them with the opportunity to acquire a proprietary interest (or to increase their proprietary interest) in the Company, and to provide them with incentives and awards that will motivate their efforts towards the success of the Company and the growth of the business. In this way, the interests of directors and employees of the Company and its subsidiaries are more closely aligned with the proprietary interests of its shareholders. For this reason, the board believes that approval of the Proposed Amendment to the Stock Plan is in the best interest of the Company and its shareholders.

     As of September 22, 2008, approximately 2,003,542 shares remain available for distribution under the Stock Plan of which 607,751 are available in respect of the exercise of incentive stock options granted under the Stock Plan. Accordingly, if the Proposed Amendment is not approved by shareholders, the grant of stock options under the Stock Plan may have to cease before the 2009 Annual Meeting of Shareholders. The board believes that the Stock Plan has been of substantial benefit to the Company and its shareholders and that termination of the Stock Plan would deprive the Company of a valuable employee incentive. For this reason, the board recommends a vote FOR the adoption of the amendment to the Stock Plan to increase by 1,000,000 the aggregate number of shares of common stock available for future distribution under the Stock Plan, with all such additional shares to be available for distribution in respect of the exercise of stock options granted under the Stock Plan.

Awards

     Awards under the Stock Plan may be made in the form of (a) stock options (both incentive stock options and non-qualified options), restricted shares, restricted units, performance shares and performance units to any employee of the Company or any of its subsidiaries who is expected to make significant contributions to the success of the Company and the growth of its business (an “Eligible Employee”), and (b) annual award units to each member of the Company’s board of directors who is not an employee of the Company or any of its subsidiaries (an “Eligible Director”). Eligible Employees will be identified by the compensation committee from among the chief executive officer and certain other senior officers of the Company who under its by-laws are elected annually by the board of directors (“Elected Officers”), and will be identified by the chief executive officer from among Company employees who are not Elected Officers. There are currently 474 Eligible Employees and 10 Eligible Directors under the Stock Plan.

     The Stock Plan (as amended by the board in September 2008) provides that Eligible Directors will receive each year starting with fiscal year 2009, “Annual Award Units” with an aggregate value of $120,000 (based on the closing price of the common stock on the date of grant on NYSE Composite Transactions) (prior to the September, 2008 amendment, directors were entitled to receive annually Annual Award Units covering 1,750 shares of common stock). These units cannot be sold or otherwise transferred; they will be converted to common stock after the director ceases to be a member of the board. In addition, a person who is elected a director by the shareholders for the first time will receive, at the time of his or her election, an additional 1,000 Annual Award Units under the plan. See “Proposal 1—Election of Directors—Director Compensation for Fiscal Year 2009.”

Shares Available for Awards

     The number of shares available for awards made under the Stock Plan prior to September 22, 2008 were subject to the following limitations:

  An aggregate of 5,000,000 shares of common stock were available for distribution in respect of awards made under the plan. Of that aggregate number, no more than 2,500,000 shares were available for awards of restricted shares, restricted units, performance shares, performance units and annual award units. The maximum aggregate number of shares that could be issued upon exercise of incentive stock options granted under the plan could not exceed 2,500,000 shares.

  There shall be added back to the aggregate number of shares available for the grant of awards under the Stock Plan:
a.	any shares as to which a stock option granted under the Stock Plan has not been exercised at the time of its expiration, cancellation or forfeiture,

b.	any shares that otherwise would have been issued under the Stock Plan upon the exercise of an option granted under the Stock Plan, and that are surrendered in payment of the exercise price of such option,

c.	any shares included in any form of award granted under the Stock Plan other than stock options, to the extent that a participant’s right to receive such shares, or any cash payment in settlement of such award, becomes forfeited,

d.	any shares that otherwise would have been issued upon the exercise of an option or in payment with respect to any other form of award granted under the Stock Plan, and that are surrendered in payment or partial payment of taxes required to be withheld in connection with the exercise of such option or the making of such payment,

e.	any shares represented by restricted units or performance units granted under the Stock Plan as to which payment is made in cash instead of by the issuance and delivery of shares, and

f.	any shares subject to an option granted under the Stock Plan, or covered by any other form of award made under the Stock Plan, to the extent such option or other award is surrendered in exchange for any other award made under the Stock Plan. However, no grant of a new award in exchange for a prior award may be made unless (i) the aggregate fair value of the new award does not exceed the aggregate fair value of the prior award, determined as of the time the new award is granted, and (ii) the grant of the new award would not constitute a “repricing” of any option or would not otherwise be treated as a “material revision” of the plan for purposes of the applicable rules of the NYSE.

     The board amended the Stock Plan, subject to shareholder approval in September 2008 to authorize the distribution of up to an additional 1,000,000 shares of common stock, all with respect to the exercise of stock options granted under the Stock Plan (so that the maximum aggregate number of shares which may be issued upon exercise of stock options granted under the Stock Plan may not exceed 3,500,000 shares.)

Change in Control and Changes in Capitalization

     If a change in control of the Company (as defined in the Stock Plan) should occur, each option outstanding under the Stock Plan on the day preceding the date on which the Change in Control occurs will become immediately and fully exercisable on the date of the Change in Control, and will remain fully exercisable, irrespective of a participant’s subsequent termination of employment for any reason, until the date on which the option otherwise would expire by the passage of time in accordance with its terms. Additionally, the restricted periods applicable to all restricted shares and restricted units that are still outstanding on the day immediately preceding the date on which such Change in Control occurs will expire on such date; all restrictions applicable to such outstanding restricted shares and restricted units will lapse on such date; and a participant’s right to receive delivery or payment with respect to all such outstanding shares and restricted units will become nonforfeitable as of such date.

Additional Information Concerning the Stock Plan

     Except as otherwise specifically provided in the Stock Plan, the Stock Plan is administered (a) by the Company’s board with respect to all aspects of awards made under the Stock Plan to Eligible Directors, (b) by the compensation committee of the board with respect to all aspects of awards made under the Stock Plan to Eligible Employees who are Elected Officers, and with respect to those aspects of awards which are made under the Stock Plan to all Eligible Employees who are not Elected Officers and which are not within the scope of the authority and powers specifically granted to the chief executive officer, and (c) by the Company’s chief executive officer with respect to those specific aspects of awards which are made under the Stock Plan to Eligible Employees who are not Elected Officers and which are within the scope of the authority and powers specifically granted to the chief executive officer under the plan or delegated by the compensation committee to the chief executive officer.

     The compensation committee, in its discretion, may determine vesting conditions under the Stock Plan, including the treatment of equity upon a termination of employment.

     The board may, with prospective or retroactive effect, amend, suspend or terminate the plan or any portion thereof at any time; however, (a) no amendment, suspension or termination of the plan may adversely affect the rights of any plan participant with respect to any awards previously granted to the participant without his or her written consent, and (b) no amendment which constitutes a “material revision” of the plan, as the term material revision is defined in the applicable rules of the NYSE, will be effective unless approved by the shareholders of the Company in the manner required by such rules and by applicable law.

Federal Income Tax Considerations

     Set out below is a summary of the principal U.S. federal income tax consequences that generally will apply to awards made under the Stock Plan to individuals who are U. S. taxpayers. The summary is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time, possibly with retroactive effect. The discussion below is intended only as a general summary and does not purport to address all of the federal income tax consequences that may apply to a recipient’s award in the recipient’s own individual circumstances.

     Incentive Stock Options

     In general, the recipient of an incentive stock option will not realize any income either at the time the option is granted or at the time it is exercised. However, the amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price for the shares will be treated as income realized in the year of exercise for “alternative minimum tax” purposes.

     If shares acquired upon the exercise of an incentive stock option are sold more than two years after the date of grant of the option and more than one year after the date on which the shares were transferred to the recipient pursuant to his or her exercise of the option, the recipient generally will recognize long-term capital gain or loss on the sale, in an amount equal to the difference between the amount realized on the sale and the price paid for the shares upon exercise of the option. However, if the recipient sells any of the shares before the end of such two- and one-year periods, thereby making a “disqualifying disposition” of those shares, the excess, if any, of the fair market value of such shares on the date on which the option was exercised over the exercise price paid for the shares (or, if less, the excess of the amount realized on the sale over the exercise price paid for those shares) will be treated as ordinary income to the recipient in the year of the disqualifying disposition and the balance, if any, of the amount realized on the sale over the exercise price paid for the shares will be treated as a long-term or short-term capital gain depending on whether the shares were held for more than one year after the date on which they were acquired pursuant to the exercise of the option.

     Nonqualified Stock Options

     The recipient of a nonqualified stock option will not realize any income upon the grant of the option. Upon exercise of such option, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired pursuant to the exercise of the option, determined as of the date of exercise, over the option exercise price for the shares. Upon a subsequent sale of the shares, the optionee will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the fair market value of the shares on the date on which they were acquired pursuant to the exercise of the option. The gain or loss recognized will be treated as a long-term or short-term capital gain or loss, depending on whether the shares were held for more than one year after the date on which they were acquired pursuant to the exercise of the option.

     Restricted Shares

     Unless a recipient of an award of restricted shares elects otherwise under section 83(b) of the Code as described below, the recipient will not be subject to tax with respect to the shares so awarded until the year in which the restrictions applicable to the shares lapse. The recipient will be required to include in his or her gross income for that year an amount equal to the fair market value of the shares at the time the restrictions on the shares lapse. The amount so includible will be subject to tax at ordinary income tax rates.

     Any cash dividends paid on the shares while they remain subject to restrictions will be subject to tax in the year in which they are paid to the recipient. They will be subject to tax in that year at the regular rates applicable to compensation income and not at the special tax rates applicable to dividend income under current law. Any dividends payable on the recipient’s restricted shares that are not paid currently to the recipient but are instead applied to the purchase of additional restricted shares for the recipient will not be subject to tax until the year in which the restrictions on the additional shares so purchased lapse.

     Pursuant to section 83(b) of the Code, a recipient of an award of restricted shares may elect to include the fair market value of the shares, determined as of the date of grant and without regard to the restrictions on the shares, in his or her gross income for the year in which the restricted shares were awarded to the recipient. If this election is made, (i) no further amount will be includible in the recipient’s gross income upon the lapse of the restrictions on the shares, (ii) any appreciation in the value of the shares after their date of grant will not be taxable as compensation, (iii) any cash dividends paid currently to the recipient with respect to the shares while they remain subject to restrictions will be taxable as dividend income and not as compensation, and (iv) if any of the shares are forfeited due to the recipient’s termination of employment before the restricted period applicable to the shares has expired, the forfeiture will be treated as a sale or exchange of the shares forfeited, and the recipient will therefore realize a capital loss in an amount equal to the amount that was included in his gross income with respect to the forfeited shares pursuant to his or her election under section 83(b).

     Other Awards

     An Eligible Employee receiving an award of performance shares, performance units or restricted units and an Eligible Director receiving Annual Award Units generally will not be subject to tax with respect to the shares or units included in the award until the year in which payment with respect to such shares or units is made by the Company, either by delivery of unrestricted shares or in cash or a combination thereof. The recipient will be required to include in his or her gross income for such year an amount equal to the fair market value of any shares (determined as of the date on which the unrestricted shares are issued to the recipient), plus the amount of any cash which is all or part of such payment. The amount so includible in the recipient’s income will be subject to tax at ordinary income rates.

     Section 409A

     The Stock Plan is designed to comply with section 409A of the Code, which provides rules with respect to employee elections as to payouts of stock under the Stock Plan, and provides, among other things, that certain payouts to specified employees be delayed six months. Any violation of section 409A could cause vested deferred amounts to be included in the income of the participant immediately, and a 20% penalty tax to be assessed on those amounts.

     Change in Control Payments

     In the case of a recipient of awards under the Stock Plan who is an officer or “highly compensated” employee of the Company within the meaning of section 280G(c) of the Code, if the total amount of the payments made to such individual under the plan, and under all other compensation plans maintained by the Company, that are treated under section 280G as contingent on a change in the ownership or control of the Company, equal or exceed three times the recipient’s “base amount” (generally defined under section 280G as the individual’s average annual compensation for the five calendar years ending before the change in control), then, subject to certain exceptions, the portion of such total payments that exceed the recipient’s base amount will be treated as “excess parachute payments” and as such, will be subject to a 20% excise tax in addition to regular income tax.

     Deductibility of the Company’s Payments

     In general, the Company will be entitled to an income tax deduction for all amounts which recipients of awards under the Stock Plan are required to include in their gross income as compensation with respect to their awards. However, no deduction will be allowed to the Company for any amounts that are treated as “excess parachute payments” under section 280G of the Code in the event of a change in control.

     In addition, under section 162(m) of the Code the Company generally will not be allowed a deduction for the compensation it pays to any of the chief executive officer and three most highly paid executive officers of the Company (not including the chief financial officer) during any taxable year to the extent that the compensation so paid to the executive exceeds $1,000,000. However, compensation paid under certain qualified performance-based compensation arrangements is not considered in determining whether an executive’s compensation exceeds the $1,000,000 limit under section 162(m). The Company believes that awards of stock options, performance shares and performance units under the plan will generally satisfy these requirements so that the income recognized in connection with these awards will not be included for the purpose of determining whether such individual’s compensation exceeds $1,000,000. However, awards of restricted shares or restricted units generally will not qualify for the performance-based exclusion.

     On September 22, 2008, the closing price of a share of common stock as reported in the NYSE Composite Transactions was $34.85.

ANNUAL REPORTS AND OTHER MATERIALS

     Copies of the Company’s 2008 Summary Annual Report to shareholders and Annual Report on Form 10-K for fiscal year 2008, including the consolidated financial statements and footnotes, a financial schedule and a list of exhibits (all as filed with the SEC) is being furnished with this proxy statement to shareholders of record at the record date for the meeting.

     The Company is delivering only one copy of these materials to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. Upon an oral or written request, the Company will promptly deliver a separate copy of these materials to a shareholder at a shared address to which a single copy was delivered.

     To request a separate copy of the Company’s 2008 Summary Annual Report, Annual Report on Form 10-K for fiscal year 2008, exhibits to such Annual Report on Form 10-K and/or this proxy statement, or to alter your preferences for future Company mailings (including proxy materials), please contact the Company vice president, investor relations and corporate communications, via telephone at 1-800-645-6532 or send your request to Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548, fax 516-484-3649, attention: vice president, investor relations and corporate communications. The Company reserves the right to charge a reasonable fee for exhibits.

     The Company’s 2008 Summary Annual Report, its Annual Report on Form 10-K (including exhibits) for fiscal year 2008 and this proxy statement are available on the Company’s website, at www.pall.com/ar08, and can be requested from the Company via telephone at 1-800-645-6532. The Annual Report on Form 10-K and this proxy statement are also available on the SEC’s website at www.sec.gov.

     Copies of the Company’s corporate governance policy, codes of conduct, board committee charters and director independence standards are also available on the Company’s website, at www.pall.com under the “Investor Information” tab, or will be furnished upon written request to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548, fax: 516-625-1192.

SHAREHOLDER PROPOSALS FOR 2009
ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

     Shareholders may submit proposals on matters appropriate for shareholder action at meetings of the Company shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in the Company’s proxy materials relating to its 2009 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must comply with the notice and other requirements of the Company’s by-laws. Such proposals should be delivered no later than June 12, 2009 to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting

     The Company’s by-laws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the board or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Company corporate secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the 2009 Annual Meeting of Shareholders, notice must be given after July 22, 2009 and prior to August 21, 2009. However, in the event that the annual meeting is called for a date that is not within 30 days of the date on which the preceding year’s annual meeting of shareholders was held – that is, with respect to the 2009 Annual Meeting of Shareholders, between October 20, 2009 and December 19, 2009 – to be timely, notice by the shareholder must be so received not later than the close of business on the later of the 90th day prior to the date of the meeting and the tenth day following the date on which notice of the meeting is mailed or a public announcement of the date of the meeting is first made by the Company. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to the corporate secretary must set forth the information required by the Company’s by-laws with respect to each matter the shareholder proposes to bring before the annual meeting.

     In addition, the proxy solicited by the board for the 2009 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice in a timely manner in accordance with the notice requirements of the Company’s by-laws, and (ii) any proposal made in accordance with the by-law provisions, if the 2009 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-8(b)(2) under the Exchange Act.

     The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

INFORMATION ABOUT ADMISSION TO THE
ANNUAL MEETING OF SHAREHOLDERS

     Either an admission ticket or proof of ownership of Company common stock, as well as a form of personal photo identification, must be presented in order to be admitted to the meeting.

     You voted shares registered in your name by mail: If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it with you to the meeting.

     You voted shares registered in your name via the internet: If your shares are registered in your name and you received proxy materials electronically via the internet, you will need to print an admission ticket after you vote by clicking on the “Submit” button at the bottom of the screen that provides a summary of your vote. Then click “To print an Admission Ticket for the meeting” on the next screen to print your ticket.

     Your shares are held beneficially in the name of a bank, broker or other holder of record: If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of your ownership of Company common stock, such as the most recent bank or brokerage account statement, to be admitted to the meeting.

No cameras, recording equipment or other electronic devices will be permitted in the meeting.

To obtain directions to the annual meeting of shareholders at the Long Island Marriott Hotel, visit the Hotel’s web site at http://www.marriott.com/hotels/maps/travel/nycli-long-island-marriott-hotel-and-conference-center or contact the Hotel via telephone at (516) 794-3800.

Appendix A

PALL CORPORATION

Management Stock Purchase Plan

1.	Purpose. This document sets forth the Pall Corporation Management Stock Purchase Plan as amended and restated effective as of January 1, 2005.

The purpose of the Plan is to encourage key employees of the Corporation and its Affiliated Companies to increase their ownership of shares of the Corporation’s Common Stock by providing such employees with an opportunity to elect to have portions of their total annual compensation paid in the form of Restricted Units, and to have additional matching Restricted Units credited with respect thereto.

The Plan also provides certain employees with an opportunity to elect to defer payment with respect to the Restricted Units credited to them that become vested. With respect to these provisions, the Plan is intended to constitute an unfunded plan of deferred compensation for “a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.	Definitions. As used herein, the following terms shall have the following meanings:

“Account” and “Subaccount” shall mean, respectively, the account, and each Subaccount within such Account, that is established for a Participant pursuant to Section 8.

“Affiliated Companies” shall mean each direct or indirect subsidiary of the Corporation.

“Beneficiary” shall mean the person or persons designated by a Participant in accordance with Section 12 to receive any payment that is required to be made under the Plan upon the Participant’s death.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Bonus” shall mean, with respect to any Eligible Employee for any Plan Year, the Bonus payable to such Eligible Employee during such year under the Corporation’s Executive Incentive Bonus Plan, or, if applicable, under the terms of the Eligible Employee’s employment agreement with the Corporation, or under any other plan, program or arrangement of annual incentive compensation maintained by the Corporation or any of its Affiliated Companies.

“Bonus Payment Date” shall mean each date on which Bonus payments are made under the Corporation’s Executive Incentive Bonus Plan.

“Business Day” shall mean any day on which the Corporation’s principal office in the U.S. is open for business.

“CEO” shall mean the Chief Executive Officer of the Corporation.

“Change in Control” means the occurrence of any of the following:

(a) the “Distribution Date” as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Corporation and United States Trust Company of New York, as Rights Agent as amended by Amendment No. 1 dated as of April 20, 1999 and as the same may have been further amended or extended to the time in question or in any successor agreement (the “Rights Agreement”); or

(b) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

(c) any event described in Section 13 of the Rights Agreement; or

(d)	the date on which the number of duly elected and qualified directors of the Corporation who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 6 shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control.

“Closing Price” shall mean, as of any date, the closing price of a share of Common Stock as reported in the New York Stock Exchange Consolidated Transactions for such date.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the CEO and such other officers of the Corporation as the CEO in his discretion may appoint from time to time. The CEO shall have the power to remove any other member of the Committee at any time.

“Common Stock” shall mean the shares of common stock ($0.10 par value) of the Corporation.

“Compensation Committee” shall mean the Compensation Committee of the Board of Directors.

“Corporation” shall mean Pall Corporation.

“Crediting Date” shall mean, with respect to any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for a Participant under Section 8, the date as of which Restricted Units, or Matching Restricted Units, were first credited to such Subaccount pursuant to Section 5(a), (b), (c), (d), or (e).

“Deferred Vested Units” shall mean Vested Units with respect to which the Participant has elected to defer payment in accordance with the provisions of Section 7(d) hereof.

“Delayed Payment Date” shall mean the date on which payment with respect to a Participant’s Post-2004 Bonus and Base Salary Units is to be made pursuant to Section 7(f)(i) or Section 7(f)(ii) (B), or the date on which payment with respect to a Participant’s Deferred Vested Units is to be made pursuant to Section 7(f)(iii).

“Disabled” shall mean, with respect to any Participant on or after January 1, 2005, that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under any accident and health plan maintained by the Corporation or any of its Affiliated Companies for its employees.

“Dividend Equivalent Units” shall mean additional Restricted Units or additional Deferred Vested Units credited to a Participant’s Account pursuant to Section 5(f), Section 7(d)(vi) or Section 7(f)(vi).

“Dividend Payment Date” shall mean each date on which the Corporation pays a dividend on its Common Stock.

“Eligible Employee” shall mean, with respect to any Plan Year, any Employee who has been designated under Section 4 as eligible to be credited with Restricted Units for such Plan Year.

“Employee” shall mean any person employed by the Corporation or any of its Affiliated Companies.

“Involuntary Termination” shall mean a Participant’s Termination of Employment initiated by the Corporation, or by any of its Affiliated Companies, for any reason other than for disability or becoming Disabled or for cause.

“Matching Restricted Units” shall mean Restricted Units that are credited to a Participant’s Account pursuant to Section 5(e), to match Restricted Units that are credited to the Participant’s Account under Section 5(b), (c) or (d).

“Participant” shall mean any Employee for whom an Account has been established, and is being maintained, pursuant to Section 8 hereof.

“Plan” shall mean the Pall Corporation Management Stock Purchase Plan as set forth herein and as amended from time to time.

“Plan Year” shall mean the period beginning on August 1 of each calendar year and ending on July 31 of the following calendar year.

“Post-2004 Bonus and Base Salary Units” shall mean, with respect to any Participant, (i) all Restricted Units credited to the Participant after January 31, 2005 pursuant to elections made by the Participant under Section 5(b), (ii) all Restricted Units credited to the Participant after January 31, 2005 pursuant to elections made by the Participant under Section 5(c), and (iii) all Dividend Equivalent Units credited to the Participant with respect to the Restricted Units described in clauses (i) and (ii) of this paragraph.

“Restricted Unit” shall mean a Unit credited to a Participant pursuant to Section 5 that has not yet become vested in accordance with the provisions of Section 6.

“Retirement” shall mean a Participant’s Termination of Employment for any reason other than death, if at the time of such Termination of Employment the Participant has attained age 62 and is eligible to receive (i) a Retirement Benefit under the Pall Corporation Cash Balance Pension Plan or (ii), in the case of any Participant who is not a resident of the U.S., a similar type of benefit under any plan or program maintained by the Corporation or any of its Affiliated Companies (or to which the Corporation or any of its Affiliated Companies makes contributions) that provides benefits to Employees upon their retirement.

“Termination of Employment” shall mean the cessation of a Participant’s employment with the Corporation and all of its Affiliated Companies irrespective of the reason therefor and irrespective of whether initiated by the Corporation, an Affiliated Company, the Participant or otherwise.

“Trading Day” shall mean any day on which the New York Stock Exchange is open for trading.

“Unit” shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

“Vested Unit” shall mean a Unit credited to a Participant pursuant to Section 5 that has become vested in accordance with the provisions of Section 6.

“Vesting Date” shall mean, with respect to any Restricted Units credited to a Participant’s Account, the date on which such Restricted Units become vested in accordance with the provisions of Section 6.

3.	Maximum Number of Shares of Common Stock Available. The number of shares of Common Stock that may be distributed under the Plan for the period commencing January 24, 1999, with respect to Restricted Units and Deferred Vested Units credited to Participants under the Plan, (including Dividend Equivalent Units credited with respect to such Units) shall be limited to 3,000,000 shares of Common Stock. If any Restricted Units initially credited to a Participant shall be forfeited, the number of shares of Common Stock no longer payable with respect to the Restricted Units so forfeited shall thereupon be released and shall thereafter be available for the crediting of new Restricted Units under the Plan. The limitation provided under this Section 3 shall be subject to adjustment as provided in Section 9.

The shares of Common Stock distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determine. The Corporation shall be under no obligations to acquire shares of Common Stock for distribution to Participants before payment in Common Stock is due.

4.	Eligibility. An Employee shall be eligible to be credited with Restricted Units under Section 5 during any Plan Year only if he or she has been designated by the Compensation Committee as an Eligible Employee with respect to such year. Upon the recommendation of the CEO, the Compensation Committee may select as an Eligible Employee for any Plan Year any Employee who is expected to make significant contributions during the course of such year to the success of the Corporation and its Affiliated Companies and to the growth of their businesses.

Any person who has been selected as an Eligible Employee for any Plan Year shall continue to be an Eligible Employee in the Plan for each subsequent Plan Year during the period of his or her employment, subject, however, to the Compensation Committee’s right to terminate such individual’s eligibility effective beginning as of the first base salary payment date or, if earlier, the first Bonus Payment Date occurring after the date on which the Compensation Committee makes its determination to terminate such individual’s eligibility.

5.	Crediting of Restricted Units. For each Plan Year, Eligible Employees shall be credited with Restricted Units in accordance with the following provisions:

(a) Initial Award Units. To the extent that the Compensation Committee in its sole discretion so determines, any Employee who is designated as an Eligible Employee for the first time at any time after August 1, 1999 shall be credited, as of the date specified by the Compensation Committee in such determination, with such number of Restricted Units as the Compensation Committee may determine for such Employee, or the Compensation Committee may determine not to grant any Initial Award Units to such Eligible Employee.

(b) Bonus Units. Each Employee who is an Eligible Employee for any Plan Year beginning on or after August 1, 1999 may elect to have any part or all of any Bonus that may become payable to the Participant during such year paid in the form of Restricted Units that will be credited to his or her Account hereunder and distributed in accordance with the provisions of this Plan, instead of being paid to the Eligible Employee in cash. If an Eligible Employee has so elected, the Eligible Employee’s Account shall be credited on the first Bonus Payment Date during such year with a number of Restricted Units determined by dividing (i) the total amount of the portion of the Eligible Employee’s Bonus payable during such year which the Eligible Employee elected to have paid in the form of Restricted Units, by (ii) the Closing Price of a share of Common Stock on such Bonus Payment Date or, if such date is not a Trading Day, on the next following day that is a Trading Day. In the event that an Eligible Employee’s Bonus is payable in a unit of currency other than U.S. dollars, the portion of the bonus which the Eligible Employee has elected to have paid in the form of Restricted Units shall be converted to U.S. dollars on the Crediting Date (the first Bonus Payment Date during the Plan Year in which such Bonus is payable) at a rate equal to the exchange rate of such currency and U.S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

(c)	Base Salary Units. Each Employee who is an Eligible Employee for any Plan Year beginning on or after August 1, 1999 may elect to have up to 50% of the amount of the base salary otherwise payable to the Eligible Employee on each payday during such year paid in the form of Restricted Units that will be credited to his or her Account hereunder and distributed in accordance with the provisions of this Plan, instead of being paid to the Eligible Employee in cash.

If an Eligible Employee has so elected, the amount specified in such election shall be withheld from the payment of base salary otherwise required to be made to the Eligible Employee on each payday during such year, and the Eligible Employee’s Account shall be credited on January 31 and on July 31 of such year, with a number of Restricted Units determined by dividing (i) the aggregate amount so withheld from the start of such year, in the case of the Restricted Units to be credited on January 31, or from January 31, in the case of the Restricted Units to be credited on July 31, by (ii) the Closing Price of a share of Common Stock on the applicable crediting date or, if such date is not a Trading Day, on the next following day that is a Trading Day. In the event that an Eligible Employee’s base salary is payable in a unit of currency other than U.S. dollars, the aggregate amount withheld shall be converted to U.S. dollars on the January 31 or July 31 Crediting Date, as the case may be, at a rate equal to the exchange rate of such currency and U.S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

(d)	Cash Payment Units. Each Employee who is an Eligible Employee for any Plan Year beginning on or after August 1, 1999 may make a direct cash payment to the Corporation at least seven days prior to (i) the first Bonus Payment Date during such Plan Year and/or (ii) January 31 of such Plan Year. The Crediting Dates with respect to such direct cash payments shall be (i) the first Bonus Payment Date of the Plan Year with respect to cash payments made at least seven days prior to such Bonus Payment Date and (ii) January 31 with respect to cash payments made at least seven days prior to that date. In consideration of any such cash payment, the Eligible Employee shall have his or her Account credited, on the relevant Crediting Date, with a number of Restricted Units determined by dividing (i) the amount of such cash payment by (ii) the Closing Price of a share of Common Stock on such Crediting Date or, if such date is not a Trading Day, on the next following day that is a Trading Day. In the event that an Eligible Employee’s direct cash payment is made in a unit of currency other than U.S. dollars, the amount of such payment shall be converted to U.S. dollars on the relevant Crediting Date, at a rate equal to the exchange rate of such currency and U.S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

The aggregate amount of the direct cash payments that an Eligible Employee may make under this Section 5(d) during any Plan Year (the “Cash Purchase Year”) shall not exceed the sum of (x) the amount by which 50% of the Eligible Employee’s base salary for the Plan Year immediately preceding the Cash Purchase Year exceeds the portion thereof which the Eligible Employee has elected under Section 5(c) to have paid in the form of Restricted Units, plus the amount by which the Bonus payable to the Eligible Employee during the Cash Purchase Year (based on results of operations for the immediately preceding Plan Year) exceeds the portion thereof which the Eligible Employee elected under Section 5(b) to have paid in the form of Restricted Units.

(e)	Matching Units. On each date on which any Restricted Units are credited to an Eligible Employee’s Account pursuant to the provisions of paragraphs (b), (c) or (d) of this Section 5, there shall also be credited to the Eligible Employee’s Account on that date a number of Matching Restricted Units equal to (i) 50% of the number of Base Salary Units credited on January 31, 2005 and August 1, 2005 and (ii) 100% of the number of Cash Payment Units purchased after September 10, 2004 and credited on January 31, 2005 and 100% of the number of Restricted Units of all kinds (other than Dividend Equivalent Units) credited after August 1, 2005.

(f)	Dividend Equivalents. Until the Vesting Date for the Restricted Units that have been credited to a Participant’s Account pursuant to paragraphs (a), (b), (c), (d) and (e) of this Section 5, additional Restricted Units shall be credited to the Participant’s Account, with respect to the Restricted Units so credited, as of each Dividend Payment Date. The number of additional Restricted Units to be so credited shall be determined separately for each Initial Award Restricted Unit Subaccount, for each Purchased Restricted Unit Subaccount, and for each Matching Restricted Unit Subaccount, maintained for a Participant pursuant to Section 8. The number of additional Restricted Units to be credited to each such Subaccount shall be determined by first multiplying (A) the total number of Restricted Units standing to the Participant’s credit in such Subaccount on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such Subaccount on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

(g)	Election Procedures. Any election made by an Eligible Employee under paragraph (b) or (c) of this Section 5 shall be made in accordance with, and shall be subject to, the provisions set forth below.

     (i) any such election shall be made in writing, on a form furnished to the Eligible Employee for such purpose by the Committee and filed by the Eligible Employee with the Committee.

     (ii) An election under Section 5(b) with respect to the Bonus payable to an Eligible Employee during the Plan Year beginning August 1, 2005 (based on the application of the bonus formula to the fiscal year ending July 31, 2005) shall be made no later than December 31, 2004. An election under Section 5(b) with respect to the Bonus payable to an Eligible Employee during any Plan Year beginning on or after August 1, 2006 shall be made no less than one year before the beginning of such Plan Year (e.g., an election with respect to the Bonus payable during the Plan Year beginning August 1, 2006 (based on the application of the bonus formula to the fiscal year ending July 31, 2006), must be made by the last Business Day of July 2005).

     (iii) An election under Section 5(c) with respect to base salary payable to an Eligible Employee during any Plan Year shall be made on or prior to the last Business Day preceding the start of such Plan Year, except as otherwise provided under subparagraph (iv) or (v) below.

     (iv) In the case of any Eligible Employee who, in the absence of any election under Section 5(c) with respect thereto, would be required to include in his or her gross income for U.S. federal income tax purposes the base salary payable to the Eligible Employee during any Plan Year beginning on or after August 1, 2005, an election under Section 5(c) with respect to the Eligible Employee’s base salary for any such Plan Year shall be made in accordance with the following provisions:

(A)	For the Plan Year beginning on August 1, 2005, any such election with respect to base salary payable to the Eligible Employee during the period from August 1 through December 31 of such Plan Year shall be made on or prior to March 15, 2005, and any such election with respect to base salary payable to the Eligible Employee during the period from January 1 through July 31 of such Plan Year shall be made on or prior to the last Business Day preceding the start of such Plan Year.

(B)	For each Plan Year beginning on or after August 1, 2006, any such election with respect to base salary payable to the Eligible Employee during the period from August 1 through December 31 of such Plan Year shall be made on or prior to the close of the calendar year immediately preceding the start of such Plan Year, and any such election with respect to base salary payable to the Eligible Employee during the period from January 1 through July 31 of such Plan Year shall be made on or prior to the last Business Day preceding the start of such Plan Year.

(C)	If prior to the start of any Plan Year beginning on or after August 1, 2006, regulations, rulings or other IRS guidance are issued under section 409A of the Code (“section 409A Guidance”) that permit base salary payable with respect to services performed by an employee during his or her employer’s fiscal year to be deferred pursuant to an election made by no later than the close of the employer’s preceding fiscal year, clause (B) above shall not apply with respect to any such Plan Year starting after the date on which such section 409A Guidance is issued. Instead, an election under Section 5(c) with respect to base salary payable to the Eligible Employee during any portion of such Plan Year shall be made on or prior to the last Business Day of the Plan Year immediately preceding such Plan Year. However, if, prior to the date on which such section 409A Guidance is issued, an Eligible Employee made an election under Section 5(c) in accordance with clause (B) above with respect to base salary payable to the Eligible Employee during the period from August 1 through December 31 of such Plan Year, the election so made shall remain in effect except to the extent the Committee, in its discretion, permits such election to be modified prior to the start of such Plan Year.

     (v) Any Employee who is hired after the start of a Plan Year but who is designated under Section 4 as an Eligible Employee for such year may make election under Section 5(c) with respect to his or her base salary for such year at any time during the 30-day period commencing on his or her date of hire; provided, however, that any election so made shall be effective only with respect to base salary payable to the Eligible Employee for periods of service beginning after the date on which he or she files such election with the Committee.

     (vi) In his or her election form, the Eligible Employee shall specify, by dollar amount (which shall be an even multiple of $100) or by percentage (which shall be an even multiple of 1%), the portion of his or her Bonus and/or base salary that the Eligible Employee wishes to have paid in the form of Restricted Units credited to his or her Account, instead of in cash. The dollar amount or percentage so specified shall be at least equal to any minimum amount or percentage which the Committee in its discretion may have determined to be applicable to elections under Section 5(b) and/or Section 5(c) for the Plan Year.

     (vii) Except as otherwise provided in the last sentence of paragraph (iv)(C) above, any election made under Section 5(b) or (c) for any Plan Year shall be irrevocable.

(h)	Other Election Rules. Elections made under Section 5(b) or (c) shall be subject to the following rules:

(i) If an Eligible Employee who has made an election under Section 5(b) with respect to the Bonus payable to the Eligible Employee during any Plan Year terminates employment with the Company and all of its Affiliated Companies for any reason prior to any Bonus Payment Date for such Bonus but is nevertheless entitled to receive a Bonus payment on such date, the portion of such payment that is otherwise required to be paid by means of the crediting of Restricted Units to the Eligible Employee’s Account pursuant to his or her election under Section 5(b) shall not be paid in such form, but shall be paid instead in the form of a single lump sum cash payment. Such payment shall be made within 30 days after such Bonus Payment Date.

     (ii) If an Eligible Employee who has made an election under Section 5(c) with respect to the base salary payable to the Eligible Employee during any Plan Year terminates employment with the Company and all of its Affiliated Companies for any reason prior to any date on which Restricted Units are to be credited to his or her Account with respect to amounts withheld from his or her base salary pursuant to such election, no Restricted Units shall be so credited on such date but instead, the aggregate amount so withheld as of the date of the Eligible Employee’s termination of employment shall be paid to the Eligible Employee, without interest thereon, in a single lump sum cash payment. Payment shall be made within 30 days after such termination date.

     (iii) Any election made by an Eligible Employee under Section 5(b) or (c) shall not be given effect if, at any time during the 12-month period ending on the date as of which any Restricted Units are otherwise required to be credited to his or her Account pursuant to such election, the Eligible Employee received a hardship withdrawal under Section 7.2 of the Pall Corporation Profit-Sharing Plan.

6.	Vesting of Units. Restricted Units credited to a Participant’s Account, and Dividend Equivalent Units credited with respect thereto, shall become vested in accordance with the provisions set forth below.

	(a)	All Restricted Units standing to a Participant’s credit in any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for the Participant under Section 8 (including, in each case, all such Units that are Dividend Equivalent Units) shall become vested on the earliest to occur of the following dates:

     (i) the third anniversary of the Crediting Date for any such Subaccount with a Crediting Date on or before July 31, 2003,

     (ii) the fourth anniversary of the Crediting Date for any such Subaccount with a Crediting Date after July 31, 2003,

     (iii) the date of the Participant’s death,

     (iv) the date as of which the Participant first incurs a disability that entitles the Participant to a Social Security certificate of disability award under the Federal Social Security Act, or, on and after January 1, 2005, the date on which the Participant becomes Disabled,

     (v) the date on which a Change in Control occurs.

	(b)	If a Participant’s Termination of Employment occurs as a result of Retirement or Involuntary Termination prior to the third anniversary of a Crediting Date occurring on or before July 31, 2003, or prior to the fourth anniversary of a Crediting Date occurring after July 31, 2003, for any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for the Participant under Section 8 and prior to the occurrence of a Change in Control, as of the date of the Participant’s Termination of Employment:

     (i) all Units in any such Purchased Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units), shall become vested;

     (ii) the Earned Portion (as defined below) of all Units in any such Initial Award Restricted Unit Subaccount and in any such Matching Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units), shall become vested; and

     (iii) the Unearned Portion (as defined below) of all Units in any such Initial Award Restricted Unit Subaccount and in any such Matching Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units) shall be forfeited, and the Participant shall have no further rights with respect thereto.

For purposes of the foregoing, the “Earned Portion” of the Units in any Initial Award Restricted Unit Subaccount and in any Matching Restricted Unit Subaccount maintained for a Participant shall mean the percentage of such Units determined (A) by dividing by 36 the number of months in the period beginning on the Crediting Date for such Subaccount (if such Crediting Date is on or before July 31, 2003) and ending on the date of the Participant’s Termination of Employment, or (B) by dividing by 48 the number of months in the period beginning on the Crediting Date for such Subaccount (if such Crediting Date is after July 31, 2003) and ending on the date of the Participant’s Termination of Employment, in either case (A) or (B) with any fraction of a month included in such period treated as a full month; and the “Unearned Portion” of the Units in any such Subaccount shall mean the percentage of such Units determined by subtracting from 100% the Earned Portion of such Units, as determined under the preceding clause.

	(c)	If a Participant’s Termination of Employment occurs for any reason other than death, disability or becoming Disabled, Retirement or Involuntary Termination prior to the third anniversary of a Crediting Date occurring on or before July 31, 2003, or prior to the fourth anniversary of a Crediting Date occurring after July 31, 2003, for any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for the Participant under Section 8 and prior to the occurrence of a Change in Control, as of the date of the Participant’s Termination of Employment:

     (i) all Units in any such Initial Award Restricted Unit Subaccount and in any such Matching Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units), shall be forfeited, and the Participant shall have no further rights with respect thereto; and

     (ii) all Units in any such Purchased Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units) shall become vested.

7.	Payment for Vested Units. Payment with respect to a Participant’s Vested Units shall be made in accordance with the provisions set forth below.

	(a)	Time for Payment. Payment with respect to a Participant’s Vested Units shall be made to the Participant or, in the event of the Participant’s death, to his or her Beneficiary, within 30 days after the Vesting Date for such Units, except as otherwise provided in paragraph (d), (f)(i) or (f) (ii)(B) below.

	(b)	Form and Amount of Payment. Except as provided in paragraph (c) below, payment to be made with respect to any of a Participant’s Vested Units at the time specified in paragraph (a) above, or at the time specified in paragraph (f)(i) below, shall be made in the form of a single lump sum payment consisting of (i) a number of shares of Common Stock equal to the total number of whole Vested Units payment for which is to be made at such time (including, in the case of any Vested Units payment for which is to be made under paragraph (f)(i), all Dividend Equivalent Units credited with respect to such Vested Units pursuant to paragraph (f)(vi) below), and (ii) a cash payment for any fractional part of a Unit payment for which is to be made at such time. The amount of such cash payment shall be determined by multiplying such fractional part by the Closing Price of a share of Common Stock on the first Trading Day preceding the date of payment.

(c)	Payment on Account of Termination. Payment to be made at the time specified in paragraph (a) above, or at the time specified in paragraph (f)(ii)(B) below, with respect to a Participant’s Units that become vested pursuant to Section 6(c)(ii) shall be made, in either case, by the issuance of a number of shares of Common Stock determined by dividing the lesser of (x) the aggregate value of the number of such Units payment for which is to be made at such time, determined by multiplying such number of Units by the Closing Price of a share of Common Stock on the date or dates as of which such Units were credited to the Participant’s Account, or (y) the aggregate value of the number of such Units payment for which is to be made at such time, determined by multiplying such number of Units by the Closing Price of a share of Common Stock on the Vesting Date for such Units, by (z) the Closing Price of a share of Common Stock on such Vesting Date or, if such Vesting Date was not a Trading Day, the Closing Price of a share of Common Stock on the first Trading Day preceding such Vesting Date. If payment for any of such Units is to be made at the time specified in paragraph (f)(ii)(B) below, payment with respect to such Units shall consist of the number of shares of Common Stock determined in accordance with the preceding sentence, plus the number of Dividend Equivalent Units credited with respect to such Units pursuant to paragraph (f)(vi) below.

If the total number of shares of Common Stock determined in accordance with the provisions of either of the two preceding sentences includes a fractional part of a share, payment with respect to such fractional part shall be made in cash, in an amount determined by multiplying such fractional part by the Closing Price of a share of Common Stock on the first Trading Day preceding the date of payment.

(d)	Deferred Payment. Subject to the provisions of paragraph (e) below, payment with respect to part or all of a Participant’s Restricted Units that become vested on any Vesting Date pursuant to Section 6(a)(i) or (ii) shall be deferred, and shall be made at the time and in the manner hereinafter set forth, if the Participant so elects in accordance with the following provisions:

     (i) An election by the Participant hereunder with respect to any Restricted Units that become vested on any Vesting Date shall be made in writing, on a form furnished to the Participant for such purpose by the Committee. The form shall be filed with the Committee at least one year prior to such Vesting Date.

     (ii) In the Participant’s election form, the Participant shall specify the number of such Restricted Units with respect to which the Participant wishes to defer payment, and the date on which payment with respect to such Units shall be made (the “Payment Date”).

     (iii) The Participant may select, as the Payment Date for such Units, (A)(1) the first Business Day of the third calendar year following the calendar year in which the Vesting Date for such Units occurs, or any later calendar month, or (2) in the case of any such Units that become vested on or after January 31, 2006, the first Business Day of any calendar year or month after the fifth anniversary of the Vesting Date for such Units; (B)(1) the first Business Day of the calendar year following the date on which the Participant’s Termination of Employment occurs for any reason, or (2) in the case of any such Units that become vested on or after January 31, 2006, the later of (x) the first Business Day referred to in clause (B)(1) or (y) the first Business Day of the calendar month following the fifth anniversary of the Vesting Date for such Units; or (C) the earlier of (1) the first Business Day of any calendar year or month selected by the Participant which is a year or month permitted to be selected under clause (A) of this sentence, or (2) the first Business Day of the calendar year or month referred to in clause (B) of this sentence.

     (iv) Any election made hereunder by the Participant shall be irrevocable.

(v) As of the Vesting Date for any Restricted Units covered by a deferral election made by a Participant hereunder, the number of such Units shall be transferred from the Restricted Unit Subaccount or Matching Restricted Unit Subaccount in which such Units were recorded to the appropriate Deferred Vested Unit Subaccount established for the Participant under Section 8.

(vi) Until payment has been made with respect to all of the Units in any Deferred Vested Unit Subaccount maintained for the Participant under Section 8, there shall be credited to each such Subaccount, as of each Dividend Payment Date, a number of additional Deferred Vested Units determined by first multiplying (A) the total number of Deferred Vested Units standing to the Participant’s credit in such Subaccount on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such Subaccount on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

(vii) Except as provided in subparagraph (viii) below, payment with respect to the Deferred Vested Units in any Deferred Vested Unit Subaccount maintained for the Participant shall be made on the Payment Date specified by the Participant in his or her deferral election with respect to such Units or, if applicable, on the Delayed Payment Date for such Units provided in paragraph (f)(iii) below. Payment with respect to the Deferred Vested Units payable on any Payment Date or Delayed Payment Date shall be made (A) by the issuance of one share of Common Stock for each whole Deferred Vested Unit payable on such Payment Date or Delayed Payment Date, and (B) by a cash payment for any fractional part of a Deferred Vested Unit payable on such Payment Date or Delayed Payment Date. The amount of such cash payment shall be determined by multiplying such fractional part by the Closing Price of a share of Common Stock on the first Trading Day preceding the date of payment.

(viii) Notwithstanding any other provision in this Section 7 to the contrary, payment with respect to any part or all of any Deferred Vested Unit Subaccount maintained for a Participant may be made to the Participant on any date earlier than the Payment Date specified by the Participant in his deferral election for such Units if (A) the Participant requests such early payment and (B) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant meet an “unforeseeable emergency” within the meaning of Section 1.457-6(c) (2) of the federal income tax regulations or, in the case of any request for early payment made after January 1, 2005, within the meaning of section 409A(a)(2)(B)(ii)(I) of the Code.

The amount that may be so paid may not exceed the amount necessary to meet such emergency or, for any early payment requested after January 1, 2005, the amount permitted to be paid under section 409A(a)(2)(B)(ii)(II) of the Code.

(e)	Limitations on Deferrals. A deferral election otherwise permitted to be made under paragraph (d) above shall be subject to the following limitations:

(i) The Committee may deny any Participant the right to make such election if it determines, in its sole discretion, that such deferral election by the Participant might cause the Plan to fail to be treated as a plan of deferred compensation “for a select group of management or highly compensated employees” for purposes of ERISA.

(ii) If a Change in Control should occur after the date on which the Participant’s election form is filed with the Committee but before the date that otherwise would have been the Vesting Date under Section 6(a)(i) or (ii) for the Units designated in such form, the

Participant’s deferral election shall not be given effect, and payment with respect to such Units shall be made in accordance with the other applicable provisions of this Section 7.

(iii) No deferral election shall be effective hereunder if, at any time during the 12-month period ending on the Vesting Date, the Participant received a hardship withdrawal under Section 7.2 of the Pall Corporation Profit-Sharing Plan.

(iv) No amount may be deferred with respect to the Participant’s Vested Units pursuant to a Participant’s deferral election hereunder to the extent that any tax is required to be withheld with respect to such amount pursuant to applicable federal, state or local law.

(f)	Delay in Time for Payment. To the extent provided in subparagraph (i), (ii) or (iii) below, payment otherwise required to be made with respect to any of a Participant’s Vested Units at the time specified in paragraph (a) above, and payment otherwise required to be made with respect to any of Participant’s Deferred Vested Units on the Payment Date for such Units determined under clause (B)(2) or clauses (B)(2) and (C)(2) of paragraph (d)(iii) above, shall not be made at such times but shall be made, instead, at the times provided in subparagraph (i), (ii) or (iii) below.

(i) Payment with respect to any of a Participant’s Post-2004 Bonus and Base Salary Units that become vested pursuant to Section 6(a)(v) by reason of the occurrence of a Change in Control shall be made within 30 days after, (A) the earliest date on which such Units otherwise would become vested under Section 6(a) in the absence of the occurrence of a Change in Control, or (B), if earlier, the date of the Participant’s Termination of Employment for any reason other than death or as a result of the Participant’s having become Disabled; provided, however, that if the Participant was a Key Employee (as defined in subparagraph (iv) below) immediately prior to such Termination of Employment, payment pursuant to this clause (B) shall be made on the day that is 6 months after the date of such Termination of Employment or, if the Participant dies before that day, by no later than 7 Business Days after the Corporation receives written notice of the Participant’s death.

(ii) In the case of a Participant whose Termination of Employment occurs after January 31, 2005 for any reason other than the Participant’s death or as a result of the Participant having become Disabled, and who was a Key Employee immediately prior to his or her Termination of Employment, payment with respect to any of the Participant’s Post-2004 Bonus and Base Salary Units that become vested pursuant to Section 6(b) or (c) by reason of the Participant’s Termination of Employment shall be made at the times provided below:

	(A)	Payment with respect to any such Units that become vested by reason of the Participant’s Termination of Employment at any time during calendar year 2005 shall be made at the time specified in paragraph (a) above, provided that such payment is made on or prior to December 31, 2005. Such payment shall be treated as having been made to the Participant upon his or her termination of participation in the Plan, for purposes of Q & A 20 of IRS Notice 2005-1.

	(B)	Payment with respect to any such Units that become vested by reason of the Participant’s Termination of Employment at any time after December 31, 2005 (or which become vested by reason of the Participant’s Termination of Employment before that date but payment with respect to which is not made to the Participant on or before that date) shall be made on the day which is 6 months after the date of the Participant’s Termination of Employment or, if the Participant dies before such day, by no later than 7 Business Days after the Corporation receives written notice of the Participant’s death.

(iii) In any case where (A) any of a Participant’s Deferred Vested Units that became vested on or after January 31, 2006 have a Payment Date determined by reference to the date of the Participant’s Termination of Employment pursuant to clause (B)(2) or clauses (B)(2) and (C)(2) under paragraph (d)(iii) above, (B) the Payment Date for such Units, as so determined, is earlier than 6 months after the date of the Participant’s Termination of Employment, (C) the Participant’s Termination of Employment occurs for any reason other than death or as a result of the Participant having becoming Disabled, and (D) the Participant is a Key Employee immediately prior to the Participant’s Termination of Employment, payment with respect to such Deferred Vested Units shall be made on the day which is 6 months after the date of the Participant’s Termination of Employment or, if the Participant dies before such day, by no later than 7 business days after the Corporation receives written notice of the Participant’s death.

(iv) For purposes of this paragraph (f), the term “Key Employee” shall mean a Participant who, as of any date of reference, is a “specified employee” within the meaning of section 409A(a) (2)(B)(i) of the Code.

(v) The provisions of subparagraph (i) and (ii) above shall not apply to the payment required to be made under this Section 7 with respect to a Participant’s Units that become vested upon the occurrence of a Change in Control, or to the payment required to be made under this Section 7 with respect to a Participant’s Units that become vested upon the Participant’s Termination of Employment, if in either case the Participant would not be required to include such payment in his or her gross income for federal income tax purposes if such payment were made to the Participant at the time specified in paragraph (a) above. The provisions of subparagraph (iii) above shall not apply to the payment required to be made under this Section 7 with respect to any of a Participant’s Deferred Vested Units if the Participant would not be required to include such payment in his or her gross income for federal income tax purposes if such payment were made to the Participant on the Payment Date for such Units determined under paragraph (d)(iii) above.

(vi) If payment with respect to any of a Participant’s Post-2004 Bonus and Base Salary Units is delayed pursuant to subparagraph (i) or subparagraph (ii)(B) above, Dividend Equivalent Units shall be credited to the Participant’s Account with respect to such Units, in the same manner as provided in paragraph (d)(vi) above, on each Dividend Payment Date occurring during the period from the Vesting Date for such Units to the Delayed Payment Date for such Units.

8.	Accounts. There shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account for each Participant, to reflect the Participant’s interest under the Plan.

Within each Account so established for each Participant there shall be established and maintained the following Subaccounts: an “Initial Award Restricted Unit Subaccount” to reflect all Restricted Units to be credited to the Participant’s Account on any Crediting Date pursuant to Section 5(a); a “Purchased Restricted Unit Subaccount” to reflect all Restricted Units to be credited to the Participant’s account on any Crediting Date pursuant to Section 5(b), (c) or (d); a “Matching Restricted Unit Subaccount” to reflect all Matching Restricted Units to be credited to the Participant’s Account on any Crediting Date pursuant to Section 5(e); and a “Deferred Vested Unit Subaccount” to reflect all Vested Units with respect to which a Participant has elected to defer payment, and for which the Participant has selected the same Payment Date, pursuant to Section 7(d).

A Participant’s Account and Subaccounts shall be adjusted from time to time to reflect all Dividend Equivalent Units to be credited thereto pursuant to Section 5(f) and Section 7(d)(vi), all payments made with respect to the Units reflected therein pursuant to Section 7, and, in the case of any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for a Participant, any forfeitures of Units reflected therein pursuant to Section 6.

A Participant’s interest in any Deferred Vested Unit Subaccount maintained for the Participant shall be fully vested and nonforfeitable at all times.

9.	Certain Adjustments to Plan Shares. In the event of any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase shares of Common Stock at a price substantially below fair market value, or any similar change affecting the shares of Common Stock, the number and kind of shares represented by Units credited to Participants’ Accounts shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

10.	Listing and Qualification of Common Stock. The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of shares of Common Stock with respect to any Vested Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

11.	Taxes. The Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to any payments to be made under the Plan including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant or Beneficiary, and/or (ii) requiring a Participant or Beneficiary to pay to the Corporation or any of its Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery, or distribution of any shares of Common Stock. With the approval of the Compensation Committee, the Committee may permit such amount to be paid in shares of Common Stock previously owned by the Participant, or a portion of the shares of Common Stock that otherwise would be distributed to such Participant in respect to his or her Vested Units, or a combination of cash and shares of Common Shares.

12.	Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any shares of Common Stock, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 12, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount, or any shares of Common Stock, payable under the Plan by reason of the Participant’s death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.

13.	Rights of Participants. A Participant’s rights and interests under the Plan shall be subject to the following provisions:

(a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

(b) A Participant’s rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

(c) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies.

(d) No Participant shall have the right, by virtue of having been selected as an Eligible Employee with respect to any Plan Year, to be automatically treated as an Eligible Employee with respect to any subsequent Plan Year.

(e) No Restricted Units credited to a Participant’s Account, and no payments made with respect to such Units upon or after they become vested, shall be considered as compensation under any employee benefit plan of the Corporation or any of its Affiliated Companies, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

14.	Administration. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan; provided, however, that any questions as to the rights under the Plan of any person who is an Elected Officer under Section 4.01(a) of the By-Laws of the Corporation, as amended on July 15, 2003 or thereafter, shall be determined by the Compensation Committee instead of by the Committee.

The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

All decisions, actions or interpretations of the Committee or the Compensation Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee or the Compensation Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a “de novo”, rather than a deferential standard.

15.	Amendment or Termination. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any Units previously credited to the Participant’s Account, without his or her written consent and (b) no amendment which constitutes a “material revision” of the Plan, as the term material revision is defined in the applicable rules of the New York Stock Exchange, shall be effective unless approved by the shareholders in the manner required by such rules and by applicable law.

16.	Successor Corporation. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

17.	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York.

18.	Effective Date. The Plan was adopted effective as of June 29, 1999 by the Board of Directors, acting by the Compensation Committee, and approved by the shareholders of the Corporation by a majority of the votes cast in person or by proxy at the 1999 annual meeting of the Corporation’s shareholders. The effectiveness of the amendment to Section 5(e) made by the Compensation Committee on September 10, 2004 was conditioned on approval of the Pall Corporation 2005 Stock Compensation Plan by shareholders at the 2004 Annual Meeting, which approval was granted at the Annual Meeting on November 17, 2004.

[As adopted by the Compensation Committee of the Board of Directors on June 29, 1999, amended by that Committee by Consent dated October 1, 1999, approved by shareholders at the annual meeting on November 17, 1999 and further amended by the Compensation Committee by Consents dated January 19, 2000 and March 28, 2001 and at a meeting held July 16, 2002, by the Executive Committee by Consent dated January 30, 2003 and by the Compensation Committee at meeting held October 16, 2003, the last-mentioned amendment having been approved by shareholders at the Annual Meeting on November 19, 2003, and further amended by the Compensation Committee at meetings held January 21, 2004, September 10, 2004, January 19, 2005, July 19, 2005, and September 22, 2008.]

Appendix B

PALL CORPORATION

2005 Stock Compensation Plan

1.	Purpose. This document sets forth the Pall Corporation 2005 Stock Compensation Plan as adopted by the Board of Directors of Pall Corporation on September 17, 2004, approved by shareholders at the 2004 Annual Meeting of Shareholders on November 17, 2004 and amended by the Board of Directors on July 19, 2005, January 19, 2006 and September 22, 2008 and approved by the shareholders at the 2008 Annual Meeting of Shareholders.

The purpose of the Plan is to attract and retain individuals of outstanding ability to serve as employees in positions of responsibility with the Corporation and its Affiliated Companies, or to serve as non-employee directors of the Corporation, by providing them with the opportunity to acquire a proprietary interest (or to increase their proprietary interest) in the Corporation, and to provide them with incentives and awards that will motivate their efforts and contributions towards the success of the Corporation and its Affiliated Companies and the growth of their businesses.

2.	Definitions. As used herein, the following terms shall have the following meanings:

“Affiliated Companies” shall mean each direct or indirect subsidiary of the Corporation.

“Annual Award Units” shall mean Units awarded to an Eligible Director pursuant to Section 8.

“Annual Award Grant Date” shall mean, with respect to any calendar year beginning on or after January 1, 2005, January 5 of such year or, if January 5 of such year is not a Trading Day, the next day following January 5 of such year that is a Trading Day.

“Award” shall mean the grant of any Option, Share or Unit to any Eligible Employee or Eligible Director under the Plan.

“Beneficiary” shall mean the person or persons designated by a Participant in accordance with Section 15 to receive any payment that is required to be made under the Plan upon or after the Participant’s death.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“CEO” shall mean the Chief Executive Officer of the Corporation.

“Change in Control” means the occurrence of any of the following:

(a) the “Distribution Date” as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Corporation and United States Trust Company of New York as Rights Agent, as amended by Amendment No. 1 thereto dated April 20, 1999, and as the same may have been further amended or extended to the time in question or in any successor agreement (the “Rights Agreement”); or

(b) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

(c) any event described in Section 13 of the Rights Agreement; or

(d) the date on which the number of duly elected and qualified directors of the Corporation who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 12 hereof shall exist (other than the rights provided for in Section 12(b) hereof), to the extent that the Board of Directors so determines by resolution adopted and not rescinded prior to the Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean (i) the Board of Directors, with respect to any Award that may be granted, or that has been granted, to any Eligible Director; (ii) the Compensation Committee, with respect to any Award that may be granted, or that has been granted, to any Eligible Employee, except as otherwise provided in (iii); or (iii) the CEO, with respect to those specific matters pertaining to Awards to Eligible Employees who are not Elected Officers that are within the scope of the authority granted to the CEO under Section 14(d) or delegated to the CEO by the Compensation Committee under to Section 14(e).

“Common Stock” shall mean the common stock ($0.10 par value) of the Corporation.

“Compensation Committee” shall mean the Compensation Committee of the Board of Directors.

“Corporation” shall mean Pall Corporation, a New York Corporation.

“Covered Executive” shall mean, with respect to any Award granted hereunder, any individual who at the Date of Grant of such Award is a “Covered Employee” of the Corporation for such year for purposes of section 162(m) of the Code.

“Date of Grant” shall mean, with respect to any Award, the date on which the Committee approves the grant of such Award, or such later date as may be specified as the date of grant of such Award in the instrument evidencing the grant of such Award.

“Disability” shall mean, with respect to any Eligible Employee, such employee’s “permanent and total disability” as defined in section 22(e)(3) of the Code or any successor provision.

“Dividend Equivalent Units” shall mean additional Units credited with respect to a Participant’s Restricted Units, Performance Units, or Annual Award Units pursuant to Section 6(c), Section 7(b) or Section 8(b).

“Dividend Payment Date” shall mean each date on which the Corporation pays a dividend on its Common Stock.

“Elected Officer” shall mean any individual who is an Elected Officer under Section 4.01(a)(i) of the By-Laws of the Corporation.

“Eligible Director” shall mean any member of the Board of Directors who is not an employee of the Corporation or any of its Affiliated Companies.

“Eligible Employee” shall mean any employee of the Corporation or any of its Affiliated Companies who, in the judgment of the Committee, is expected to make significant contributions to the success of the Corporation and its Affiliated Companies and to the growth of their businesses.

“Fair Market Value” shall mean, with respect to any Share or Unit or any fractional Share or fractional Unit as of any date of reference herein, the closing price of a share of Common Stock as reported in the New York Stock Exchange Consolidated Transactions for such date or, if such date is not a Trading Day, on the next Trading Day preceding such date.

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

“Option” shall mean an option to purchase Shares granted pursuant to Section 5 of the Plan or, solely for purposes of Section 5(h)(ii), granted under any other stock option plan maintained by the Corporation.

“Participant” shall mean any Eligible Employee or Eligible Director who holds an Award granted under the Plan, and any successor, permitted transferee or Beneficiary that succeeds to such individual’s interest in such Award.

“Performance Goals” shall mean the performance goals established by the Committee in connection with Awards granted to Eligible Employees under Section 7 that must be met in order for payment to be made with respect to such Awards.

“Performance Period” shall mean the period established by the Committee for measuring whether, and to what extent, any Performance Goals established in connection with any Award granted under Section 7 hereof have been met.

“Performance Shares” shall mean Shares that may be issued and delivered at the end of a Performance Period pursuant to an Award made to an Eligible Employee under Section 7, depending on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Section 7.

“Performance Units” shall mean Units credited to an Eligible Employee at the beginning of a Performance Period pursuant to an Award made to such employee under Section 7, and any Dividend Equivalent Units that are credited to the employee with respect to such Units during such Performance Period, payment with respect to which Units and related Dividend Equivalent Units depends on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Section 7.

“Plan” shall mean the Pall Corporation 2005 Stock Compensation Plan, as set forth herein and as amended from time to time.

“Pro Rata Portion” shall mean, with respect to any portion of the Restricted Shares or Restricted Units granted pursuant to an Award made hereunder to an Eligible Employee, or with respect to any Performance Shares or Performance Units included in an Award made hereunder to an Eligible Employee, the percentage determined by dividing (i) the number of months in the period commencing on the first day of the Restricted Period established for such portion of the Restricted Shares or Restricted Units so granted, or the Performance Period established for the Performance Shares or Performance Units so awarded, and ending on the date of the Eligible Employee’s Termination of Employment, by (ii) the total number of months in such Restricted Period, or in such Performance Period.

“Restricted Period” shall mean the period of time during which Restricted Shares or Restricted Share Units are subject to Restrictions as set forth in Section 6.

“Restricted Shares” shall mean Shares which are granted subject to Restrictions pursuant to Section 6.

“Restricted Units” shall mean Units credited to an Eligible Employee subject to Restrictions at the beginning of a Restricted Period pursuant to an Award made to such employee under Section 6, and any Dividend Equivalent Units that are credited to the employee with respect to such Units during such Restricted Period as provided in Section 6.

“Restrictions” shall mean the restrictions to which Restricted Shares or Restricted Units are subject under the provisions of Section 6.

“Retirement” shall mean the termination of a Participant’s employment with the Corporation and all of its Affiliated Companies, if at the time of such termination of employment the Participant has attained age 62 and is eligible to receive a Retirement Benefit under the Pall Corporation Cash

Balance Pension Plan or (ii), in the case of any Participant who is not a resident of the U.S., a similar type of benefit under any plan or program maintained by the Corporation or any of its Affiliated Companies (or to which the Corporation or any of its Affiliated Companies makes contributions) that provides benefits to Employees upon their retirement.

“Share” shall mean a share of Common Stock.

“Termination of Board Membership” shall mean, with respect to any Eligible Director, his or her ceasing to be a member of the Board of Directors.

“Termination of Employment” shall mean, with respect to any Eligible Employee, his or her ceasing to be employed by the Corporation or any of its Affiliated Companies.

“Trading Day” shall mean any day on which the New York Stock Exchange is open for trading.

“Unit” shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, (including among the rights which the holder of a Unit does not have are the right to vote such share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.

3.	Awards

(a) Form of Awards. Awards under the Plan may be made in the form of Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units, and Annual Award Units. An Award in any of the foregoing forms other than Annual Award Units may be granted to any individual Eligible Employee, or to any group of Eligible Employees, upon terms and conditions that differ from the terms and conditions upon which any other Awards in the same form are made to other individual Eligible Employees or groups of Eligible Employees.

(b) Written Instrument. Each Award made to an Eligible Employee or Eligible Director under the Plan shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of the Award. The instrument evidencing the grant of any Award hereunder shall specify that the Award shall be subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 16 of the Plan.

(c) Surrender and Exchange of Awards. The Committee may in its discretion grant to a Participant who has been granted an Award under the Plan or an award under any other employee compensation or benefit plan maintained by the Corporation or any of its Affiliates (any such Award or award is referred to herein as a “Prior Award”), in exchange for the surrender and cancellation of such Prior Award or any portion thereof, a new Award under the Plan. As the Committee may determine in its discretion, the new Award so granted may be in a form different than that of the Prior Award surrendered, and may be granted subject to terms and conditions that differ from those to which the surrendered Prior Award were subject. Notwithstanding the foregoing, no grant of a new Award in exchange for a Prior Award may be made hereunder unless (i) the aggregate fair value of the new Award does not exceed the aggregate fair value of the Prior Award, determined as of the time the new Award is granted; and (ii) the grant of the new Award would not constitute a “repricing” of any Option or would not otherwise be treated as a “material revision” of the Plan for purposes of the applicable rules of the New York Stock Exchange.

4.	Shares Available for Awards. Shares distributed in respect of Awards made under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Corporation, or Shares purchased by the Corporation on the open market at such time or times and in such manner as it may determine. The Corporation shall be under no obligation to issue or acquire Shares in respect of an Award made under the Plan before the time when delivery of Shares is due under the terms of the Award. The number of Shares available for distribution in respect of Awards made under the Plan shall be subject to the following limitations:

	(a)	The aggregate number of Shares that may be distributed in respect of Awards made under the Plan shall be limited to 6,000,000 Shares. Of that aggregate number, no more than 2,500,000 Shares in the aggregate shall be available for Awards of Restricted Shares, Restricted Units, Performance Shares, Performance Units and Annual Award Units. The maximum aggregate number of Shares that may be issued pursuant to the exercise of stock options granted under the Plan shall not exceed 3,500,000 Shares, and the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 2,500,000 Shares.

	(b)	Upon the grant of any Award, the overall aggregate number of Shares available for further Awards under the Plan, and if the Award so granted was in a form subject to a limitation on the aggregate number of shares available for Awards in that form, the aggregate number of Shares available for further Awards under the Plan in that form, shall be reduced by the number of Shares subject to the Award so granted.

	(c)	There shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above, the following: (i) any Shares as to which an Option granted hereunder has not been exercised at the time of its expiration, cancellation or forfeiture; (ii) any Shares that otherwise would have been issued upon the exercise of an Option granted hereunder that are surrendered in payment of the exercise price of such Option; (iii) any Shares included in any other form of Award granted hereunder, to the extent that the Participant’s right to receive such Shares, or any cash payment in settlement of such Award, becomes forfeited; (iv) any Shares that otherwise would have been issued upon the exercise of an Option or in payment with respect to any other form of Award granted hereunder, that are surrendered in payment or partial payment of taxes required to be withheld with respect to the exercise of such option or the making of such payment; (v) any Shares represented by Restricted Units or Performance Units granted hereunder as to which payment is made in cash instead of by the issuance and delivery of Shares; and (vi) any Shares subject to an Option granted hereunder, or covered by any other form of Award made hereunder, to the extent such Option or other Award is surrendered in exchange for any other Award made hereunder, subject to the limitations set forth in the last sentence of Section 3(c) hereof.

	(d)	The limitations provided in this Section 4 shall be subject to adjustment as provided in Section 13.

5.	Awards of Options. Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Options may be granted under the Plan to such Eligible Employees for the purchase of such number of Shares, at such times, and upon such terms and conditions, as the Committee in its discretion may determine. Options shall be granted in accordance with the provisions set forth below.

	(a)	Type of Options. Each Option granted hereunder shall be identified in the instrument evidencing such grant as either (i) an Option intended to be treated as an Incentive Stock Option, or (ii) an Option that shall be treated as a Non-Qualified Stock Option.

	(b)	Maximum Number of Shares Subject to Options. The total number of Shares with respect to which Options may be granted to any Eligible Employee during any period of 24 consecutive months shall not exceed 300,000 Shares, subject to adjustment as provided in Section 13.

(c)	Term of Options. The term during which an Option may be exercised shall be such period of time as determined by the Committee and specified in the instrument evidencing the grant of the Option, but in no event may the term of any Option exceed ten years from the Date of Grant of the Option. Notwithstanding any other provision in the Plan to the contrary, no Option may be exercised after its expiration.

(d)	Exercise of Options. Each Option granted hereunder shall become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such Option shall specify. To the extent that an Option has become exercisable pursuant to the preceding sentence, it may be exercised thereafter at any time or from time to time during its term, as to any or all Shares as to which the Option has become and remains exercisable, subject to the provisions of (e) below.

(e)	Termination of Employment. Except as the instrument evidencing the grant of an Option may otherwise provide, the portion of any outstanding Option held by an Eligible Employee on the date of his or her Termination of Employment that has not become exercisable prior to such date, and the portion of such Option which was exercisable but had not been exercised prior to such date, shall be forfeited on such date.

The instrument evidencing the grant of an Option may provide for the portion of the Option that is exercisable at the time of the Eligible Employee’s Termination of Employment to remain exercisable, and for the portion of such Option that is not yet exercisable at such time to become exercisable in accordance with the terms of the Option and remain exercisable thereafter, during such period of time after the date on which the Eligible Employee’s Termination of Employment occurs (but not beyond the expiration of the term of the Option), in such circumstances and subject to such terms and conditions, as are specified in such instrument. However, to the extent that any Option granted hereunder to an Eligible Employee as an Incentive Stock Option is exercised more than three months after the date of such employee’s Termination of Employment for any reason other than Disability, or more than one year after such date if the employee’s Termination of Employment occurred because of Disability, the Option shall be treated as a Non-Qualified Stock Option for purposes of the Plan.

(f)	Exercise Price and Method of Exercise. The price at which Shares may be purchased upon any exercise of an Option shall be the price per share determined by the Committee and specified in the instrument evidencing the grant of such Option, but in no event shall the exercise price per share be less than (i) the Fair Market Value of a Share determined as of the Date of Grant of the Option, or (ii), if greater, the par value of a Share.

An Option shall be exercised by delivery of a written notice of exercise, in a form satisfactory to the Committee, to the Corporation at its principal business office and addressed to the attention of the Corporation’s Secretary or such other person as the Corporate Secretary may have designated to receive such notice. The notice shall specify the number of Shares with respect to which the Option is being exercised. The notice shall be accompanied by payment of the exercise price of the Shares for which the Option is being exercised, which payment shall be made under one or more of the methods of payment provided in (g) below. An Option may not be exercised at any one time as to less than 100 Shares, or less than the number of Shares to which the Option is then exercisable if that number is less than 100 Shares.

(g)	Payment. Payment of the exercise price for Shares purchased upon the exercise of an Option shall be made by one, or by a combination of any, of the following methods: (i) in cash, which may be paid by check or other instrument acceptable to the Corporation, or by wire transfer of funds, in each case in United States dollars; (ii) if permitted by the Committee and subject to any terms and conditions it may impose on the use of such methods, by (A) the delivery to the Corporation of other Shares owned by the Participant, or (B) the surrender to the Corporation of Shares that otherwise would have been delivered to the Participant upon exercise of the Option; (iii) to the extent permissible under applicable law, through any cashless exercise sale and remittance procedure that the Committee in its discretion may from time to time approve; (iv) to the extent permissible under applicable law and permitted by the Committee, by the execution by the Participant and delivery to the Corporation of a promissory note or other instrument evidencing the Participant’s agreement to pay part or all of the option exercise price on a deferred or installment payment basis, upon such terms and conditions (including without limitation terms requiring Shares purchased upon the exercise of the Option to be pledged to the Corporation to secure payment of any outstanding balance of the option exercise price ) as the Committee shall require; or (v) any other method of payment as the Committee may from time to time approve.

For purposes of determining the portion of the exercise price payable upon the exercise of an Option that will be treated as satisfied by the delivery or surrender of Shares pursuant to clause (ii) (A) or (B) above, Shares so delivered or surrendered shall be valued at their Fair Market Value determined as of the Trading Day next preceding the date on which the Option is exercised.

(h)	Incentive Stock Options. Notwithstanding any other provisions of the Plan, Incentive Stock Options granted under the Plan shall be subject to the following provisions:

(i) No Incentive Stock Option may be granted under the Plan after November 16, 2014, unless the shareholders of the Corporation have approved an extension of the period for granting Incentive Stock Options under the Plan beyond that date.

(ii) To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Plan and under all other stock option plans maintained by the Corporation are exercisable for the first time by a Participant during any calendar year shall exceed $100,000, the Incentive Stock Options so exercisable shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, the Fair Market Value of Shares as to which any Incentive Stock Option may be exercised shall be determined as of the date on which such Option is granted. The determination of whether the limitation set forth in the second preceding sentence shall apply with respect to any Incentive Stock Option granted under the Plan shall be made in accordance with applicable provisions of section 422 of the Code and the regulations issued thereunder.

(iii) No Incentive Stock Option shall be granted to an Eligible Employee if, as of the Date of Grant of such Option, such Eligible Employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless (A) the exercise price per Share under such Option is at least 110% percent of the Fair Market Value of a Share determined as of the Date of Grant of such Option, and (B) such Option is not exercisable after the expiration of five years from the Date of Grant of such Option.

(iv) The instrument evidencing the grant of any Incentive Stock Option shall require that if any Shares acquired upon the exercise of such option are disposed of within 2 years from the Date of Grant of such option, or within one year from the date as of which the Shares disposed of were transferred to the Participant pursuant to the exercise of such option, the Participant shall give the Corporation written notice of such disposition, within ten days following the date of such disposition.

(i)	Other Option Provisions. The instrument evidencing the grant of any Option hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may determine.

(j)

Rights of a Shareholder. Upon the exercise of an Option or any portion thereof in accordance with the Plan, the provisions of the instrument evidencing the grant of such Option and any applicable rules and regulations established by the Committee, the holder of the Option shall have all of the rights of a shareholder of the Corporation with respect to the Shares issued as a result of such exercise.

6.

Awards of Restricted Shares and Restricted Units. Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Restricted Shares or Restricted Units may be granted to such Eligible Employees, at such times, and in such amounts, as the Committee may determine in its discretion. Restricted Shares and Restricted Units shall be granted in accordance with the provisions set forth below.

(a)

Restrictions and Restricted Period. At the time of each grant of Restricted Shares or Restricted Units to any Participant, the Committee shall establish a period of time within which the Restricted Shares or Restricted Units covered by such grant (and the Participant’s right to receive payment with respect to such restricted Units) may not be sold, assigned, transferred (other than a transfer to the Participant’s Beneficiary occurring by reason of the Participant’s death), made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. The Committee in its discretion may prescribe a separate Restricted Period for any specified portion of the Restricted Shares or Restricted Units granted pursuant to any Award.

(b)

Rights While Restricted Shares Remain Subject to Restrictions. Restricted Shares granted to a Participant hereunder shall be issued to the Participant as of the Date of Grant as uncertificated shares. Until the Restrictions to which such shares are subject lapse in accordance with the provisions of (d) below or Section 12(c), the Restricted Shares granted to a Participant shall be held in the Participant’s name in a bookkeeping account maintained by the Corporation. A separate account shall be maintained for all Restricted Shares granted to a Participant with a Restricted Period ending on the same date.

Except for the Restrictions to which such shares are subject, and subject to the forfeiture provisions applicable under (e) below, a Participant shall have, with respect to all Restricted Shares so held for his account, all of the rights of a shareholder of the Corporation, including full voting rights with respect to such shares and the right to receive currently with respect to the Participant’s Restricted Shares all dividends and other distributions payable generally on the Corporation’s Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant’s Restricted Shares shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Corporation maintains for those Restricted Shares of the Participant with respect to which such stock dividends or distributions were paid.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Restricted Shares to a Participant so provides, all cash dividends and distributions payable generally on the Corporation’s Shares that are otherwise payable with respect to the Restricted Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase of additional Shares for the Participant’s account. The additional Shares so purchased shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such additional Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Corporation maintains for those Restricted Shares of the Participant with respect to which such dividends or distributions were paid. The purchase of any such additional Shares shall be made either (i) through the Corporation’s Dividend Reinvestment Plan, or (ii) in accordance with such other procedure as may be specified in the instrument evidencing the grant of the Restricted Shares on which such dividends are paid.

(c)

Rights While Restricted Units Remain Subject to Restrictions. No Shares shall be issued at the time any award of Restricted Units is made hereunder. Restricted Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Corporation for the Participant. A separate account shall be maintained for all Restricted Units granted to a Participant with a Restricted Period ending on the same date, and for all Dividend Equivalent Units that are to be credited to such account in accordance with the next following paragraph.

Until the Restrictions applicable to the Restricted Units credited upon grant to any account maintained for a Participant in accordance with the preceding paragraph shall lapse, additional Restricted Units shall be credited to such account with respect to the Restricted Units so credited, as of each Dividend Payment Date. The number of additional Restricted Units to be credited shall be determined by first multiplying (A) the total number of Restricted Units standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

(d)

Lapse of Restrictions and Payment. Upon the expiration of the Restricted Period for any Restricted Shares or Restricted Units granted to a Participant hereunder but subject to the provisions of (e) below, the Restrictions applicable to such Restricted Shares or Restricted Units shall lapse, and payment with respect to such Restricted Shares or Restricted Units (including any related Dividend Equivalent Units) shall be made in accordance with the following provisions:

     (i) In the case of Restricted Shares, payment shall be made by delivery to the Participant of a stock certificate for the number of such Restricted Shares, free and clear of all Restrictions to which such shares were subject. However, if the Restricted Shares with respect to which the applicable Restrictions have lapsed includes a fractional Share, payment for such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the date on which such Restrictions lapsed. Delivery of such stock certificate and any such cash payment shall be made to the Participant as soon after the lapse of the applicable Restriction as is practicable.

     (ii) In the case of Restricted Units (including related Dividend Equivalent Units), payment shall be made (A) by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the number of whole Restricted Units and related Dividend Equivalent Units with respect to which the applicable Restrictions have lapsed, and (B) by payment in cash for any fractional Restricted Unit payable as a result of the lapse of such Restrictions, in an amount equal to the Fair Market Value of such fractional Restricted Unit determined as of the date as of which such Restrictions lapsed. Notwithstanding the foregoing, payment for Restricted Units (including related Dividend Equivalent Units) with respect to which the applicable Restrictions have lapsed shall be made solely in cash, in an amount equal to the Fair Market Value of all of such Units and any fractional Unit, determined as of the date on which such Restrictions lapsed, if the instrument evidencing the grant of such Restricted Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. If such instrument so permits, payment with respect to any part or all of an Eligible Employee’s Restricted Units (including related Dividend Equivalent Units) may be deferred, at the Eligible Employee’s election, upon such terms and conditions as are specified in such instrument.

(e)

Termination of Employment. Upon an Eligible Employee’s Termination of Employment for any reason prior to the expiration of the Restricted Period for any Restricted Shares or Restricted Units (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Employment, the Eligible Employee’s right to receive payment with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units shall be forfeited and cancelled as of the date of such Termination of Employment, and no payment of any kind shall be made with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units, except as otherwise provided in the instrument or instruments evidencing the grant of such Shares or Units.

If the Committee so determines in its discretion, the instrument evidencing the Award of such Restricted Shares or Restricted Units may provide that if the Eligible Employee’s Termination of Employment prior to the end of the Restricted Period established for such Restricted Shares or Restricted Units occurs as a result of the Eligible Employee’s death, Disability, Retirement, or for any other reason other than discharge by the Corporation or any of its Affiliated Companies for “cause” as defined in such instrument, payment shall be made with respect to all or a Pro Rata Portion of such Restricted Shares or Restricted Units and any related Dividend Equivalent Units . In such case, only the Eligible Employee’s right to receive payment with respect to any remaining portion of the Restricted Shares or Restricted Units (and related Dividend Equivalent Units) for which such Restricted Period was established shall be cancelled and forfeited. Any payment required to be made with respect to an Eligible Employee’s Restricted Shares or Restricted Units (and related Dividend Equivalent Units) pursuant to this paragraph shall be made as soon as practicable after the date of such employee’s Termination of Employment, and shall be made in the manner specified in Section 6(d)

(f)

Notice of Code Section 83(b) Election. A Participant who files an election under section 83(b) of the Code to include in gross income the Fair Market Value of any Restricted Shares granted hereunder while such Shares are still subject to Restrictions shall furnish the Corporation with a copy of the election so filed by the Participant, within ten days of the filing of such election with the Internal Revenue Service.

7.

Awards of Performance Shares and Performance Units. Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Performance Shares or Performance Units may be granted to such Eligible Employees, at such times, in such amounts, and upon such terms and conditions, as the Committee may determine in its discretion. Performance Shares and Performance Units shall be granted in accordance with the provisions set forth below.

(a)

Establishment of Performance Goals and Performance Targets. In connection with each Award of Performance Shares or Performance Units, the Committee shall establish in writing, and the instrument evidencing the grant of such Award shall specify, (i) the Performance Goal or Goals and the Performance Period that will apply with respect to such Award; (ii) the level or levels of achievement of the Performance Goal or Goals that must be met in order for payment to be made with respect to the Award; (iii) the number of Performance Shares that will be issued and delivered to the recipient of the Award, or the percentage of the Performance Units (and any related Dividend Equivalent Units) credited to the recipient in connection with the Award as to which payment will be made, if the Performance Goal or Goals applicable to such Award (A) have been fully achieved, (B) have been exceeded, or (C) have not been fully achieved but have been achieved at or beyond any minimum or intermediate level of achievement specified in the instrument evidencing the grant of such Award, and (iv) such other terms and conditions pertaining to the Award as the Committee in its discretion may determine. In connection with any such Award made to any Covered Executive, the matters described in the preceding sentence shall be established within such period of time as may be permitted by the regulations issued under section 162(m) of the Code.

(b)

Accounts and Dividend Equivalent Units for Performance Units Awards. No Shares shall be issued at the time any award of Performance Units is made hereunder. Performance Units granted to an Eligible Employee hereunder shall be credited to a bookkeeping account maintained by the Corporation for such employee. A separate account shall be maintained for all Performance Units included in each separate Award of Performance Units made to an Eligible Employee, and for all Dividend Equivalent Units that are to be credited with respect to the Performance Units included in such Award in accordance with the next following sentence. If the instrument evidencing the grant of any Award of Performance Units so provides, Dividend Equivalent Units shall be credited with respect to the Performance Units included in such Award on each Dividend Payment Date occurring within the Performance Period applicable to such Award in the same manner as Dividend Equivalent Units are credited with respect to Restricted Units during the applicable Restricted Period, as set forth in Section 6(c) above.

(c)

Limit on Award Amounts. The total number of Shares for which any Award of Performance Shares may be made to any Eligible Employee, and the total number of Units for which any Award of Performance Units may be made to any Eligible Employee (exclusive of any Dividend Equivalent Units credited with respect to the Performance Units awarded to such employee), may not exceed 75,000 Shares, or 75,000 Units, for each 12-month period included in the Performance Period established for such Award. The foregoing limits shall be subject to adjustment as provided in Section 13.

(d)

Performance Goals for Covered Executives. In the case of any Award of Performance Shares or Performance Units to any Eligible Employee who is a Covered Executive, the Performance Goal or Goals established in connection with such Award shall be based on one or more of the following business criteria, as determined by the Committee in its discretion: (i) the attainment of specified levels of, or increases in, the Corporation’s after-tax or pretax return on stockholder’s equity, (ii) the attainment of specified levels in the fair market value of the Corporation’s Shares; (iii) the attainment of specified levels of growth in the value of an investment in the Corporation’s Shares, assuming that all dividends paid on the Corporation’s Common Stock are reinvested in additional Shares; (iv) the attainment of specified levels of, or increases in, the Corporation’s pre-tax or after-tax earnings, profits, net income, or earnings per share; (v) the attainment of specified levels of, or increases in, the Corporation’s earnings before income tax, depreciation and amortization (EBITDA); (vi) attainment of specified levels of, or increases in, the Corporation’s net sales, gross revenues or cash flow from operations; (vii) the attainment of specified levels of, or increases in, the Corporation’s working capital, or in its return on capital employed or invested; (viii) the attainment of specified levels of, or decreases in, the Corporation’s operating costs or any one or more components thereof, or in the amount of all or any specified portion of the Corporation’s debt or other outstanding financial obligations.

Any of the business criteria described in the preceding sentence which the Committee establishes as a Performance Goal may be measured either by the performance of the Corporation and its Affiliated Companies on a consolidated basis, or by the performance of any one or more of the Corporation’s subsidiaries, divisions, or other business units, as the Committee in its discretion may determine. In its discretion, the Committee may also establish Performance Goals, based on any of the business criteria described in this Section 7(d), that require the attainment of a specified level of performance of the Corporation, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified corporations, in order for such Goals to be met.

The Committee may also, in its discretion, include in any Performance Goal the attainment of which depends on a determination of the net earnings or income of the Corporation or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for (A) the effect of foreign currency exchange rates, (B) any acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges, (C) the cumulative effect of any accounting changes, and (D) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses (A) through (D) are separately disclosed in the Corporation’s Annual Report for each fiscal year within the applicable Performance Period.

(e)

Performance Goals for Non-Covered Executives. In the case of Awards of Performance Shares or Performance Units made hereunder to Eligible Employees who are not Covered Executives, the Performance Goal or Goals applicable to such Awards shall be such corporate or individual goals as the Committee in its discretion may determine.

(f)

Measurement of Performance. At the end of the Performance Period established in connection with any Award, the Committee shall determine the extent to which the Performance Goal or Goals established for such Award have been attained, and shall determine, on that basis, the number of Performance Shares or Performance Units included in such Award that have been earned and as to which payment will be made pursuant to section 7(h) below, subject to the adjustments provide for in Section (7)(g) and the forfeiture provisions of Section 7(i). In the case of any Award granted to a Covered Executive, the Committee shall certify in writing the extent to which it has determined that the Performance Goal or Goals established by it for such Award have been attained.

(g)

Adjustment of Award Amounts. The Number of Shares or the amount of cash otherwise payable with respect to an Award on the basis of the level of attainment of the applicable Performance Goals as determined by the Committee under Section 7(f) shall be subject to adjustment in accordance with the following provisions.

     (i) To the extent not inconsistent with the terms of the Plan and if the instrument evidencing the Award so provides, the number of Shares or the amount of cash otherwise so payable with respect to an Award to an Eligible Employee who is not a Covered Executive may be increased or decreased to the extent determined by the Committee in its discretion, based on the Committee’s evaluation of the Eligible Employee’s individual performance or to reflect such other events, circumstances or factors as the Committee in its discretion deems appropriate in determining the extent to which payment should be made with respect to the Eligible Employee’s Award.

     (ii) The Committee shall not have any authority to increase the number of Shares or the amount of cash otherwise so payable with respect to any Award to a Covered Executive. However, if the instrument evidencing such Award so provides, the Committee may in its discretion reduce the number of Shares or the amount of cash otherwise so payable with respect to such Award (A) to reflect any decreases in or charges to earnings that were not taken into account pursuant to clause (A), (B), (C), or (D) of Section 7(e) in determining net earnings or income for purposes of any Performance Goal established in connection with such Award; (B) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings or income for such purposes; (C) to reflect the Committee’s evaluation of the Covered Executive’s individual performance; or (D) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the extent to which payment should be made with respect to the Covered Executive’s Award.

(h)

Payment of Awards. Payment with respect to that number of Performance Shares or Performance Units subject to any Award which the Committee has determined under Section 7(f) above to have been earned, as adjusted to the extent determined by the Committee under Section 7(g), shall be made in accordance with the following provisions:

     (i) In the case of any such Performance Shares, payment shall be made by the issuance and delivery to the Participant of a stock certificate for the requisite number of such Shares. If the instrument evidencing the Award of such Shares so provides, a cash payment shall also be made to the Participant, in an amount equal to all of the dividends that would have been paid to the Participant upon such earned and adjusted number of Shares if such Shares had been issued to the Participant as of the Date of Grant of the Award in question. Such Shares shall be issued and delivered, and, if applicable, such cash payment shall be made, to the Participant as soon as practicable after the end of the Performance Period applicable to the Award in question.

     (ii) In the case of any such Performance Units, (including related Dividend Equivalent Units), payment shall be made (A) by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the total number of such whole Performance Units and related Dividend Equivalent Units, and (B) by payment in cash for any fractional Unit in an amount equal to the Fair Market Value of such fractional Unit determined as of the Trading Day immediately preceding the date as of which payment is to be made. Notwithstanding the foregoing, payment for such Performance Units (including related Dividend Equivalent Units) shall be made solely in cash, in an amount equal to the Fair Market Value of all of such Units and any fractional Unit, determined as of the Trading Day immediately preceding the date as of which payment is to be made, if the instrument evidencing the grant of such Performance Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. If such instrument so permits, payment with respect to any part or all of an Eligible Employee’s Performance Units (including any related Dividend Equivalent Units) may be deferred, at the Eligible Employee’s election, upon such terms and conditions as are specified in such instrument.

(i)

Termination of Employment. Upon an Eligible Employee’s Termination of Employment for any reason prior to the end of the Performance Period established for any Award of Performance Shares or Performance Units made to the Eligible Employee hereunder, such Award shall be cancelled as of the date of such Termination of Employment, the Eligible Employee’s right to receive payment with respect to any Performance Shares or Performance Units included in such Award and any Dividend Equivalent Units that were credited with respect to such Performance Units, shall be forfeited as of such date, and no payment of any kind shall be made with respect to such Award, except as otherwise provided in the instrument evidencing the grant of such Award.

If the Committee so determines in its discretion, the instrument evidencing any Award of Performance Shares or Performance Units may provide that if the Eligible Employee’s Termination of Employment prior to the end of the Performance Period established for such Award occurs as a result of the Eligible Employee’s death, Disability, Retirement, or for any other reason other than discharge by the Corporation or any of its Affiliated Companies for “cause” as defined in such instrument, payment shall be made at the end of the Performance Period, in accordance with the provisions of Section 7(h), with respect to all or a Pro Rata Portion of the number of Shares and/or the amount of cash that otherwise would have been payable to the Eligible Employee, as determined in accordance with the provisions of Sections 7(f) and (g), if the Eligible Employee’s Termination of Employment had not occurred prior to the end of such Performance Period. In such case, only the Eligible Employee’s right to receive payment with respect to any remaining portion of the Performance Shares or Performance Units (and related Dividend Equivalent Units) included in such Award shall be cancelled and forfeited.

8.

Awards to Eligible Directors. Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Annual Award Units shall be granted to Eligible Directors in accordance with the provisions set forth below:

(a)

Annual Grants. In each fiscal year of the Corporation beginning with the fiscal year ending July 31, 2006 and ending with the fiscal year ending on July 31, 2008, each member of the Board of Directors who is an Eligible Director on the Annual Award Grant Date in such fiscal year shall be entitled to receive 1750 Annual Award Units, of which 1000 shall be granted on the Annual Award Grant Date (January 5, 2006) and 750 shall be granted on January 19, 2006. In each subsequent fiscal year, beginning with the fiscal year ending July 31, 2007 and ending with the fiscal year ending on July 31, 2008, said 1750 Annual Award Units shall automatically be granted on the Annual Award Grant Date. In each subsequent fiscal year beginning with the fiscal year ending July 31, 2009, each member of the Board of Directors who is an Eligible Director on the Annual Award Grant Date in such fiscal year shall be entitled to receive and shall be automatically granted on the Annual Grant Date such number of Annual Award Units as is equal to $120,000 (based on the closing price of a share of common stock as reported for NYSE Composite Transactions on the date of grant). If any Eligible Director has elected not to receive the Annual Award Units to which he is entitled in any fiscal year beginning with the fiscal year ending July 31, 2006 but, prior to the end of such fiscal year, desires to change his election, the Board of Directors shall have the power to award to such Eligible Director, before the end of such fiscal year, the Annual Award Units which he was entitled to receive during such fiscal year. Each person who is elected a director of the Corporation by shareholders at an annual meeting of shareholders for the first time (i.e., disregarding any previous election of such person by the Board of Directors) and thereby becomes an Eligible Director shall automatically be granted 1,000 Annual Award Units on the date of such annual meeting of shareholders.

(b)

Accounts and Dividend Equivalent Units. No Shares shall be issued at the time any Annual Award Units are granted hereunder. Annual Award Units granted to an Eligible Director hereunder shall be credited to a bookkeeping account maintained by the Corporation for the Eligible Director. As of each Dividend Payment Date occurring prior to the date on which payment with respect to an Eligible Director’s Annual Award Units is made pursuant to (c) below, Dividend Equivalent Units shall be credited to the Eligible Director’s account with respect to all Annual Award Units (and all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates) standing to the Eligible Director’s credit in such account immediately prior to such Dividend Payment Date. The number of Dividend Equivalent Units to be so credited shall be determined in the same manner as Dividend Equivalent Units are credited with respect to Restricted Units during the applicable Restricted Period, as set forth in Section 6(c) above.

(c)

Payment with respect to Annual Award Units. Upon an Eligible Director’s Termination of Board Membership for any reason other than removal for cause in accordance with law, the Eligible Director (or if such Termination has occurred by reason of death, his or her Beneficiary) shall be entitled to receive payment with respect to all Annual Award Units and related Dividend Equivalent Units then standing to his or her credit in the account maintained for the Eligible Director pursuant to (b) above. Payment shall be made (i) by the issuance and delivery to the Eligible Director, or to his or her Beneficiary, of a stock certificate for a number of Shares equal to the number of whole Annual Award Units and related Dividend Equivalent Units standing to the Eligible Director’s credit immediately prior to such Termination of Board Membership, and (ii) by payment in cash for any fractional Annual Award Unit standing to the Eligible Director’s credit at such time. Payment shall be made as soon as practicable after the date on which the Eligible Director’s Termination of Board Membership occurs.

(d)

Forfeiture of Annual Award Units. Upon an Eligible Director’s Termination of Board Membership as a result of removal for cause in accordance with law, all Annual Award Units and related Dividend Equivalent Units standing to his or her credit immediately prior to such Termination of Board Membership shall be cancelled as of the date of such Termination of Board Membership, the Eligible Director’s right to receive payment with respect to such Annual Award Units and Dividend Equivalent Units shall be forfeited as of such date, and no payment of any kind shall be made with respect to such Annual Award Units and Dividend Equivalent Units.

9.

Transferability of Awards. Any Option granted to an Eligible Employee under the Plan shall be nontransferable and may be exercised during the Eligible Employee’s lifetime only by the Eligible Employee. A Participant’s right to receive payment of Shares or cash with respect to any other Award granted to the Participant under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Award other than an Incentive Stock Option so provides, the recipient of such Award may transfer his or her rights with respect to such Award, or any portion thereof, to any “family member” of the recipient, as that term is defined in the General Instructions to Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, subject to such limitations, terms and conditions as may be specified in such instrument.

10.

Listing and Qualification of Shares. The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of Shares with respect to any Award until completion of such stock exchange listing or other qualification of such Shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

11.

Taxes. Notwithstanding any other provision of the Plan, the Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to the exercise of any Option or with respect any payments to be made in respect of any other form of Award granted to a Participant under the Plan, including but not limited to (i) deducting the amount of taxes so required to be withheld from any other compensation or other amounts then or thereafter payable to the Participant, and/or (ii) withholding delivery of any Shares or payment of any cash amount otherwise required to be delivered or paid to the Participant with respect to the exercise of such Option, or with respect to such other form of Award, until the amount of taxes so required to be withheld has been paid in full to the Corporation or any of its Affiliated Companies. With the approval of the Compensation Committee and subject to such terms and conditions as it may require, such amount may be paid in Shares previously owned by the Participant, or by the surrender of a portion of the Shares that otherwise would be delivered or paid to such Participant with respect to his or her Award, or by a combination of payments in cash and Shares.

12.

Change in Control. Notwithstanding any other provision in the Plan to the contrary (but subject to the “provided, however” clause contained in the definition of “Change in Control” in Section 2), upon the occurrence of a Change in Control, the following provisions shall apply.

(a)

Each Option outstanding under the Plan on the day preceding the date on which the Change in Control occurs shall become immediately and fully exercisable on the date of the Change in Control, and shall remain fully exercisable, irrespective of the Participant’s subsequent Termination of Employment for any reason, until the date on which the Option otherwise would expire by the passage of time in accordance with its terms.

(b)

If a Change in Control would be treated as having occurred but for the adoption by the Board of Directors of a resolution described in the “provided, however” clause in the definition of “Change in Control” in Section 2, and if such resolution so provides and has not been rescinded prior to the Change in Control, the Board of Directors shall have the right in its discretion (i) to direct that all Options then outstanding and held by Participants shall be cancelled as of a date to be fixed by the Board, provided, however, that not less than 30 days written notice of the date so fixed shall be given to each such Participant, and each such Participant shall have the right during such period (irrespective of the Participant’s Termination of Employment during such period) to exercise his or her Option as to all or any part of the Shares covered thereby, including any Shares as to which the Option has not yet become exercisable, or (ii) to authorize the substitution for each outstanding Option of a new Option, provided that (A) each such new Option has a value at the time it is granted that is at least equal to the value of the outstanding Option in substitution for which it is granted, and contains terms and conditions no less favorable to the Participant than those contained in his or her outstanding Option, and (B) in the case of any new Incentive Stock Option that is granted in substitution of an outstanding Incentive Stock Option, the requirements of section 424(a) of the Code are met with regard to such substitution.

(c)

The Restricted Periods applicable to all Restricted Shares and Restricted Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall expire on such date; all Restrictions applicable to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall lapse on such date; and the Participant’s rights to receive payment with respect to all such outstanding Shares, Restricted Units and related Dividend Equivalent Units shall become nonforfeitable as of such date. Payment with respect to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall be made at the time or times, and in the manner, specified in the instrument or instruments evidencing the grant thereof, except as the Committee may otherwise determine in its discretion at any time prior to the Change in Control.

(d)

The Performance Periods applicable to all Performance Shares and Performance Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall end on such date; all Performance Goals that were established in connection with the Award of such Performance Shares or Performance Units shall be deemed to have been attained as of such date to the fullest extent necessary in order for the Participant to be entitled to receive payment with respect to the maximum number of such Performance Shares, or with respect to the maximum percentage of such Performance Units (and any related Dividend Equivalent Units), as to which payment could be made under the terms of the applicable Awards, as specified in the instrument or instruments evidencing the grant thereof; and the Participant shall acquire on such date a nonforfeitable right to receive payment with respect to such maximum number of Performance Shares (including any cash payment with respect to dividends that would have been paid thereon, if the instrument evidencing the grant of such shares provides for such cash payment), or with respect to such maximum percentage of Performance Units (and any related Dividend Equivalent Units), determined without any adjustment under Section 7(g) (i) or (ii); provided, however, that any Participant who, pursuant to Section 7(i), would have been entitled to receive payment with respect to only a Pro Rata Portion of the number of Shares or the amount of cash otherwise payable with respect to such Performance Shares or Performance Units if no Change in Control had occurred, shall be entitled to receive only a Pro Rata Portion of the payment that otherwise would be made with respect to such Performance Shares or Performance Units under the provisions of this Section 7(d). Payment with respect to such Performance Shares, Performance Units and related Dividend Equivalent Units shall be made at the time or times, and in the manner, specified in the instrument or instruments evidencing the grant thereof, except as the Committee may otherwise determine in its discretion at any time prior to the Change in Control.

(e)

If any payment that is required to be made hereunder with respect to any outstanding Award as a result of the occurrence of a Change in Control is to be made by the issuance and delivery of Shares to the Participant, the Corporation shall take whatever steps are necessary to cause such Shares to be issued to the Participant, and to be treated as outstanding, at the effective time of the transaction constituting the Change in Control.

13.

Certain Adjustments to Shares. In the event of any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase shares of Common Stock at a price substantially below fair market value, or any similar change affecting the shares of Common Stock, (i) the maximum aggregate number and kind of shares specified herein as available for the grant of Awards, or for the grant of any particular form of Award, under the Plan, (ii) the number and kind of shares that may be issued and delivered to Participants upon the exercise of any Option, or in payment with respect to any Award of Restricted Shares or Performance Shares, that is outstanding at the time of such change, (iii) the number and kind of shares represented by any Restricted Units, Performance Units, Annual Award Units or Dividend Equivalent Units that are outstanding at the time of such change, and (iv) the exercise price per share of any Options granted hereunder that are outstanding at the time of such change, shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.

In the case of any outstanding Incentive Stock Option, any such change shall be made in the manner that satisfies the requirements that must be met under section 424 of the Code in order for such change not to be treated as a “modification” of such Option as defined under section 424 of the Code.

The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

14.	Administration. The Plan shall be administered in accordance with the provisions set forth below.

(a)

In General. Except as otherwise specifically provided in the Plan, the Plan shall be administered by (i) the Board of Directors, with respect to all matters pertaining to Awards that may be granted or that have been granted hereunder to Eligible Directors; (ii) by the Compensation Committee, with respect to all matters pertaining to Awards that may be made or that have been made to Eligible Employees, except as otherwise provided in (iii); and (iii) by the CEO, with respect to those specific matters pertaining to Awards to Eligible Employees who are not Elected Officers that are within the scope of the authority granted to the CEO under (d) below or delegated by the Compensation Committee to the CEO pursuant to (e) below.

(b)

The Committee’s Authority and Powers. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review under a “de novo,” rather than a deferential, standard.

(c)

Modification of Awards. To the extent not inconsistent with the terms of the Plan or any provision of applicable law, the Committee in its discretion may waive or modify any of the terms and conditions set forth in the instrument evidencing the grant of any Award made to a Participant hereunder, including without limitation, (i) in the case of any Option, to permit such Option to become exercisable as to any portion of the Shares subject to the Option at any time earlier than the time specified in such instrument, to extend the term of such Option beyond the date specified in such instrument as the expiration date for the term of the Option (but not beyond the day immediately preceding the tenth anniversary of the Date of Grant of the Option), or to permit such Option, to the extent it has become or becomes exercisable, to remain exercisable for any period of time (including any period after the Eligible Employee’s Termination of Employment) beyond the period of time specified in such instrument but not beyond the date of expiration of the Option, including any extension thereof permitted under this clause (i); and (ii) in the case of any Award of Restricted Shares or Restricted Units, to cause the Restricted Period applicable to such Restricted Shares or restricted Units to expire, and the Restrictions applicable to such Restricted Shares or Restricted Units to lapse, as of any date earlier than the date provided for in such instrument;

Notwithstanding the foregoing, no waiver or amendment may be authorized or directed by the Committee pursuant to this Section 14 (c) without the consent of the Participant if (A) it would adversely affect, to any material extent, any of the rights or obligations of the Participant with respect to such Award, or (B) in the case of any Option granted hereunder that was intended to constitute an Incentive Stock Option, if such waiver or amendment would cause such Option to fail to be treated as an “incentive stock option” within the meaning of section 422 of the Code. In addition, no such waiver or amendment may be authorized or directed by the Committee pursuant to this Section 14(c) with respect to any Option, Performance Shares or Performance Units awarded to any Covered Executive, if such waiver or amendment would cause the delivery of Shares or the payment of any cash amounts that are made with respect to such Award to fail to be deductible for federal income tax purposes pursuant to the applicable provisions of section 162(m) of the Code and the regulations issued thereunder.

(d)

The CEO’s Authority and Powers. With respect to such number of Shares as the Compensation Committee may in its discretion determine to be available from time to time for the grant of Awards in any form to Eligible Employees who are not Elected Officers, the CEO shall have the authority (i) to determine which of such Eligible Employees shall receive Awards in each form specified by the Compensation Committee; (ii) to determine the time or times when Awards in such form shall be made to such Eligible Employees; (iii) to determine the number of Shares that will be subject to any Option, or the number of Restricted Shares, Restricted Units, Performance Shares or Performance Units, to be included in any Award to any such Eligible Employee; (iv) with respect to any Award of Performance Shares or Performance Units made to any such Eligible Employees, to make all determinations which the Committee is authorized to make with respect to such Award under the provisions of Section 7(a)(i),(ii) and (iii), Section 7(e) and Section 7(g)(i); and (v) with respect to any Awards made to any such Eligible Employees pursuant to the CEO’s exercise of the authority granted to him under this Section 14(d), to exercise all of the authority and powers granted to the Committee under (b) above and under the second paragraph of (e) below, but only to the extent that any such exercise by the CEO is not inconsistent with any action taken by the Compensation Committee, or with any determination, decision or interpretation of the Plan made by the Compensation Committee, under (b) above or any delegation made by the Compensation Committee under the second paragraph of (e) below.

Except for the matters specified in the foregoing paragraph and any additional matters pertaining to Awards to Eligible Employees who are not Elected Officers with respect to which authority has been granted to the CEO pursuant to (e) below, the CEO shall not have any of the authority or powers otherwise granted to the Committee under any other provisions of the Plan.

The Compensation Committee in its discretion may at any time, by resolution duly adopted by it and without any amendment of the Plan, revoke or modify in any manner or respect the authority and powers granted to the CEO under this Section 14(d).

(e)

Delegation. In addition to the authority and powers granted to the CEO under (d) above, the Compensation Committee in its discretion may, by resolution duly adopted by it, delegate to the CEO authority with respect to such other matters pertaining to Awards to Eligible Employees who are not Elected Officers as the Compensation Committee may specify in such resolution. Any authority so delegated to the CEO may be revoked or modified by the Compensation Committee, in whole or in part, at any time.

The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers or other employees of the Corporation or any of its Affiliated Companies.

(f)

Non-U.S. Participants. In order to comply with any applicable provisions of local law and regulations in any foreign country in which the Corporation or any of its Affiliated Companies operates, the Committee may in its sole discretion (i) modify the terms and conditions of Awards granted under the Plan to Eligible Employees located in such foreign country, (ii) establish subplans with such modifications to the terms of the Plan as it determines to be necessary or appropriate under the circumstances applicable in such foreign country, or (iii) take any other action that it deems necessary or appropriate in order to comply with, or obtain any exemptions from the applicability of, the local laws and regulations in such foreign country.

15.

Designation and Change of Beneficiary. Each Participant shall file with the Committee, or with such employee of the Corporation who has been designated by the Committee to receive same, a written designation of one or more persons as the Beneficiary who shall be entitled to receive any Shares or cash amount payable under the Plan upon or after the Participant’s death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee or its designee. The last such designation received by the Committee or its designee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 15, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any Shares or cash amount payable under the Plan with respect to the Participant after his or death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.

16.

Amendment or Termination. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any Awards previously granted to the Participant without his or her written consent, and (b) no amendment which constitutes a “material revision” of the Plan, as the term material revision is defined in the applicable rules of the New York Stock Exchange, shall be effective unless approved by the shareholders of the Corporation in the manner required by such rules and by applicable law.

17.	General Provisions

(a)

Rights of Participants. A Participant’s rights and interests under the Plan shall be subject to the following provisions:

     (i) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

     (ii) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies, or shall interfere with the right of the Corporation or any of its Affiliated Companies with whom the Participant is employed to terminate the Participant’s employment at any time subject, however, to the Participant’s rights under any employment contract in effect between the Participant and the Corporation or any of its Affiliated Companies.

     (iii) No Award made to a Participant under the Plan, and no payment made with respect to such Award, shall be considered as compensation under any employee benefit plan of the Corporation or any of its Affiliated Companies, except as specifically provided in such plan or as otherwise determined by the Board of Directors.

(b)

Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

The provisions of the Plan and the terms and conditions contained in the instrument evidencing any Award made to a Participant hereunder shall be binding upon the Participant, his or her successors and permitted transferees.

	(c)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York.

18.

Effective Date. The Plan was adopted on September 17, 2004 by the Board of Directors, subject, however, to approval by the shareholders of the Corporation, in accordance with the requirements of the New York Stock Exchange and applicable law, at the 2004 annual meeting of the Corporation’s shareholders including any adjournment thereof. The effective date of the Plan shall be the date of such approval by the Corporation’s shareholders, and no Awards may be granted hereunder prior to such date.

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Eastern Time, on November 19, 2008.

Vote by Internet Log on to the Internet and go to www.investorvote.com/PLL Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Withhold		For	Withhold			For	Against	Abstain

	01 - Cheryl W. Grisé			05 - Katharine L. Plourde			2.	Proposal to ratify the appointment of the independent registered public accounting firm.
	02 - Ulric S. Haynes, Jr.			06 - Heywood Shelley
	03 - Ronald L. Hoffman			07 - Edward Travaglianti			3.	Proposal to amend the Pall Corporation Management Stock Purchase Plan to increase the number of shares.
	04 - Edwin W. Martin, Jr.
							4.	Proposal to amend the Pall Corporation 2005 Stock Compensation Plan to increase the number of shares.

							5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign below exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Annual Meeting Admission Ticket

2008 Annual Meeting of
Pall Corporation Shareholders

Wednesday, November 19, 2008
at 11:00 a.m., Eastern time

Long Island Marriott Hotel & Conference Center
101 James Doolittle Boulevard
Uniondale, New York 11553
Phone: (516) 794-3800

ADMISSION: To be admitted to the annual meeting, you must bring this tear-off portion of your proxy card or other proof of ownership of Pall Corporation common stock, which will serve as your admission ticket. Upon arrival, please present this ticket or other proof of share ownership and a photo identification at the registration desk. No cameras, recording equipment or other electronic devices will be permitted in the meeting. To obtain directions to the Long
Island Marriott Hotel you may write or call the Hotel using the contact information above or visit their web site at
http://www.marriott.com/hotels/maps/travel/nycli-long-island-marriott-hotel-and-conference-center.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 19, 2008

Copies of the enclosed Proxy Statement for the 2008 Annual Meeting and the Annual Report to Shareholders for the year ended July 31, 2008 are also available on the Company’s website at www.pall.com/ar08.

Do you have access to the Internet? If so, consider receiving next year’s Annual Report and proxy materials in electronic rather than printed form. While voting via the Internet, click the box to give your consent and thereby conserve natural resources, as well as significantly reduce printing and mailing costs. If you do not consent to access Pall Corporation’s Annual Report and proxy materials via the Internet, you will continue to receive them in the mail.

Accessing Pall Corporation’s Annual Report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Pall Corporation

Annual Meeting of Shareholders - November 19, 2008

The undersigned hereby appoint(s) ERIC KRASNOFF and HEYWOOD SHELLEY, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the common stock of Pall Corporation (the “Company”) which the undersigned would be entitled to vote if present at, and to act for the undersigned at, the annual meeting of shareholders of the Company to be held on Wednesday, November 19, 2008, at 11:00 a.m., Eastern time, and at any adjournment thereof, on the matters indicated on the reverse side of this proxy.

This proxy is solicited by the Board of Directors of the Company and, when properly executed, will be voted in accordance with the instructions marked on the reverse side. If you properly sign and date this proxy card and deliver it to the Company but you mark no instructions on it, it will be voted FOR the election of all nominees for director named on the reverse side hereof (or for a substitute nominee if any of those named should become unavailable), FOR the proposal to ratify the appointment of the independent registered public accounting firm, FOR the proposal to amend the Pall Corporation Management Stock Purchase Plan and FOR the proposal to amend the Pall Corporation 2005 Stock Compensation Plan. This proxy confers discretionary authority on the persons named above to vote in accordance with their judgment on any other business which may properly come before the meeting, including but not limited to any proposal omitted from the accompanying proxy statement and this proxy card pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.